                                                                    EXHIBIT 10.1

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                                  $328,333,333

                                CREDIT AGREEMENT

                                      AMONG

                      TSI TELECOMMUNICATION HOLDINGS, INC.,

                      TSI TELECOMMUNICATION HOLDINGS, LLC,

                              TSI MERGER SUB, INC.,
                                  AS BORROWER,

                               THE SEVERAL LENDERS
                        FROM TIME TO TIME PARTIES HERETO,

                              LEHMAN BROTHERS INC.,
                        AS LEAD ARRANGER AND BOOK MANAGER

                                       AND

                          LEHMAN COMMERCIAL PAPER INC.,
                             AS ADMINISTRATIVE AGENT

                          DATED AS OF FEBRUARY 14, 2002

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                                TABLE OF CONTENTS

                                                                                                         Page
SECTION 1. DEFINITIONS......................................................................................1

     1.1    Defined Terms...................................................................................1
     1.2    Other Definitional Provisions..................................................................30

SECTION 2. AMOUNT AND TERMS OF COMMITMENTS.................................................................30

     2.1    Tranche B Term Loan Commitments................................................................30
     2.2    Procedure for Term Loan Borrowing..............................................................30
     2.3    Repayment of Tranche B Term Loans..............................................................31
     2.4    Revolving Credit Commitments...................................................................31
     2.5    Procedure for Revolving Credit Borrowing.......................................................32
     2.6    Swing Line Commitment..........................................................................32
     2.7    Procedure for Swing Line Borrowing; Refunding of Swing Line Loans..............................33
     2.8    Repayment of Loans; Evidence of Indebtedness...................................................34
     2.9    Commitment Fees, etc...........................................................................35
     2.10   Termination or Reduction of Revolving Credit Commitments.......................................36
     2.11   Optional Prepayments...........................................................................36
     2.12   Mandatory Prepayments and Commitment Reductions................................................36
     2.13   Conversion and Continuation Options............................................................38
     2.14   Minimum Amounts and Maximum Number of Eurodollar Tranches......................................39
     2.15   Interest Rates and Payment Dates...............................................................39
     2.16   Computation of Interest and Fees...............................................................39
     2.17   Inability to Determine Interest Rate...........................................................40
     2.18   Pro Rata Treatment and Payments................................................................40
     2.19   Requirements of Law............................................................................42
     2.20   Taxes..........................................................................................43
     2.21   Indemnity......................................................................................46
     2.22   Illegality.....................................................................................46
     2.23   Change of Lending Office.......................................................................46
     2.24   Replacement of Lenders under Certain Circumstances.............................................47
     2.25   Limitation on Additional Amounts, etc..........................................................47

SECTION 3. LETTERS OF CREDIT...............................................................................47

     3.1    L/C Commitment.................................................................................47
     3.2    Procedure for Issuance of Letter of Credit.....................................................48
     3.3    Fees and Other Charges.........................................................................48
     3.4    L/C Participations.............................................................................48
     3.5    Reimbursement Obligation of the Borrower.......................................................49
     3.6    Obligations Absolute...........................................................................50
     3.7    Letter of Credit Payments......................................................................50
     3.8    Applications...................................................................................51

SECTION 4. REPRESENTATIONS AND WARRANTIES..................................................................51

     4.1    Financial Condition............................................................................51
     4.2    No Change......................................................................................52
     4.3    Corporate Existence; Compliance with Law.......................................................52

                                        i
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
     4.4    Corporate Power; Authorization; Enforceable Obligations........................................52
     4.5    No Legal Bar...................................................................................53
     4.6    No Material Litigation.........................................................................53
     4.7    No Default.....................................................................................53
     4.8    Ownership of Property; Liens...................................................................53
     4.9    Intellectual Property..........................................................................53
     4.10   Taxes..........................................................................................54
     4.11   Federal Regulations............................................................................55
     4.12   Labor Matters..................................................................................55
     4.13   ERISA..........................................................................................55
     4.14   Investment Company Act; Other Regulations......................................................56
     4.15   Subsidiaries...................................................................................56
     4.16   Use of Proceeds................................................................................56
     4.17   Environmental Matters..........................................................................56
     4.18   Accuracy of Information, etc...................................................................57
     4.19   Security Documents.............................................................................58
     4.20   Solvency.......................................................................................59
     4.21   Senior Indebtedness............................................................................59
     4.22   Insurance......................................................................................59
     4.23   Acquisition Documents..........................................................................59
     4.24   Real Property..................................................................................60
     4.25   Permits........................................................................................60

SECTION 5. CONDITIONS PRECEDENT............................................................................60

     5.1    Conditions to Initial Extension of Credit......................................................60
     5.2    Conditions to Each Extension of Credit.........................................................65

SECTION 6. AFFIRMATIVE COVENANTS...........................................................................66

     6.1    Financial Statements...........................................................................66
     6.2    Certificates; Other Information................................................................67
     6.3    Payment of Obligations.........................................................................69
     6.4    Conduct of Business and Maintenance of Existence, etc..........................................69
     6.5    Maintenance of Property; Insurance.............................................................69
     6.6    Inspection of Property; Books and Records; Discussions.........................................70
     6.7    Notices........................................................................................71
     6.8    Environmental Laws.............................................................................71
     6.9    Interest Rate Protection.......................................................................71
     6.10   Additional Collateral, etc.....................................................................72
     6.11   Use of Proceeds................................................................................74
     6.12   ERISA Documents................................................................................74
     6.13   Further Assurances.............................................................................74
     6.14   Post Closing Covenants.........................................................................75

SECTION 7. NEGATIVE COVENANTS..............................................................................75

     7.1    Financial Condition Covenants..................................................................75
     7.2    Limitation on Indebtedness.....................................................................77
     7.3    Limitation on Liens............................................................................79
     7.4    Limitation on Fundamental Changes..............................................................81
     7.5    Limitation on Disposition of Property..........................................................81

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
     7.6    Limitation on Restricted Payments..............................................................83
     7.7    Limitation on Capital Expenditures.............................................................84
     7.8    Limitation on Investments......................................................................84
     7.9    Limitation on Optional Payments and Modifications of Indebtedness..............................86
     7.10   Limitation on Transactions with Affiliates.....................................................87
     7.11   Limitation on Sales and Leasebacks.............................................................87
     7.12   Limitation on Changes in Fiscal Periods........................................................88
     7.13   Limitation on Negative Pledge Clauses..........................................................88
     7.14   Limitation on Restrictions on Subsidiary Distributions, etc....................................88
     7.15   Limitation on Lines of Business................................................................88
     7.16   Limitation on Amendments to Acquisition Documents..............................................88
     7.17   Limitation on Hedge Agreements.................................................................89
     7.18   Partnerships and Joint Ventures................................................................89
     7.19   Limitations on Activities of the Parents.......................................................89

SECTION 8. EVENTS OF DEFAULT...............................................................................89

SECTION 9. THE Administrative AGENT; THE ARRANGER..........................................................93

     9.1    Appointment....................................................................................93
     9.2    Delegation of Duties...........................................................................94
     9.3    Exculpatory Provisions.........................................................................94
     9.4    Reliance by Administrative Agent...............................................................94
     9.5    Notice of Default..............................................................................95
     9.6    Non-Reliance on Administrative Agent and Other Lenders.........................................95
     9.7    Indemnification................................................................................95
     9.8    Arranger and Administrative Agent in Their Individual Capacities...............................96
     9.9    Successor Administrative Agents................................................................96
     9.10   Authorization to Release Liens.................................................................97
     9.11   The Arranger...................................................................................97
     9.12   Withholding Tax................................................................................97

SECTION 10. MISCELLANEOUS..................................................................................97

     10.1   Amendments and Waivers.........................................................................97
     10.2   Notices........................................................................................98
     10.3   No Waiver; Cumulative Remedies................................................................100
     10.4   Survival of Representations and Warranties....................................................100
     10.5   Payment of Expenses; Indemnification..........................................................100
     10.6   Successors and Assigns; Participations and Assignments........................................102
     10.7   Adjustments; Set-off..........................................................................104
     10.8   Counterparts..................................................................................105
     10.9   Severability..................................................................................105
     10.10  Integration...................................................................................105
     10.11  GOVERNING LAW.................................................................................105
     10.12  Submission To Jurisdiction; Waivers...........................................................106
     10.13  Acknowledgments...............................................................................106
     10.14  Confidentiality...............................................................................107
     10.15  Release of Collateral and Guarantee Obligations...............................................107
     10.16  Accounting Changes............................................................................108
     10.17  Delivery of Lender Addenda....................................................................108

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

     10.18  Construction..................................................................................108
     10.19  Confirmation..................................................................................108
     10.20  WAIVERS OF JURY TRIAL.........................................................................108

                                       iv
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ANNEXES:

A                   Pricing Grid

SCHEDULES:

4.1(b)              Material Obligations not disclosed on Financial Statements
4.6                 Litigation
4.9(b)              Trademarks, Service Marks and Trade Names
4.9(c)              Patents
4.9(d)              Copyrights
4.9(e)              Intellectual Property Licenses
4.15(a)             Corporate Structure on the Closing Date
4.15(b)             Outstanding Subscriptions, Etc.
4.19(a)-1           UCC Filing Jurisdictions - Collateral
4.19(a)-2           UCC Financing Statements to Remain on File
4.19(a)-3           UCC Financing Statements to be Terminated
4.19(b)             UCC Filing Jurisdictions - Intellectual Property Collateral
4.23                Acquisition Documents
4.24                Leased Real Property
7.2(d)              Existing Indebtedness
7.3(f)              Existing Liens
7.10                Affiliate Transactions

EXHIBITS:

A                   Form of Guarantee and Collateral Agreement
B                   Form of Compliance Certificate
C                   Form of Closing Certificate
D                   Form of Assignment and Acceptance
E-1                 Form of Legal Opinion of Kirkland & Ellis
E-2                 Form of Legal Opinion of Morris, Nichols, Arsht & Tunnell
F-1                 Form of Term Note
F-2                 Form of Revolving Credit Note
F-3                 Form of Swing Line Note
G                   Form of Exemption Certificate
H                   Form of Lender Addendum
I                   Form of Solvency Certificate
J                   Form of Subordinated Intercompany Note
K                   Form of Notice of Borrowing

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          CREDIT AGREEMENT, dated as of February __, 2002, among TSI
Telecommunication Holdings, LLC, a Delaware limited liability company (the "ULTIMATE PARENT"), TSI Telecommunication Holdings, Inc., a Delaware corporation (the "Parent" and, together with the Ultimate Parent, the "PARENTS"), TSI Merger Sub, Inc., a Delaware corporation (the "BORROWER"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "LENDERS"), LEHMAN BROTHERS INC., as advisor, lead arranger and book manager (in such capacity, the "ARRANGER") and LEHMAN COMMERCIAL PAPER INC., as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT").

                              W I T N E S S E T H:

          WHEREAS, pursuant to the Acquisition Agreement (as defined below), the Parent will acquire all of the issued and outstanding stock of TSI Telecommunication Services Inc., a Delaware corporation ("TSI"), through a merger (the "MERGER") of the Borrower with and into TSI, with TSI as the surviving corporation (the "ACQUISITION");

          WHEREAS, as a result of the Merger, TSI will assume all the obligations of the Borrower hereunder;

          WHEREAS, the Borrower is a wholly owned subsidiary of the Parent, an entity which is a wholly owned subsidiary of the Ultimate Parent, an entity formed by certain Control Investment Affiliates of the Principal, the Other Equity Investors and Management Investors;

          WHEREAS, the Borrower has requested that the Lenders make credit facilities available to the Borrower in order to finance the foregoing transactions and for the other purposes set forth herein;

          WHEREAS, the Lenders are willing to make such credit facilities available upon and subject to the terms and conditions hereinafter set forth;

          NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereto hereby agree as follows:

                             SECTION 1. DEFINITIONS

          1.1 DEFINED TERMS. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this
Section 1.1.

          "ACKNOWLEDGEMENT AND CONSENT": the Acknowledgement and Consent of each Issuer (as defined in the Guarantee and Collateral Agreement) that is not also a Grantor (as defined in the Guarantee and Collateral Agreement), substantially in the form of Exhibit A to the Guarantee and Collateral Agreement.

          "ACQUISITION": as defined in the recitals hereto.

          "ACQUISITION AGREEMENT": The Amended and Restated Agreement of Merger, dated as of January 14, 2002, by and among the Parent, the Borrower, TSI and Verizon

Information Services Inc., as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with this Agreement.

          "ACQUISITION DOCUMENTS": collectively, the Acquisition Agreement, the Related Agreements and all schedules, exhibits, annexes and amendments thereto, and all side letters and agreements affecting the terms thereof or entered into in connection therewith (other than the Loan Documents and the Senior Subordinated Note Documents), in each case, as amended, supplemented, replaced or otherwise modified from time to time in accordance with this Agreement.

          "ADJUSTMENT DATE": as defined in the Pricing Grid.

          "ADMINISTRATIVE AGENT": as defined in the preamble hereto.

          "AFFILIATE": as to any Person, any other Person which directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

          "AFFILIATED FUND": means, with respect to any Lender that is a fund that invests (in whole or in part) in commercial loans, any other fund that invests (in whole or in part) in commercial loans and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor:

          "AGGREGATE EXPOSURE": with respect to any Lender at any time, an amount equal to (a) until the Closing Date, the aggregate amount of such Lender's Commitments at such time and (b) thereafter, the sum of (i) the aggregate then unpaid principal amount of such Lender's Tranche B Term Loans and
(ii) the amount of such Lender's Revolving Credit Commitment then in effect or, if the Revolving Credit Commitments have been terminated, the amount of such Lender's Revolving Extensions of Credit then outstanding.

          "AGGREGATE EXPOSURE PERCENTAGE" with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender's Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

          "AGGREGATE QUARTERLY SHORTFALL" as defined in Section 3(a)(iv) of the Guaranty of Wireless Revenue.

          "AGREEMENT": this Credit Agreement, as amended, supplemented, replaced or otherwise modified from time to time in accordance with this Agreement.

          "ANNUAL SHORTFALL": as defined in Section 4(a)(iii) of the Guaranty of Wireless Revenue.

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

          "APPLICABLE MARGIN": for each Type of Loan, the rate per annum set forth under the relevant column heading below:

                                               Base Rate        Eurodollar
                                               Loans            Loans
                                               -----            -----
          Revolving Credit Loans and
            Swing Line Loans                   3.50%            4.50%
          Tranche B Term Loans                 3.50%            4.50%

PROVIDED, that on and after the first Adjustment Date occurring after the completion of two full fiscal quarters of the Borrower after the Closing Date, the Applicable Margin with respect to Revolving Credit Loans and Swing Line Loans will be determined pursuant to the Pricing Grid.

          "APPLICATION": an application, in such form as the Issuing Lender may specify from time to time, requesting the Issuing Lender to open a Letter of Credit.

          "ARRANGER": as defined in the preamble hereto.

          "ASSET SALE": (i) any Disposition of Property or series of related Dispositions of Property (excluding any such Disposition permitted by clause
(a), (b), (c), (d), (g), (h), (i) or (j) of Section 7.5) which yields gross proceeds to any Loan Party (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value (as determined by the Administrative Agent in its reasonable business judgment) in the case of other non-cash proceeds) in excess of $1,000,000 and (ii) notwithstanding the exclusions from clause (i) above, any transaction or series of related transactions which results in the Disposition of any or all of the SS7 Assets (except to the extent Dispositions of individual SS7 Assets are permitted pursuant to Sections 7.5(a), (f), (g), (h), (i) and (j) in separate, unrelated transactions).

          "ASSIGNEE": as defined in Section 10.6(c).

          "ASSIGNMENT AND ACCEPTANCE": as defined in Section 10.6(c)

          "ASSIGNOR": as defined in Section 10.6(c).

          "AVAILABLE REVOLVING CREDIT COMMITMENT": as to any Revolving Credit Lender at any time, an amount equal to the excess, if any, of (a) such Revolving Credit Lender's Revolving Credit Commitment then in effect OVER (b) such Revolving Credit Lender's Revolving Extensions of Credit then outstanding; PROVIDED, that in calculating any Lender's Revolving Extensions of Credit for the purpose of determining such Lender's (other than the Swingline Lender) Available Revolving Credit Commitment pursuant to Section 2.9(a), the aggregate principal amount of Swing Line Loans then outstanding shall be deemed to be zero.

          "BASE RATE": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "PRIME RATE" shall mean the prime lending rate as set forth on the British Banking Association Telerate

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Page 5 (or such other comparable page as may, in the opinion of the
Administrative Agent, replace such page for purpose of displaying such rate), as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually available. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

          "BASE RATE LOANS": Loans for which the applicable rate of interest is based upon the Base Rate.

          "BENEFICIAL OWNER": has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

          "BENEFITED LENDER": as defined in Section 10.7.

          "BOARD": the Board of Governors of the Federal Reserve System of the United States (or any successor).

          "BORROWER": as defined in the preamble hereto. For purposes of Section 4 hereof, "Borrower" shall include the Borrower both before and after giving effect to the Merger.

          "BORROWING DATE": any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lender(s) to make Loans hereunder.

          "BUSINESS DAY": (i) for all purposes other than as covered by clause
(ii) below, a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

          "CAPITAL EXPENDITURES": for any period, with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries; PROVIDED that, for purposes of calculating compliance with the Consolidated Fixed Charge Coverage Ratio and Section 7.7, the following expenditures shall be excluded, without duplication: (i) expenditures made to restore or replace Property to the condition of such Property immediately prior to any damage, loss, or destruction or condemnation of such Property, to the extent such expenditure is made with, or subsequently reimbursed out of the proceeds received from any Recovery Event and (ii) expenditures made by the Borrower or any of its Subsidiaries constituting an Investment permitted by Sections 7.8(h), (o) or (p), (iii) expenditures made by the Borrower of any of its Subsidiaries as a tenant in leasehold improvements, to the extent reimbursed by the landlord, (iv) expenditures made with the proceeds of any Reinvestment Deferred Amount or proceeds of Dispositions of Assets permitted by clause (a), (b), (c), (d), (g), (h), (i) or (j) of Section 7.5 and
(v) expenditures made with any Excluded Proceeds to the extent such Excluded Proceeds have not been used to make Investments pursuant to Sections 7.8(h), (o) or (p).

          "CAPITAL LEASE OBLIGATIONS": as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

          "CAPITAL STOCK": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

          "CASH EQUIVALENTS": (a) United States dollars; (b) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (PROVIDED that the full faith and credit of the United States is pledged in support of those securities), having maturities of not more than 12 months from the date of acquisition; (c) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances (or in the case of foreign Subsidiaries, the foreign equivalent) with maturities not exceeding six months and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500,000,000 and a Thomson Bank Watch Rating of "B" or better or in the case of foreign Subsidiaries, any local office of any commercial bank organized under the laws of the relevant jurisdiction or any political subdivision thereof which has a combined capital and surplus and undivided profits in excess of $500,000,000;
(d) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Rating Services or Moody's Investors Services, Inc.; (e) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b), (c) and
(d) above entered into with any financial institution meeting the qualifications specified in clause (c) or (d) above or with any Lender; (f) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Rating Services and in each case maturing within 12 months after the date of acquisition; or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses
(a) through (f) of this definition.

          "CLOSING DATE": the date on which the conditions precedent set forth in Section 5.1 shall have been satisfied or waived, which date shall be not later than February 15, 2002.

          "CODE": the Internal Revenue Code of 1986, as amended from time to time.

          "COLLATERAL": all Property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document, including, without limitation, the Intellectual Property Collateral.

          "COMMITMENT": as to any Lender, the sum of the Tranche B Term Loan Commitment and the Revolving Credit Commitment of such Lender.

          "COMMITMENT FEE RATE": 1/2 of 1% per annum.

          "COMMONLY CONTROLLED ENTITY": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code or of which the Borrower is a general partner.

          "COMPLIANCE CERTIFICATE": a certificate duly executed by a Responsible Officer substantially in the form of Exhibit B.

          "CONFIDENTIAL INFORMATION MEMORANDUM": the Confidential Information Memorandum dated January 2002 and furnished to the initial Lenders.

          "CONSOLIDATED CURRENT ASSETS": at any date, all amounts (other than cash and Cash Equivalents) which would, in conformity with GAAP, be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of the Ultimate Parent and its Subsidiaries at such date.

          "CONSOLIDATED CURRENT LIABILITIES": at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of the Ultimate Parent and its Subsidiaries at such date, but excluding (a) the current portion of any Funded Debt of the Ultimate Parent and its Subsidiaries, (b) without duplication of clause (a) above, all Indebtedness consisting of Revolving Credit Loans or Swing Line Loans to the extent otherwise included therein and (c) deferred revenues.

          "CONSOLIDATED EBITDA": of any Person for any period, Consolidated Net Income of such Person and its Subsidiaries for such period PLUS, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense (including, without duplication, franchise and foreign withholding taxes and any state single business unitary or similar tax), (b) Consolidated Interest Expense of such Person and its Subsidiaries, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including, in the case of the Borrower, the Loans, Letters of Credit and the Senior Subordinated Notes (including the exchange thereof pursuant to the Registration Rights Agreement)), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary, unusual or non-recurring expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business, indemnification expenditures to the extent reimburseable by third parties, expenses incurred pursuant to the Acquisition Documents, any Permitted Acquisition, any Investment permitted pursuant to Sections 7.8(o) or (p), or severance or relocation costs) (f) any other non-cash charges (including unrealized losses on Hedge Agreements permitted hereunder and losses recognized in respect of post-retirement benefits as a result of the application of FASB 106 and non-cash foreign currency translation adjustments as a result of the application of FASB 52 and losses on ownership of minority interests in any Person), (g) proceeds received from business interruption insurance, (h) Synthetic Lease Obligations, to the extent deducted as an expense in such period and MINUS, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (a) interest income, (b) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets or Investments outside of the ordinary course of business and indemnification payments received from third parties to the extent amounts paid with respect to such claims were added to Consolidated Net Income; PROVIDED however that in no case shall any income included in Consolidated Net Income from the Guaranty of Wireless Revenue be excluded pursuant to this clause (b)) and (c) any other non-cash income (including unrealized gains on Hedge Agreements, gains recognized in respect of post-retirement benefits as a result of the application of FASB 106, gains with respect to foreign currency translation as a result of the application of FASB 52 and gains on ownership of minority interests in any Person), all as determined on a consolidated basis; PROVIDED that for purposes of calculating Consolidated EBITDA of the Borrower and its Subsidiaries for any period, (i) the Consolidated EBITDA of any Person or business acquired by the Borrower or its Subsidiaries during such period shall be included on a pro forma basis for such period (assuming the consummation of such acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred on the first day of such period) if the consolidated balance sheet of such acquired Person or business and its consolidated Subsidiaries as at the end of the period preceding the acquisition of such Person and the related consolidated statements of income and of cash flows for the period in respect of which Consolidated EBITDA is to be calculated
(x) have been previously provided to the Administrative Agent and (y) either (1) have been reported on without a qualification arising out of the scope of the audit by independent certified public accountants of nationally recognized standing or (2) have been found reasonably acceptable by the Administrative Agent and (ii) the Consolidated EBITDA of any Person or business Disposed of by the Borrower or its Subsidiaries during such period shall be excluded for such period (assuming the consummation of such Disposition and the repayment of any Indebtedness in connection therewith occurred on the first day of such period). Consolidated EBITDA may be determined to give pro forma effect to expense and cost reductions, PROVIDED that such calculations are done on a basis that is permitted by Regulation S-X under the Securities Act of 1933, as amended.

          "CONSOLIDATED FIXED CHARGE COVERAGE RATIO": for any period, the ratio of (a) Consolidated EBITDA of the Ultimate Parent and its Subsidiaries for such period MINUS the aggregate amount actually paid by the Ultimate Parent and its Subsidiaries in cash during such period on account of Capital Expenditures (other than those financed by Indebtedness (other than Revolving Credit Loans)) to (b) Consolidated Fixed Charges for such period.

          "CONSOLIDATED FIXED CHARGES": for any period, the sum (without duplication) of (a) Consolidated Cash Interest Expense of the Ultimate Parent and its Subsidiaries payable in cash for such period, (b) provision for cash income taxes made by the Ultimate Parent and its Subsidiaries on a consolidated basis in respect of such period (net of any cash refund in respect of income taxes actually received in such period) and (c) scheduled payments made during such period on account of principal of Indebtedness of the Ultimate Parent and its Subsidiaries (including scheduled principal payments in respect of the Tranche B Term Loans (as adjusted to give effect to any prior prepayments)); PROVIDED that, for the first three fiscal quarters subsequent to the Closing Date, for purposes of this definition, (i) Consolidated Cash Interest Expense shall be deemed to equal Consolidated Cash Interest Expense for such fiscal quarter (and, in the case of the latter two such determinations, each previous fiscal quarter commencing after the Closing Date) multiplied by 4, 2 and 4/3, respectively, (ii) provisions for cash income taxes made shall be deemed to equal the provisions made for such fiscal quarter (and, in the case of the latter two such determinations, each previous fiscal quarter commencing after the Closing Date) multiplied by 4, 2 and 4/3, respectively, and (iii) scheduled payments made of principal of Indebtedness shall be deemed to equal the scheduled payments of principal of Indebtedness payable by the Borrower or any of its Subsidiaries during the full fiscal year ending December 31, 2002; PROVIDED, further, that, for the first three fiscal quarters of fiscal year 2003, for purposes of calculating the amount of scheduled payments of principal of Indebtedness under clause (c) above, the scheduled payment amount of Indebtedness hereunder for any fiscal quarter in fiscal year 2002 shall be deemed to be an amount equal to (X) the sum of the scheduled payments of principal for such fiscal year pursuant to Section 2.3, divided by (Y) four.

          "CONSOLIDATED INTEREST COVERAGE RATIO": for any period, the ratio of
(a) Consolidated EBITDA of the Ultimate Parent and its Subsidiaries for such period to (b) Consolidated Cash Interest Expense of the Ultimate Parent and its Subsidiaries payable in cash for such period; PROVIDED that, for first three fiscal quarters subsequent to the Closing Date, for purposes of this definition, Consolidated Cash Interest Expense shall be deemed to equal Consolidated Cash Interest Expense for such fiscal quarter (and, in the case of the latter two such determinations, each previous fiscal quarter commencing after the Closing
Date) multiplied by 4, 2 and 4/3, respectively.

          "CONSOLIDATED CASH INTEREST EXPENSE": for any period, Consolidated Interest Expense for such period, excluding any amounts not payable in cash.

          "CONSOLIDATED INTEREST EXPENSE": of any Person for any period, total interest expense (including that attributable to Capital Lease Obligations) of such Person and its Subsidiaries for such period with respect to all outstanding Indebtedness of such Person and its Subsidiaries (including, without limitation, all commissions, discounts and other fees and charges owed by such Person with respect to letters of credit and bankers' acceptance financing and net costs of such Person under Hedge Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP, but excluding (i) any fees and expenses payable within 60 days of the Closing Date in connection with the Acquisition and the financing thereof and (ii) fees and expenses related to the exchange of the Senior Subordinated Notes pursuant to the Registration Rights Agreement).

          "CONSOLIDATED LEVERAGE RATIO": as at the last day of any period of four consecutive fiscal quarters, the ratio of (a) Consolidated Total Debt on such day to (b) Consolidated EBITDA of the Ultimate Parent and its Subsidiaries for such period.

          "CONSOLIDATED NET INCOME": of any Person for any period, the consolidated net income (or loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; PROVIDED, that in calculating Consolidated Net Income of the Ultimate Parent and its Subsidiaries for any period, there shall be included, without duplication, (a) with respect to the Borrower, if such period ends on one of the first three fiscal quarters of the fiscal year of the Borrower, an amount equal to the product of (i) the Aggregate Quarterly Shortfall occurring during such period, multiplied by (ii) 0.61875 and (b) with respect to any Loan Party, if such period is the fourth fiscal quarter of a fiscal year of the Borrower, an amount equal to the product of (i) the Annual Shortfall occurring during such period, multiplied by (ii) 0.825 (each of clause (a) or (b) above, the "GUARANTEED AMOUNT"); PROVIDED that if the actual amount paid to the Borrower with respect to such period pursuant to the Guaranty of Wireless Revenue is less than the applicable Guaranteed Amount with respect to such period, the Consolidated Net Income for such period shall be promptly restated to effect the actual amount paid to the Borrower in such period and there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions, and (c) the undistributed earnings of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

          "CONSOLIDATED SENIOR DEBT": all Consolidated Total Debt other than Subordinated Debt.

          "CONSOLIDATED SENIOR DEBT RATIO": as of the last day of any period of four consecutive fiscal quarters, the ratio of (a) Consolidated Senior Debt on such day to (b) Consolidated EBITDA of the Ultimate Parent and its Subsidiaries for such period.

          "CONSOLIDATED TOTAL DEBT": at any date, the accreted value of all Funded Debt of the Ultimate Parent and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

          "CONSOLIDATED WORKING CAPITAL": at any date, the excess of Consolidated Current Assets on such date over Consolidated Current Liabilities on such date.

          "CONTINUING DIRECTORS": as to any Person, the directors of such Person on the Closing Date, after giving effect to the Acquisition and the other transactions contemplated hereby, and each other director, if, in each case, such other director's nomination for election to the board of directors of such Person is recommended by at least a majority of the then Continuing Directors or such other director receives the vote of each of the shareholders of such

Person (other than, in the case of the Parent, any shareholders who are Management Investors) on the Closing Date in his or her election by the shareholders of such Person.

          "CONTRACTUAL OBLIGATION": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

          "CONTROL AGREEMENT": each Control Agreement to be executed and delivered by each Loan Party party thereto pursuant to the Guarantee and Collateral Agreement, as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with this Agreement.

          "CONTROL INVESTMENT AFFILIATE": as to any Person, any other Person that (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) is organized by such Person primarily for the purpose of making equity or debt investments in one or more companies. For purposes of this definition, "control" of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

          "DEFAULT": any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

          "DERIVATIVES COUNTERPARTY": as defined in Section 7.6.

          "DISPOSITION": with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof; and the terms "DISPOSE" and "DISPOSED OF" shall have correlative meanings.

          "DISQUALIFIED STOCK": any Capital Stock or other ownership or profit interest of any Loan Party that by its terms any Loan Party is or, upon the passage of time or the occurrence of any event, may at any time prior to six months after the final scheduled maturity of the Tranche B Term Loans become obligated to redeem, purchase, retire, defease or otherwise make any payment in respect of in consideration other than Capital Stock (other than Disqualified Stock); PROVIDED that Capital Stock that would constitute Disqualified Stock solely because the holders of such Capital Stock have the right to require the issuer thereof to repurchase such Capital Stock upon the occurrence of a "change of control" shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the repurchase obligation is subject to the agreements of the Loan Parties herein and that the issuer of such Capital Stock shall have no obligation to repurchase such Capital Stock until all the Obligations have been paid in full.

          "DOLLARS" and "$": dollars in lawful currency of the United States of America.

          "DOMESTIC SUBSIDIARY": any Subsidiary of the Ultimate Parent organized under the laws of any jurisdiction within the United States of America.

          "EMBRATEL ACQUISITION": the acquisition of Empresa Brasileira de Telecomunicacoes S.A.

          "ENVIRONMENTAL LAWS": any and all laws, rules, orders, regulations, statutes, ordinances, codes, decrees, or other legally enforceable requirements (including, without limitation, common law) of any international authority, foreign government, the United States, or any state, local, municipal or other Governmental Authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health, or employee health and safety, as has been, is now, or may at any time hereafter be, in effect.

          "ENVIRONMENTAL PERMITS": any and all permits, licenses, approvals, registrations, notifications, exemptions and any other authorization required under any Environmental Law.

          "EQUITY CONTRIBUTION AGREEMENT": the Equity Contribution Agreement, dated February __, 2002, made by the Ultimate Parent in favor of the Parent, the Borrower and TSI Networks Inc., as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with this Agreement.

          "EQUITY INVESTMENT AMOUNT": as defined in Section 5.1(b)(ii).

          "EQUITY INVESTORS": The Control Investment Affiliates of the Principal, the Other Equity Investors and the Management Investors.

          "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "EUROCURRENCY RESERVE REQUIREMENTS": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System. Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit or credit for proration, exceptions or offsets which may be available from time to time to any Lender under Regulation D.

          "EURODOLLAR BASE RATE": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Dow Jones Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Dow Jones Telerate screen (or otherwise on such screen), the "EURODOLLAR BASE RATE" for purposes of this definition shall be determined by the Administrative Agent as the average of the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Loan and with an equivalent period that would be offered by Toronto Dominion (New York), Inc., UBS AG, Stamford Branch and Barclays Bank PLC to first-tier major banks in the offshore Dollar market at their request at approximately 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period.

          "EURODOLLAR LOANS": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

          "EURODOLLAR RATE": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                 Eurodollar Base Rate
          ----------------------------------
       1.00 - Eurocurrency Reserve Requirements

          "EURODOLLAR TRANCHE": the collective reference to Eurodollar Loans with current Interest Periods which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

          "EVENT OF DEFAULT": any of the events specified in Section 8, PROVIDED that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

          "EXCESS CASH FLOW": for any fiscal year of the Borrower, the excess, if any, of (a) the sum, without duplication, of (i) Consolidated Net Income of the Loan Parties for such fiscal year, (ii) an amount equal to the amount of all non-cash charges (including depreciation and amortization) deducted in arriving at such Consolidated Net Income, (iii) decreases in Consolidated Working Capital of the Loan Parties for such fiscal year, (iv) an amount equal to the aggregate net non-cash loss on the Disposition of Property by the Loan Parties during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income and (v) the net increase during such fiscal year (if any) in long-term deferred tax accounts of the Borrower OVER (b) the sum, without duplication, of (i) an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income, (ii) the aggregate amount actually paid by any Loan Party in cash during such fiscal year on account of Capital Expenditures, PLUS any amount permitted pursuant to Section 7.7 to be carried forward to the next succeeding fiscal year (excluding (1) Capital Expenditures constituting Permitted Acquisitions, (2) the principal amount of Indebtedness incurred (other than Indebtedness incurred hereunder) in connection with such expenditures, (3) any such expenditures financed with the proceeds of any Reinvestment Deferred Amount and (4) any such expenditures financed with any amount carried over from the previous fiscal year pursuant to Section 7.7), (iii) the aggregate amount of all prepayments of Revolving Credit Loans and Swing Line Loans during such fiscal year to the extent accompanying permanent optional reductions of the Revolving Credit Commitments and all optional prepayments of Indebtedness, including the Tranche B Term Loans during such fiscal year, (iv) the aggregate amount of all regularly scheduled principal payments of Indebtedness (including, without limitation, the Tranche B Term Loans) of any Loan Party made during such fiscal year (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder such that after giving effect to such commitment reduction the applicable Loan Party would not be able to reborrow all or any of the amount so prepaid), (v) increases in Consolidated Working Capital of the Loan Parties for such fiscal year, (vi) an amount equal to the aggregate net non-cash gain on the Disposition of Property (including Dispositions consisting of Asset Sales or Recovery Events) by any Loan Party during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income, (vii) the net decrease during such fiscal year (if any) in long-term deferred tax accounts of the Borrower, (viii) cash payments made during such period in satisfaction of non-current liabilities of the Borrower and its Subsidiaries to the extent such amounts were included as non-cash charges and added back in a previous period pursuant to clause (a)(ii) above and (ix) cash payments made by the Borrower during such period permitted under Section 7.6. Notwithstanding the foregoing, any effects of the Guaranty of Wireless Revenue on the income statement or the balance sheet of the Loan Parties shall not be double-counted for the purpose of calculating Excess Cash Flow.

          "EXCESS CASH FLOW APPLICATION DATE": as defined in Section 2.12(c).

          "EXCHANGE ACT": the Securities Exchange Act of 1934, as amended.

          "EXCLUDED FOREIGN SUBSIDIARY": any Foreign Subsidiary in respect of which either (i) the pledge of all of the Capital Stock of such Subsidiary as Collateral or (ii) the guaranteeing by such Subsidiary of the Obligations, would, in the good faith judgment of the Borrower, result in adverse tax consequences to the Loan Parties, taken as a whole; PROVIDED, HOWEVER, that a Foreign Subsidiary that (1) is not directly or indirectly owned in whole or in part by a Foreign Subsidiary (unless each such Foreign Subsidiary is a pass-through entity for United States federal income tax purposes) and (2) is treated as a pass-through entity for United States federal income tax purposes shall not be an Excluded Foreign Subsidiary while so treated.

          "EXCLUDED PROCEEDS": the sum of (i) up to $25.0 million of Net Cash Proceeds received in connection with the issuance and sale of the Capital Stock of the Ultimate Parent to the extent such Net Cash Proceeds are invested in a Permitted Acquisition, as permitted under Sections 7.8(o) or (p) or used for Capital Expenditures, (ii) the Net Cash Proceeds received from the issuance of director's qualifying shares, (iii) Net Cash Proceeds not to exceed $10,000,000 over the term of this Agreement (PROVIDED that no more than $5,000,000 in the aggregate of such Net Cash Proceeds may be Excluded Proceeds per fiscal year) received in connection with the issuance and sale of the Capital Stock of the Ultimate Parent and the Parent to employees, officers and directors, (iv) Net Cash Proceeds received by a Subsidiary from its parent in connection with an Investment by such Subsidiary to be promptly made pursuant to Section 7.8, (v) Net Cash Proceeds received from the issuance of Capital Stock in the Ultimate Parent or the Parent to the extent such proceeds are used to finance the substantially concurrent repurchase of Capital Stock of the Parent from employees, officers and directors or Capital Stock of the Ultimate Parent, (vi) Net Cash Proceeds received pursuant to the issuance and sale of Capital Stock of the Ultimate Parent in connection with Section 4.20 of the Senior Subordinated
Note Indenture and (vii) Net Cash Proceeds received in connection with the issuance and sale of common stock of the Ultimate Parent which are used to repurchase the Senior Subordinated Notes held by GTCR Capital Partners, L.P. on the Closing Date pursuant to Section 7.9(a) within two Business Days of receipt thereof.

          "FACILITY": each of (a) the Tranche B Term Loan Commitments and the Tranche B Term Loans made thereunder (the "TRANCHE B TERM LOAN FACILITY") and
(b) the Revolving

Credit Commitments and the extensions of credit made thereunder (the "REVOLVING CREDIT FACILITY").

          "FEDERAL FUNDS EFFECTIVE RATE": for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

          "FEE LETTER": the Fee Letter, dated December 7, 2001, as amended and restated on January 14, 2002, among the Parents, the Borrower, the Administrative Agent and the Arranger, as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with this Agreement.

          "FOREIGN SUBSIDIARY": any Subsidiary of the Ultimate Parent that is not a Domestic Subsidiary.

          "FQ1", "FQ2", "FQ3", and "FQ4": when used with a numerical year designation, means the first, second, third or fourth fiscal quarters, respectively, of such fiscal year of the Borrower (e.g., FQ1 2002 means the first fiscal quarter of the Borrower's 2002 fiscal year, which ends December 31,
2002).

          "FUNDED DEBT": as to any Person, all Indebtedness of such Person of the types described in clauses (a) through (e) of the definition of "Indebtedness" in this Section; PROVIDED that Indebtedness incurred pursuant to
Section 7.2(g) shall be excluded from the definition of Funded Debt.

          "FUNDING OFFICE": the office specified from time to time by the Administrative Agent as its funding office by notice to the Borrower and the Lenders.

          "GAAP": generally accepted accounting principles in the United States of America as in effect from time to time, except that for purposes of Section 7.1, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements delivered pursuant to Section 4.1(b).

          "GOVERNING DOCUMENTS": collectively, as to any Person, the articles or certificate of incorporation and bylaws, any shareholders agreement, certificate of formation, limited liability company agreement, partnership agreement or other formation or constituent documents of such Person.

          "GOVERNMENTAL AUTHORITY": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "GUARANTEE AND COLLATERAL AGREEMENT": the Guarantee and Collateral Agreement to be executed and delivered by the Parents, the Borrower and each Subsidiary Guarantor, substantially in the form of Exhibit A, as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with this Agreement.

          "GUARANTEE OBLIGATION": as to any Person (the "GUARANTEEING PERSON"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "PRIMARY OBLIGATIONS") of any other third Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor,
(ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or
(iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; PROVIDED, HOWEVER, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

          "GUARANTORS": the collective reference to the Ultimate Parent and the Subsidiary Guarantors.

          "GUARANTY OF WIRELESS REVENUE": the Guaranty of Wireless Revenue dated February [__], 2002 by and between Verizon Information Services Inc. and the Borrower, and all exhibits and annexes thereto, as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with this Agreement.

          "HEDGE AGREEMENTS": all interest rate swaps, caps or collar agreements or similar arrangements entered into by the Ultimate Parent or any of its Subsidiaries providing for protection against fluctuations in interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

          "INDEBTEDNESS": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of Property or services (other than trade payables and accrued expenses incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments and, with respect to the Borrower, all obligations arising under the Guaranty of Wireless Revenue regardless of whether evidenced by a note or similar instrument, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property), (e) all Capital Lease Obligations or Synthetic Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party under acceptance, letter of credit or similar facilities, (g) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above; (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on Property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, (j) for the purposes of Section 8(e) only, all obligations of such Person in respect of Hedge Agreements and (k) the liquidation value of any Disqualified Stock of such Person or its Subsidiaries held by any Person other than such Person and its Wholly Owned Subsidiaries; PROVIDED that (i) Indebtedness shall not include any earn-out obligations and (ii) the amount of any Indebtedness (or portion thereof) which is Non-Recourse Indebtedness or limited to the obligor thereunder and for which recourse is limited to an identified asset, shall be equal to the lesser of (A) the limited amount of such obligor's obligation and (B) the fair market value of such asset. The amount of any Indebtedness under clause (j) shall be the net amount, including any net termination payments, that would be required to be paid to a counterparty on such date if a termination of the applicable Hedge Agreement were to occur on such date, rather than the notational amount of the applicable Hedge Agreement.

          "INDEMNIFIED LIABILITIES": as defined in Section 10.5.

          "INDEMNITEE": as defined in Section 10.5.

          "INSOLVENCY": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

          "INSOLVENT": pertaining to a condition of Insolvency.

          "INSURANCE REQUIREMENTS": all material terms of any insurance policy required pursuant to this Agreement or any Security Document and all material regulations and then current standards applicable to or affecting any Mortgaged Property or any part thereof or any use or condition thereof, which may, at any time, be recommended by the Board of Fire Underwriters, if any, having jurisdiction over any Mortgaged Property, or any other body exercising similar functions.

          "INTELLECTUAL PROPERTY": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, state, multinational or foreign laws or otherwise, including, without limitation, copyrights, patents, trademarks (and related goodwill), service-marks (and related goodwill), trade names, technology, know-how and processes, recipes, formulas, trade secrets, or licenses (under which the applicable Person is licensor or licensee) relating to any of the foregoing and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

          "INTELLECTUAL PROPERTY AGREEMENT": the Intellectual Property Agreement dated February __, 2002 by and among Verizon Information Services Inc., Verizon Communications Inc. and the Borrower, and all schedules thereto, as the same may be amended, supplemented replaced or otherwise modified from time to time in accordance with this Agreement.

          "INTELLECTUAL PROPERTY COLLATERAL": all Intellectual Property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by the Intellectual Property Security Agreement or the Guarantee and Collateral Agreement.

          "INTELLECTUAL PROPERTY SECURITY AGREEMENT": Each Intellectual Property Security Agreement to be executed and delivered by a Loan Party and any After Acquired Intellectual Property Security Agreement executed by a Loan Party, substantially in the form of Exhibit B-1 or B-2, respectively, to the Guarantee and Collateral Agreement, as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with this Agreement.

          "INTEREST PAYMENT DATE" (a) as to any Base Rate Loan, the last day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Loan (other than any Loan that is a Base Rate Loan (unless all Revolving Credit Loans are being repaid in full in immediately available funds and the Revolving Credit Commitments terminated) and any Swing Line Loan), the date of any repayment or prepayment made in respect thereof.

          "INTEREST PERIOD": as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six or (if available to all Lenders under the relevant Facility) nine or twelve months thereafter, as selected by the Borrower in its Notice of Borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six or (if available to all Lenders under the relevant Facility) nine or twelve months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; PROVIDED that, all of the foregoing provisions relating to Interest Periods are subject to the following:

               (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding

          Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

               (ii) any Interest Period that would otherwise extend beyond the Scheduled Revolving Credit Termination Date or beyond the date final payment is due on the Tranche B Term Loans, as the case may be, shall end on the Revolving Credit Termination Date or such due date, as applicable; and

               (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

          "INVESTMENTS": as defined in Section 7.8.

          "ISSUING LENDER": a bank to be chosen by the Borrower and the Administrative Agent, in its capacity as issuer of any Letter of Credit.

          "L/C COMMITMENT": $5,000,000.

          "L/C FEE PAYMENT DATE": the last day of each March, June, September and December and the last day of the Revolving Credit Commitment Period.

          "L/C OBLIGATIONS": at any time, an amount equal to the sum of, without duplication, (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 3.5.

          "L/C PARTICIPANTS": the collective reference to all the Revolving Credit Lenders other than the Issuing Lender.

          "LEHMAN ENTITY": any of Lehman Commercial Paper Inc. or any of its affiliates (including, without limitation, Syndicated Loan Funding Trust).

          "LENDER ADDENDUM": with respect to any initial Lender, a Lender Addendum, substantially in the form of Exhibit H, to be executed and delivered by such Lender on the Closing Date as provided in Section 10.17.

          "LENDERS": as defined in the preamble hereto and includes the Issuing Lender.

          "LETTERS OF CREDIT": as defined in Section 3.1(a).

          "LIEN": any mortgage, pledge, hypothecation, assignment, security deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

          "LOAN": any loan made by any Lender pursuant to this Agreement.

          "LOAN DOCUMENTS": this Agreement, the Security Documents, the Applications and the Notes.

          "LOAN PARTIES": the Parents, the Borrower and each Subsidiary of the Ultimate Parent which is a party to a Loan Document (including pursuant to Section 6.10). For purposes of Section 4 hereof, "Loan Parties" shall include TSI both before and after giving effect to the Merger.

          "MAJORITY FACILITY LENDERS": with respect to any Facility, the holders of more than 50% of the aggregate unpaid principal amount of the Tranche B Term Loans or the Total Revolving Extensions of Credit, as the case may be, outstanding under such Facility (or, in the case of the Revolving Credit Facility, prior to any termination of the Revolving Credit Commitments, the holders of more than 50% of the Total Revolving Credit Commitments).

          "MAJORITY REVOLVING CREDIT FACILITY LENDERS": the Majority Facility Lenders in respect of the Revolving Credit Facility.

          "MANAGEMENT INVESTORS": Edward Evans, Raymond Lawless, Mike O'Brien, Robert Garcia, and all other individuals who hold Capital Stock on the Closing Date.

          "MATERIAL ADVERSE EFFECT": a material adverse condition or a material adverse change in or affecting (a) the condition (financial or otherwise), results of operations, assets, liabilities or prospects of the Loan Parties taken as a whole, (b) the validity or enforceability of this Agreement or any of the other Loan Documents, (c) the validity, enforceability or priority of the Liens purported to be created by the Security Documents, (d) the rights or remedies of any Secured Party hereunder or under any of the other Loan Documents or, solely for the purpose of determining whether the conditions in Section 5.2 are satisfied on the Closing Date, (e) the Acquisition.

          "MATERIAL SOFTWARE": the "Business Software" as defined in the Intellectual Property Agreement.

          "MATERIALS OF ENVIRONMENTAL CONCERN": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactivity, and any other toxic or hazardous substances of any kind, that is regulated pursuant to or could give rise to liability under any Environmental Law.

          "MERGER": as defined in the recitals hereto.

          "MORTGAGES": any and all mortgages and/or deeds of trust made by any Loan Party in favor of, or for the benefit of, the Administrative Agent for the benefit of the Secured

Parties, in a form as may be reasonably agreed to by the Administrative Agent and the Loan Parties party thereto, as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with this Agreement.

          "MULTIEMPLOYER PLAN": a Plan that is a multiemployer plan as defined in Section 3(37) or 4001(a)(3) of ERISA.

          "NET CASH PROCEEDS": (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or Recovery Event, net of reasonable and customary attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness (together with any accrued and unpaid interest thereon, premium or penalty or other amount payable with respect thereto) secured by a Lien expressly permitted hereunder on any asset which is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) and other reasonable and customary fees and expenses, in each case, to the extent actually incurred in connection therewith and net of (i) taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements, and with respect to any Asset Sale involving SS7, taxes payable by the members of the Ultimate Parent resulting from the Ultimate Parent's Disposition of its direct interest in SS7) and (ii) solely in connection with any such Asset Sale, any reserve established in accordance with GAAP or amounts deposited in escrow for adjustment in respect of the sale price of such asset or assets or for indemnities with respect to any Asset Sale, PROVIDED that any such reserved or escrowed amounts shall be Net Cash Proceeds to the extent and at the time released to a Loan Party or not required to be so used and (b) in connection with any issuance or sale of equity securities or debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or incurrence, net of reasonable and customary attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other reasonable and customary fees and expenses, in each case, to the extent actually incurred in connection therewith.

          "NON-EXCLUDED TAXES": as defined in Section 2.20(a).

          "NON-RECOURSE INDEBTEDNESS": Indebtedness as to which neither the Ultimate Parent nor any of its Subsidiaries: (1)(a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness or the pledge of any collateral), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;
(2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against a Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Indebtedness incurred hereunder) of the Ultimate Parent or any of its Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and
(3) as to which the lenders thereof have been notified in writing that they will not have any recourse to the stock or assets of the Ultimate Parent or any of its Subsidiaries.

          "NON-U.S. LENDER": as defined in Section 2.20(f).

          "NOTES": the collective reference to the Revolving Credit Notes, the Term Notes and the Swing Line Notes, if any, evidencing Loans.

          "NOTICE OF BORROWING": a certificate duly executed by a Responsible Officer of the Borrower substantially in the form of Exhibit K.

          "OBLIGATIONS": the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Loan Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Loan Parties to the Arranger, to the Administrative Agent or to any Lender (or, in the case of Specified Hedge Agreements, any affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Specified Hedge Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Arranger, to the Administrative Agent or to any Lender that are required to be paid by any Loan Party pursuant hereto or to any other Loan Document) or otherwise; PROVIDED, that (i) Obligations of any Loan Party under any Specified Hedge Agreement shall be secured and guaranteed pursuant to the Security Documents only to the extent that, and for so long as, the other Obligations are so secured and guaranteed and (ii) any release of Collateral or Guarantors effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under Specified Hedge Agreements.

          "OTHER EQUITY INVESTORS": investors in the Ultimate Parent, other than certain Control Investment Affiliates of the Principal and the Management Investors, selected by the Principal and reasonably acceptable to the Administrative Agent, including Snowlake Investment Pte Ltd.

          "OTHER TAXES": any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

          "PARENT": as defined in the preamble hereto.

          "PARENTS": as defined in the preamble hereto.

          "PARTICIPANT": as defined in Section 10.6(b).

          "PAYMENT AMOUNT": as defined in Section 3.5.

          "PAYMENT OFFICE": the office of the Administrative Agent specified in
Section 10.2 or as otherwise specified from time to time by the Administrative Agent as its payment office by notice to the Borrower and the Lenders.

          "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

          "PERMITS": the collective reference to any and all franchises, licenses, leases, permits, approvals, notifications, certifications, registrations, authorizations, exemptions, qualifications, easements, rights of way, Liens and other rights, privileges and approvals required under any Requirement of Law other than Environmental Permits.

          "PERMITTED ACQUISITION": as defined in Section 7.8(h).

          "PERMITTED LIENS": the collective reference to (i) in the case of Collateral other than Pledged Stock, Liens permitted by Section 7.3 and (ii) in the case of Collateral consisting of Pledged Stock, non-consensual Liens permitted by Section 7.3 to the extent arising by operation of law.

          "PERSON": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

          "PLAN": at a particular time, any employee benefit plan that is covered by ERISA and which the Borrower (or, with respect to any Single Employer Plan or Multiemployer Plan, any Commonly Controlled Entity) maintains, administers, contributes to or is required to contribute to or under which the Borrower (or, with respect to any Single Employer Plan or Multiemployer Plan, any Commonly Controlled Entity) could incur any liability.

          "PLEDGED STOCK": as defined in the Guarantee and Collateral Agreement.

          "PRICING GRID": the pricing grid attached hereto as Annex A.

          "PRINCIPAL": GTCR Golder Rauner, L.L.C.

          "PROFESSIONAL SERVICES AGREEMENT": the Professional Services Agreement between the Principal and the Borrower dated as of February __, 2002, as the same may be amended, replaced or otherwise modified from time to time in accordance with this Agreement.

          "PRO FORMA BALANCE SHEET": as defined in Section 4.1(a).

          "PROJECTIONS": as defined in Section 6.2(c).

          "PROPERTY": any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

          "PURCHASE AGREEMENT": the Purchase Agreement, dated February 5, 2002, between the Ultimate Parent and its subsidiaries and Lehman Brothers Inc.

          "RECOVERY EVENT": any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of any Loan Party.

          "REFUNDED SWING LINE LOANS": as defined in Section 2.7(b).

          "REFUNDING DATE": as defined in Section 2.7(c).

          "REGISTER": as defined in Section 10.6(d).

          "REGISTRATION RIGHTS AGREEMENT": the Registration Rights Agreement, dated February __, 2002, between the Borrower and Lehman Brothers Inc.

          "REGULATION D": Regulation D of the Board as in effect from time to time (and any successor to all or a portion thereof).

          "REGULATION H": Regulation H of the Board as in effect from time to time (and any successor to all or a portion thereof).

          "REGULATION T": Regulation T of the Board as in effect from time to time (and any successor to all or a portion thereof).

          "REGULATION U": Regulation U of the Board as in effect from time to time (and any successor to all or a portion thereof).

          "REGULATION X": Regulation X of the Board as in effect from time to time (and any successor to all or a portion thereof).

          "REIMBURSEMENT OBLIGATION": the obligation of the Borrower to reimburse the Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.

          "REINVESTMENT DEFERRED AMOUNT": with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by any Loan Party in connection therewith that are not applied to prepay the Tranche B Term Loans or reduce the Revolving Credit Commitments pursuant to Section 2.12(b) as a result of the delivery of a Reinvestment Notice.

          "REINVESTMENT EVENT": any Asset Sale or Recovery Event in respect of which the Borrower has delivered a Reinvestment Notice.

          "REINVESTMENT NOTICE": a written notice executed by a Responsible Officer of the Borrower stating that no Default or Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through a Wholly Owned Subsidiary to the extent otherwise permitted hereunder) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale (other than an Asset Sale involving any SS7 Assets) or Recovery Event to acquire assets useful in its or such Subsidiary's business; PROVIDED that notwithstanding the foregoing, the Borrower may submit a Reinvestment Notice with respect to the Net Cash Proceeds of a Recovery Event if a Default or Event of Default exists, if all such Proceeds (or a specified portion thereof) are held in a cash collateral account, established with the Administrative Agent pending the acquisition of such assets.

          "REINVESTMENT PREPAYMENT AMOUNT": with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire assets useful in the Borrower's business.

          "REINVESTMENT PREPAYMENT DATE": with respect to any Reinvestment Event, the earlier of (a) the date occurring one year after receipt of the proceeds giving rise to such Reinvestment Event and (b) the date on which the Borrower shall have determined not to, or shall have otherwise ceased to, acquire assets useful in the Borrower's or the applicable Subsidiary's business with all or any portion of the relevant Reinvestment Deferred Amount.

          "RELATED AGREEMENTS": the Guaranty of Wireless Revenue, the Intellectual Property Agreement, the Equity Contribution Agreement, the Services Agreements and the Transition Services Agreement.

          "REORGANIZATION": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

          "REPORTABLE EVENT": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg.
Section 4043.

          "REQUIRED LENDERS": at any time, the holders of more than 50% of (a) until the Closing Date, the Commitments and (b) thereafter, the sum of (i) the aggregate unpaid principal amount of the Tranche B Term Loans then outstanding and (ii) the Total Revolving Credit Commitments then in effect or, if the Revolving Credit Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding.

          "REQUIRED PREPAYMENT LENDERS": the Majority Facility Lenders in respect of each Facility.

          "REQUIREMENT OF LAW": as to any Person, the Governing Documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

          "RESPONSIBLE OFFICER": as to any Person, the chief executive officer, president or chief financial officer of such Person, but in any event, with respect to financial matters, the chief financial officer or any other executive officer of such Person having responsibility for the administration of the obligations in respect of this Agreement of such Person. Unless otherwise qualified, all references to a "Responsible Officer" shall refer to a Responsible Officer of the Borrower.

          "RESTRICTED PAYMENTS": as defined in Section 7.6.

          "REVOLVING CREDIT COMMITMENT": as to any Lender, the obligation of such Lender, if any, to make Revolving Credit Loans and/or participate in Swing Line Loans and Letters of Credit, in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Revolving Credit Commitment" opposite such Lender's name on Schedule 1 to the Lender Addendum delivered by such Lender, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof.

          "REVOLVING CREDIT COMMITMENT PERIOD": the period from the Closing Date to the Revolving Credit Termination Date.

          "REVOLVING CREDIT LENDER": each Lender that has a Revolving Credit Commitment or that is the holder of Revolving Credit Loans.

          "REVOLVING CREDIT LOANS": as defined in Section 2.4.

          "REVOLVING CREDIT NOTES": as defined in Section 2.8(e).

          "REVOLVING CREDIT PERCENTAGE": as to any Revolving Credit Lender at any time, the percentage which such Lender's Revolving Credit Commitment then constitutes of the Total Revolving Credit Commitments (or, at any time after the Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate principal and/or face amount of such Lender's Revolving Credit Extensions of Credit then outstanding constitutes of the aggregate principal and/or face amount of the Total Revolving Extensions of Credit then outstanding).

          "REVOLVING CREDIT TERMINATION DATE": the Scheduled Revolving Credit Termination Date.

          "REVOLVING EXTENSIONS OF CREDIT": as to any Revolving Credit Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding, (b) such Lender's Revolving Credit Percentage of the L/C Obligations then outstanding and
(c) such Lender's Revolving Credit Percentage of the aggregate principal amount of Swing Line Loans then outstanding.

          "SCHEDULED REVOLVING CREDIT TERMINATION DATE": December 31, 2006.

          "SEC": the Securities and Exchange Commission (or successors thereto or an analogous Governmental Authority).

          "SECURED PARTIES": collectively, the Arranger, the Administrative Agent, the Lenders and, with respect to any Specified Hedge Agreement, any affiliate of any Lender (or any Person that was a Lender or affiliate thereof when such Hedge Agreement was entered into) party thereto that has agreed to be bound by the provisions of Section 7.2 of the Guarantee and

Collateral Agreement as if it were a party thereto and by the provisions of
Section 9 hereof as if it were a Lender party hereto.

          "SECURITY DOCUMENTS": the collective reference to the Guarantee and Collateral Agreement, the Intellectual Property Security Agreements, the Control Agreements, the Mortgages and all other pledge and security documents hereafter delivered to the Administrative Agent granting a Lien on any Property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

          "SENIOR SUBORDINATED NOTE DOCUMENTATION": the Senior Subordinated Note Indenture, the Purchase Agreement, the Registration Rights Agreement, together with any other instruments and agreements entered into by any Loan Party in connection therewith (other than the Acquisition Documents and the Loan Documents), as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with this Agreement.

          "SENIOR SUBORDINATED NOTE INDENTURE": the Indenture, dated as of February __, 2002, entered into by the Parents, the Borrower and its Subsidiaries in connection with the issuance of the Senior Subordinated Notes, as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with this Agreement.

          "SENIOR SUBORDINATED NOTES": the subordinated notes of the Borrower due 2012, issued from time to time pursuant to the Senior Subordinated Note Indenture.

          "SERVICES AGREEMENT": the collective reference to (i) the Distributed Processing Services Agreement and the Mainframe Computing Services Agreement, each as between TSI and Verizon Information Technologies Inc. and dated as of February __, 2002 and (ii) the Information Technologies Services Agreement between TSI and Lockheed Martin Global Telecommunications, dated as of December 19, 2001 as each of the same may be amended from time to time in accordance with this Agreement.

          "SINGLE EMPLOYER PLAN": any Plan that is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

          "SOLVENCY CERTIFICATE": the Solvency Certificate to be executed and delivered by the chief financial officer of each Loan Party, substantially in the form of Exhibit I, as the same may be amended, supplemented or otherwise modified from time to time in accordance with this Agreement.

          "SOLVENT": when used with respect to any Person, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) "the present fair saleable value" (as such term is defined in clause (a)) of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, (d) such Person will be able to pay its debts as they mature, and (e) such Person is not insolvent within the meaning of any applicable Requirements of Law. For purposes of this definition, (i) "debt" means liability on a "claim", and (ii) "claim" means any
(x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured; PROVIDED that, for purposes of this definition, in computing the amount of any contingent, unliquidated, unmatured or disputed claim at any time, it is intended that such claims will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual, liquidated or matured claim.

          "SPECIFIED CHANGE OF CONTROL": a "change of control" or similar event (howsoever defined) as defined in the Senior Subordinated Note Indenture.

          "SPECIFIED HEDGE AGREEMENT": any Hedge Agreement (a) entered into by
(i) any Loan Party and (ii) any Lender or any affiliate thereof, or any Person that was a Lender or an affiliate thereof when such Hedge Agreement was entered into, as counterparty and (b) which has been designated by such Lender and the Borrower, by notice to the Administrative Agent not later than 90 days after the execution and delivery thereof by any such Loan Party as a Specified Hedge Agreement; PROVIDED that the designation of any Hedge Agreement as a Specified Hedge Agreement shall not create in favor of any Lender or affiliate thereof that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Guarantor under the Guarantee and Collateral Agreement.

          "SS7": TSI Networks Inc., a Delaware corporation.

          "SS7 ASSETS": (i) all assets comprising the industry standard signaling network used to enable the setup and delivery of wireless and wireline telephone calls and (ii) the Capital Stock of SS7.

          "SS7 REORGANIZATION": (i) the formation of SS7, (ii) the contribution of the SS7 Assets by the Borrower to SS7 in exchange for 100% of the voting participating preferred stock of SS7, accruing dividends at 10% per annum and a liquidation preference equal to the fair market value of the transferred assets, net of the allocated Indebtedness, together with the benefits which the Borrower would be entitled if it owned 5% of the non-voting common stock of SS7, and
(iii) the contribution by the Ultimate Parent of certain assets to SS7 in exchange for 100% of the non-voting common stock of SS7.

          "SUBORDINATED INTERCOMPANY NOTE": collectively, the Subordinated Intercompany Note No. 1 and the Subordinated Intercompany Note No. 2, to be executed and delivered by each Loan Party, substantially in the form of Exhibit J, as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with this Agreement.

          "SUBSIDIARY": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower. In addition, for the avoidance of doubt, upon consummation of the SS7 Reorganization, SS7 will be a Subsidiary of the Borrower.

          "SUBSIDIARY GUARANTOR": each Subsidiary of the Ultimate Parent other than any Excluded Foreign Subsidiary and the Borrower.

          "SWING LINE COMMITMENT": the obligation of the Swing Line Lender to make Swing Line Loans pursuant to Section 2.6 in an aggregate principal amount at any one time outstanding not to exceed $5,000,000.

          "SWING LINE LENDER": Lehman Commercial Paper Inc., in its capacity as the lender of Swing Line Loans.

          "SWING LINE LOANS": as defined in Section 2.6.

          "SWING LINE NOTES": as defined in Section 2.8(e).

          "SWING LINE PARTICIPATION AMOUNT": as defined in Section 2.7(c).

          "SYNDICATION DATE": the date which is 90 days after the Closing Date or such earlier date that the Administrative Agent determines the syndication is complete.

          "SYNDICATION LETTER AGREEMENT": the letter agreement, dated as of February [_], 2002 between the Borrower, the Administrative Agent and the Arranger related to the syndication of the Facilities.

          "SYNTHETIC LEASE OBLIGATIONS": all monetary obligations of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or
(b) an agreement for the use or possession of property creating obligations which do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the Indebtedness of such Person (without regard to accounting treatment).

          "TAKING": a taking or voluntary conveyance during the term of this Agreement of all or part of any real property subject to a Mortgage, or any interest therein or right accruing thereto or use thereof, as the result of, or in settlement of, any condemnation or other eminent domain proceeding by any Governmental Authority affecting any such real property or any portion thereof whether or not the same shall have actually been commenced.

          "TERM NOTES": as defined in Section 2.8(e).

          "TOTAL REVOLVING CREDIT COMMITMENTS": at any time, the aggregate amount of the Revolving Credit Commitments then in effect; PROVIDED that the amount of the Total Revolving Credit Commitments on the Closing Date shall be $35,000,000.

          "TOTAL REVOLVING EXTENSIONS OF CREDIT": at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Credit Lenders outstanding at such time.

          "TRANCHE B TERM LOAN": as defined in Section 2.1.

          "TRANCHE B TERM LOAN COMMITMENT": as to any Tranche B Term Loan Lender, the obligation of such Lender, if any, to make a Tranche B Term Loan to the Borrower hereunder in a principal amount not to exceed the amount set forth under the heading "Tranche B Term Loan Commitment" opposite such Lender's name on Schedule 1 to the Lender Addendum delivered by such Lender, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof; PROVIDED that the original aggregate amount of the Tranche B Term Loan Commitments is $293,333,333.

          "TRANCHE B TERM LOAN LENDER": each Lender that has a Tranche B Term Loan Commitment or which is the holder of a Tranche B Term Loan.

          "TRANCHE B TERM LOAN PERCENTAGE": as to any Tranche B Term Loan Lender at any time, the percentage which such Lender's Tranche B Term Loan Commitment then constitutes of the aggregate Tranche B Term Loan Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender's Tranche B Term Loans then outstanding constitutes of the aggregate principal amount of the Tranche B Term Loans then outstanding); PROVIDED that, solely for purposes of calculating the amount of each installment of Tranche B Term Loans (other than the last installment) payable to a Tranche B Term Loan Lender pursuant to Section 2.3, such Tranche B Term Loan Lender's Tranche B Term Loan Percentage shall be calculated without giving effect to any portion of any prior mandatory or optional prepayment attributable to such Tranche B Term Loan Lender's Tranche B Term Loans which shall have been declined by such Tranche B Term Loan Lender (or, in the case of any Tranche B Term Loan Lender which shall have acquired its Tranche B Term Loans by assignment from another Person, by such other Person).

          "TRANSFEREE": as defined in Section 10.15.

          "TRANSITION SERVICES AGREEMENT": the Transition Services Agreement, dated as of February __, 2002 by and between Verizon Information Services Inc. and the Borrower, and all schedules, exhibits and annexes thereto, as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with this Agreement.

          "TYPE": as to any Loan, its nature as a Base Rate Loan or a Eurodollar Loan.

          "UCC": the Uniform Commercial Code as in effect in any jurisdiction from time to time.

          "ULTIMATE PARENT": as defined in the preamble hereto.

          "WHOLLY OWNED SUBSIDIARY": as to any Person, any other Person all of the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

          1.2    OTHER DEFINITIONAL PROVISIONS.

          (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

          (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to any Loan Party not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

          (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          (e) The expressions "payment in full," "paid in full" and any other similar terms or phrases when used herein with respect to the Borrower Obligations or the Guarantor Obligations shall mean the unconditional, final and irrevocable payment in full, in immediately available funds, of all of the Borrower Obligations or the Guarantor Obligations, as the case may be (other than Obligations in respect of any Specified Hedge Agreement and unmatured contingent reimbursement and indemnification Obligations).

          (f) The words "including" and "includes" and words of similar import when used in this Agreement shall not be limiting and shall mean "including without limitation" or "includes without limitation", as the case may be.

          SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

          2.1 TRANCHE B TERM LOAN COMMITMENTS. Subject to the terms and conditions hereof, each Tranche B Term Loan Lender severally agrees to make a term loan (a "TRANCHE B TERM LOAN") to the Borrower on the Closing Date in an amount not to exceed the amount of the Tranche B Term Loan Commitment of such Lender. The Tranche B Term Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.13.

          2.2 PROCEDURE FOR TERM LOAN BORROWING. The Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative

Agent prior to 12:00 Noon, New York City time, one Business Day prior to the anticipated Closing Date) requesting that the Tranche B Term Loan Lenders make the Tranche B Term Loans on the Closing Date and specifying the amount to be borrowed. The Tranche B Term Loans made on the Closing Date shall initially be Base Rate Loans, and no Tranche B Term Loan may be converted into or continued as a Eurodollar Loan having an Interest Period in excess of one month prior to the Syndication Date. Upon receipt of such notice the Administrative Agent shall promptly notify each Tranche B Term Loan Lender thereof. Not later than 12:00 Noon, New York City time, on the Closing Date each Tranche B Term Loan Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Tranche B Term Loan or Tranche B Term Loans to be made by such Lender. The Administrative Agent shall make available to the Borrower the aggregate of the amounts made available to the Administrative Agent by the Tranche B Term Loan Lenders in like funds.

          2.3 REPAYMENT OF TRANCHE B TERM LOANS. The Tranche B Term Loan of each Tranche B Term Loan Lender shall mature in 18 consecutive quarterly installments, commencing on September 30, 2002, each of which shall be in an amount equal to such Lender's Tranche B Term Loan Percentage multiplied by the amount set forth below opposite such installment; PROVIDED that to the extent that a portion of such Tranche B Term Loans are prepaid pursuant to Section 2.11 or 2.12, the amounts set forth below shall be reduced to reflect the actual application of such prepayments:

          Installment                           Principal Amount
          -----------                           ----------------
          September 30, 2002                    $     7,500,000
          December 31, 2002                     $     7,500,000
          March 31, 2003                        $     5,000,000
          June 30, 2003                         $     5,000,000
          September 30, 2003                    $     5,000,000
          December 31, 2003                     $     5,000,000
          March 31, 2004                        $     8,750,000
          June 30, 2004                         $     8,750,000
          September 30, 2004                    $     8,750,000
          December 31, 2004                     $     8,750,000
          March 31, 2005                        $    11,250,000
          June 30, 2005                         $    11,250,000
          September 30, 2005                    $    11,250,000
          December 31, 2005                     $    11,250,000
          March 31, 2006                        $    44,583,333
          June 30, 2006                         $    44,583,333
          September 30, 2006                    $    44,583,333
          December 31, 2006                     $    44,583,334

          2.4 REVOLVING CREDIT COMMITMENTS. (a) Subject to the terms and conditions hereof, each Revolving Credit Lender severally agrees to make revolving credit loans ("REVOLVING CREDIT LOANS") to the Borrower from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender's Revolving Credit Percentage of the sum of (i) the L/C Obligations then outstanding and (ii) the aggregate principal amount of the Swing Line Loans then outstanding, does not exceed the amount of such Lender's Revolving Credit Commitment. During the Revolving Credit Commitment Period the Borrower may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Credit Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.5 and 2.13, PROVIDED that no Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Scheduled Revolving Credit Termination Date.

          (b) The Borrower shall repay all outstanding Revolving Credit Loans on the Revolving Credit Termination Date.

          2.5 PROCEDURE FOR REVOLVING CREDIT BORROWING. The Borrower may borrow under the Revolving Credit Commitments during the Revolving Credit Commitment Period on any Business Day, PROVIDED that the Borrower shall give the Administrative Agent irrevocable notice in a Notice of Borrowing (which Notice of Borrowing must be received by the Administrative Agent prior to 12:00 Noon, New York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) one Business Day prior to the requested Borrowing Date, in the case of Base Rate Loans), specifying (i) the amount and Type of Revolving Credit Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of Eurodollar Loans, the length of the initial Interest Period therefor. Any Revolving Credit Loans made on the first day of the Revolving Credit Commitment Period shall initially be Base Rate Loans, and no Revolving Credit Loan may be made as, converted into or continued as a Eurodollar Loan having an Interest Period in excess of one month prior to the Syndication Date. Each borrowing under the Revolving Credit Commitments shall be in an amount equal to (x) in the case of Base Rate Loans, $1,000,000 or a $250,000 multiple in excess thereof (or, if the then aggregate Available Revolving Credit Commitments are less than $1,000,000, such lesser amount) and
(y) in the case of Eurodollar Loans, $3,000,000 or a $500,000 multiple in excess thereof; PROVIDED that the Swing Line Lender may request, on behalf of the Borrower, borrowings under the Revolving Credit Commitments which are Base Rate Loans in other amounts pursuant to Section 2.7. Upon receipt of any such Notice of Borrowing from the Borrower, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof. Each Revolving Credit Lender will make the amount of its PRO RATA share of each borrowing available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent in like funds as received by the Administrative Agent.

          2.6 SWING LINE COMMITMENT. (a) Subject to the terms and conditions hereof, the Swing Line Lender agrees to make a portion of the credit otherwise available to the Borrower under the Revolving Credit Commitments from time to time during the Revolving Credit Commitment Period by making swing line loans ("SWING LINE LOANS") to the Borrower; PROVIDED that (i) the aggregate principal amount of Swing Line Loans outstanding at any time shall not exceed the Swing Line Commitment then in effect (notwithstanding that the Swing Line Loans outstanding at any time, when aggregated with the Swing Line Lender's other outstanding Revolving Credit Loans hereunder, may exceed the Swing Line Commitment then in effect) and (ii) the Borrower shall not request, and the Swing Line Lender shall not make, any Swing Line Loan if, after giving effect to the making of such Swing Line Loan, the aggregate amount of the Available Revolving Credit Commitments would be less than zero. During the Revolving Credit Commitment Period, the Borrower may use the Swing Line Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. Swing Line Loans shall be Base Rate Loans only.

          (b) The Borrower shall repay all outstanding Swing Line Loans on the Revolving Credit Termination Date.

          2.7 PROCEDURE FOR SWING LINE BORROWING; REFUNDING OF SWING LINE LOANS. (a) Whenever the Borrower desires that the Swing Line Lender make Swing Line Loans it shall give the Swing Line Lender irrevocable telephonic notice confirmed promptly in writing (which telephonic notice must be received by the Swing Line Lender not later than 1:00 P.M., New York City time, on the proposed Borrowing Date), specifying (i) the amount to be borrowed and (ii) the requested Borrowing Date (which shall be a Business Day during the Revolving Credit Commitment Period). Each borrowing under the Swing Line Commitment shall be in an amount equal to $250,000 or a $100,000 multiple of in excess thereof. Not later than 3:00 P.M., New York City time, on the Borrowing Date specified in a notice in respect of Swing Line Loans, the Swing Line Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the amount of the Swing Line Loan to be made by the Swing Line Lender. The Administrative Agent shall make the proceeds of such Swing Line Loan available to the Borrower on such Borrowing Date in immediately available funds.

          (b) The Swing Line Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Borrower (which hereby irrevocably directs the Swing Line Lender to act on its behalf), on one Business Day's notice given by the Swing Line Lender no later than 1:00 P.M., New York City time to the Revolving Credit Lenders and the Borrower, request each Revolving Credit Lender to make, and each Revolving Credit Lender hereby agrees to make, a Revolving Credit Loan, in an amount equal to such Revolving Credit Lender's Revolving Credit Percentage of the aggregate amount of the Swing Line Loans (the "REFUNDED SWING LINE LOANS") outstanding on the date of such notice, to repay the Swing Line Lender. Each Revolving Credit Lender shall make the amount of such Revolving Credit Loan available to the Administrative Agent at the Funding Office in immediately available funds, not later than 10:00 A.M., New York City time, one Business Day after the date of such notice. The proceeds of such Revolving Credit Loans shall be immediately made available by the Administrative Agent to the Swing Line Lender for application by the Swing Line Lender to the repayment of the Refunded Swing Line Loans. The Borrower irrevocably authorizes the Swing Line Lender to charge the Borrower's accounts with the Administrative Agent (up to the amount available in each such account) in order to immediately pay the amount of such Refunded Swing Line Loans to the extent amounts received from the Revolving Credit Lenders are not sufficient to repay in full such Refunded Swing Line Loans and the Administrative Agent agrees to promptly notify the Borrower after any such charge, PROVIDED that the failure to give such notice shall not affect the validity of such charge and payment.

          (c) If prior to the time a Revolving Credit Loan would have otherwise been made pursuant to Section 2.7(b), one of the events described in
Section 8(f) shall have occurred and be continuing with respect to the Borrower or if for any other reason, as determined by the Swing Line Lender in its sole discretion, Revolving Credit Loans may not be made as contemplated by Section 2.7(b), each Revolving Credit Lender shall, on the date such Revolving Credit Loan was to have been made pursuant to the notice referred to in Section 2.7(b) (the "REFUNDING DATE"), purchase for cash an undivided participating interest in the then outstanding Swing Line Loans by paying to the Swing Line Lender an amount (the "SWING LINE PARTICIPATION AMOUNT") equal to (i) such Revolving Credit Lender's Revolving Credit Percentage TIMES (ii) the sum of the aggregate principal amount of Swing Line Loans then outstanding which were to have been repaid with such Revolving Credit Loans.

          (d) Whenever, at any time after the Swing Line Lender has received from any Revolving Credit Lender such Lender's Swing Line Participation Amount, the Swing Line Lender receives any payment on account of the Swing Line Loans, the Swing Line Lender will distribute to such Revolving Credit Lender its Swing Line Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Credit Lender's participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Revolving Credit Lender's PRO RATA portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swing Line Loans then due); PROVIDED, HOWEVER, that in the event that such payment received by the Swing Line Lender is required to be returned, such Revolving Credit Lender will return to the Swing Line Lender any portion thereof previously distributed to it by the Swing Line Lender.

          (e) Each Revolving Credit Lender's obligation to make the Loans referred to in Section 2.7(b) and to purchase participating interests pursuant to Section 2.7(c) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which such Revolving Credit Lender or the Borrower may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5; (iii) any adverse change in the condition (financial or otherwise) of the Borrower; (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other Revolving Credit Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

          (f) If the Issuing Lender notifies the Borrower of a draft presented under any Letter of Credit (and paid by the Issuing Lender) after 1:00 PM on any given day, the Swing Line Lender will use commercially reasonable efforts to fund a Swing Line Loan on such day.

          2.8 REPAYMENT OF LOANS; EVIDENCE OF INDEBTEDNESS. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the appropriate Revolving Credit Lender or Tranche B Term Loan Lender, as the case may be, (i) the then unpaid principal amount of each Revolving Credit Loan of such Revolving Credit Lender on the Revolving Credit Termination Date (or such earlier date on which the Loans become due and payable pursuant to Section 8), (ii) the then unpaid principal amount of each Swing Line Loan of such Swing Line Lender on the Revolving Credit Termination Date (or such earlier date on which the Loans become due and payable pursuant to Section 8) and (iii) the principal amount of each Tranche B Term Loan of such Tranche B Term Loan Lender in installments according to the amortization schedule set forth in Section 2.3 (or on such earlier date on which the Loans become due and payable pursuant to Section 8). The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in
Section 2.15.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

          (c) The Administrative Agent, on behalf of the Borrower, shall maintain the Register pursuant to Section 10.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder and any Note evidencing such Loan, the Type thereof and each Interest Period, if any, applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

          (d) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.8(b) shall, to the extent permitted by applicable law, be PRIMA FACIE evidence of the existence and amounts of the obligations of the Borrower therein recorded; PROVIDED, HOWEVER, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to such Borrower by such Lender in accordance with the terms of this Agreement.

          (e) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender a promissory note of the Borrower evidencing any Tranche B Term Loans, Revolving Credit Loans or Swing Line Loans, as the case may be, of such Lender, substantially in the forms of Exhibit F-1, F-2 or F-3, respectively, with appropriate insertions as to date and principal amount (such notes, respectively, "TERM NOTES", REVOLVING CREDIT NOTES" and "SWING LINE NOTES").

          2.9 COMMITMENT FEES, ETC. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender a commitment fee for the period from and including the Closing Date to but excluding the last day of the Revolving Credit Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available Revolving Credit Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Credit Termination Date, commencing on the first of such dates to occur after the date hereof.

          (b) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates from time to time agreed to in writing by the Borrower and the Administrative Agent including, without limitation, pursuant to the Fee Letter.

          2.10 TERMINATION OR REDUCTION OF REVOLVING CREDIT COMMITMENTS. The Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments; PROVIDED that no such termination or reduction of Revolving Credit Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans and Swing Line Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Total Revolving Credit Commitments. Any such reduction shall be in an amount equal to $1,000,000, or a $250,000 multiple in excess thereof, and shall reduce permanently the Revolving Credit Commitments then in effect.

          2.11 OPTIONAL PREPAYMENTS. The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent at least three Business Days prior thereto in the case of Eurodollar Loans and at least one Business Day prior thereto in the case of Base Rate Loans, which notice shall
(i) designate whether the Borrower is prepaying Swing Line Loans, Revolving Credit Loans and/or Tranche B Term Loans and (ii) specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or Base Rate Loans; PROVIDED, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.21. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Loans (unless all Revolving Credit Loans are being repaid and the Revolving Credit Commitments terminated) that are Base Rate Loans and Swing Line Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Tranche B Term Loans and Revolving Credit Loans shall be in an aggregate principal amount of $1,000,000 or a $250,000 multiple in excess thereof. Partial prepayments of Swing Line Loans shall be in an aggregate principal amount of $100,000 or a whole multiple thereof.

          2.12 MANDATORY PREPAYMENTS AND COMMITMENT REDUCTIONS. (a) Unless the Required Lenders shall otherwise agree, if after the Closing Date any Capital Stock shall be issued, or Funded Debt incurred, by any Loan Party (excluding any Funded Debt incurred in accordance with Section 7.2 as in effect on the date of this Agreement), an amount equal to 100% of the Net Cash Proceeds thereof (other than Excluded Proceeds) shall be applied on the date of such issuance or incurrence toward the prepayment of the Tranche B Term Loans and the reduction of the Revolving Credit Commitments as set forth in Section 2.12(d).

          (b) Unless the Required Lenders shall otherwise agree, if, on any date, any Loan Party shall receive Net Cash Proceeds from any Asset Sale or Recovery Event then, unless a Reinvestment Notice shall be delivered in respect thereof, such Net Cash Proceeds shall be applied on such date toward the prepayment of the Tranche B Term Loans and the reduction of the Revolving Credit Commitments as set forth in Section 2.12(d); PROVIDED that, notwithstanding the foregoing, (i) the aggregate Net Cash Proceeds of Asset Sales and Recovery Events that may be excluded from the foregoing requirement pursuant to a Reinvestment Notice shall not exceed $5,000,000 in any fiscal year of the Borrower, (ii) on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the Tranche B Term Loans and the reduction of the Revolving Credit Commitments as set forth in Section 2.12(d) and (iii) no Reinvestment Notice may be delivered with respect to the Net Cash Proceeds of any Disposition of SS7 Assets.

          (c) Unless the Required Lenders shall otherwise agree, if, for any fiscal year of the Borrower commencing with the fiscal year ending December 31, 2002, there shall be Excess Cash Flow, the Borrower shall or shall cause the applicable Subsidiary to, on the relevant Excess Cash Flow Application Date, apply 100% of such Excess Cash Flow toward the prepayment of the Tranche B Term Loans and the reduction of the Revolving Credit Commitments as set forth in
Section 2.12(d). Each such prepayment and commitment reduction shall be made on a date (an "EXCESS CASH FLOW APPLICATION DATE") no later than ten Business Days after the earlier of (i) the date on which the financial statements of the Borrower referred to in Section 6.1(a), for the fiscal year with respect to which such prepayment is made, are required to be delivered to the Lenders and
(ii) the date such financial statements are actually delivered.

          (d) Subject to Section 2.18, amounts to be applied in connection with prepayments and Commitment reductions made pursuant to this Section 2.12 shall be applied, FIRST, to the prepayment of the Tranche B Term Loans, SECOND, to reduce permanently the Revolving Credit Commitments and, THIRD, to the Borrower or such other Person as shall be lawfully entitled thereto. Any such reduction of the Revolving Credit Commitments shall be accompanied by prepayment of the Revolving Credit Loans and/or Swing Line Loans to the extent, if any, that the Total Revolving Extensions of Credit exceed the amount of the Total Revolving Credit Commitments as so reduced, PROVIDED that if the aggregate principal amount of Revolving Credit Loans and Swing Line Loans then outstanding is less than the amount of the Total Revolving Credit Commitments as so reduced (because L/C Obligations constitute a portion thereof), the Borrower shall, to the extent of the balance of such excess, replace outstanding Letters of Credit and/or deposit an amount in immediately available funds in a cash collateral account (which shall permit overnight investments in certain Cash Equivalents selected by the Administrative Agent until such funds are applied to the Obligations) established with the Administrative Agent for the benefit of the Secured Parties on terms and conditions satisfactory to the Administrative Agent (and each of the Parents and the Borrower hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a continuing security interest in all amounts at any time on deposit in such cash collateral account to secure all L/C Obligations from time to time outstanding and all other Obligations). If at any time the Administrative Agent determines that any funds held in such cash collateral account are subject to any right or claim of any Person other than the Administrative Agent and the Secured Parties or that the total amount of such funds is less than the amount of such excess, the Borrower shall, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in such cash collateral account, an amount equal to the excess of (a) the amount of such excess over (b) the total amount of funds, if any, then held in such cash collateral account that the Administrative Agent determines to be free and clear of any such right and claim. The application of any prepayment pursuant to
Section 2.11 and this Section 2.12 shall be made, FIRST, to Base Rate Loans and, SECOND, to Eurodollar Loans, in each case in a manner which, in the Administrative Agent's reasonable judgment (which shall be conclusive) minimizes the amount of any payments required to be made by the Borrower pursuant to
Section 2.21. Each prepayment of the Loans under Section 2.11 and this Section
2.12 (except in the case of Revolving Credit Loans (unless the Revolving Credit Loans are being repaid in full and the Revolving Credit Commitments terminated) that are Base Rate Loans and Swing Line Loans) shall be accompanied by accrued interest to the date of such prepayment to the applicable Lender on the amount prepaid.

          2.13 CONVERSION AND CONTINUATION OPTIONS. The Borrower may elect from time to time to convert Eurodollar Loans to Base Rate Loans by giving the Administrative Agent at least two Business Days' prior irrevocable notice of such election, PROVIDED that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert Base Rate Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election (which notice shall specify the length of the initial Interest Period therefor), PROVIDED that no Base Rate Loan under a particular Facility (i) may be converted into a Eurodollar Loan with an Interest Period in excess of one month when any Event of Default has occurred and is continuing and the Administrative Agent or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such conversions or (ii) may be converted into a Eurodollar Loan after the date that is one month prior to the final scheduled termination or maturity date of such Facility. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

          (b) Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in
Section 1.1, of the length of the next Interest Period to be applicable to such Loans, PROVIDED that no Eurodollar Loan under a particular Facility (i) may be continued as such with an Interest Period in excess of one month when any Event of Default has occurred and is continuing and the Administrative Agent or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such continuation or (ii) may be continued as such after the date that is one month prior to the final scheduled termination or maturity date of such Facility, and PROVIDED, FURTHER, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to Base Rate Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

          2.14 MINIMUM AMOUNTS AND MAXIMUM NUMBER OF EURODOLLAR TRANCHES. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions, continuations and optional prepayments of Eurodollar Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $3,000,000 or a $500,000 multiple in excess thereof and (b) no more than ten Eurodollar Tranches shall be outstanding at any one time.

          2.15 INTEREST RATES AND PAYMENT DATES. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

          (b) Each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin.

          (c) (i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum that is equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section PLUS 2.0% or (y) in the case of Reimbursement Obligations, the rate applicable to Base Rate Loans under the Revolving Credit Facility PLUS 2.0%, and
(ii) if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to Base Rate Loans under the relevant Facility PLUS 2.0% (or, in the case of any such other amounts that do not relate to a particular Facility, the rate then applicable to Base Rate Loans under the Revolving Credit Facility PLUS 2.0%), in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until but excluding the date such overdue amount is paid in full (after as well as before judgment).

          (d) Interest shall be payable in arrears on each Interest Payment Date, PROVIDED that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

          2.16 COMPUTATION OF INTEREST AND FEES. (a) Interest, fees and commissions payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to Base Rate Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365-day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the

Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

          (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.15(a).

          2.17 INABILITY TO DETERMINE INTEREST RATE. If prior to the first day of any Interest Period:

          (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

          (b) the Administrative Agent shall have received notice from the Majority Facility Lenders in respect of the relevant Facility that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (y) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as Base Rate Loans and (z) any outstanding Eurodollar Loans under the relevant Facility shall be converted, on the last day of the then current Interest Period with respect thereto, to Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans under the relevant Facility shall be made or continued as such, nor shall the Borrower have the right to convert Loans under the relevant Facility to Eurodollar Loans.

          2.18 PRO RATA TREATMENT AND PAYMENTS. (a) Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee and any reduction of the Commitments of the Lenders shall be made PRO RATA according to the respective Tranche B Term Loan Percentages or Revolving Credit Percentages, as the case may be, of the relevant Lenders. Subject to Section 2.18(c), each payment (other than prepayments as set forth in Sections 2.18 (b), (c)) in respect of principal or interest in respect of the Loans, and each payment in respect of fees or expenses payable hereunder shall be applied to the amounts of such obligations owing to the Lenders PRO RATA according to the respective amounts then due and owing to the Lenders. The application of any prepayment pursuant to this Section 2.18 shall be made, FIRST, to Base Rate Loans and, SECOND, to Eurodollar Loans.

          (b) Each optional prepayment made pursuant to Section 2.11 and each mandatory prepayment required by Section 2.12 (other than prepayments required by Section

2.12(c)) shall be allocated among the Tranche B Term Loan Lenders holding such Tranche B Term Loans PRO RATA based on the principal amount of such Tranche B Term Loans held by such Tranche B Term Loan Lenders, and shall be applied to the installments of such Tranche B Term Loans PRO RATA based on the remaining outstanding principal amount of such installments. Each mandatory prepayment required by Section 2.12(c) shall be allocated among the Tranche B Term Loan Lenders holding such Tranche B Term Loans based upon the principal amount of such Tranche B Term Loans held by such Tranche B Term Loan Lenders, and shall be applied to the installments of such Tranche B Term Loans in inverse order of maturity. Amounts prepaid on account of the Tranche B Term Loans may not be reborrowed.

          (c) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Credit Loans shall be made PRO RATA according to the respective outstanding principal amounts of the Revolving Credit Loans then held by the Revolving Credit Lenders. Each payment in respect of Reimbursement Obligations in connection with any Letter of Credit shall be made to the Issuing Lender.

          (d) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 1:00 P.M., New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Payment Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

          (e) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans under the relevant Facility, on demand, from the Borrower.

          (f) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment being made hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective PRO RATA shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days of such required date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

          (g) Each prepayment of Tranche B Term Loans (other than (A) an optional prepayment pursuant to Section 2.11 made with proceeds not required to be used to prepay the Loans pursuant to Section 2.12(a) and (b) and (B) a mandatory prepayment pursuant to Section 2.12(c)) shall be accompanied by a prepayment premium equal to (i) if such prepayment is made on or prior to the first anniversary of the Closing Date, 2.00% of the principal amount of such prepayment and (ii) if such prepayment is made after the first anniversary of the Closing Date and through the second anniversary of the Closing Date, 1.00% of the principal amount of such prepayment.

          2.19 REQUIREMENTS OF LAW. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                 (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.20 and changes in the rate of tax or taxes on the overall net income of such Lender by the jurisdiction under the laws of which such Lender is organized or in which such Lender has its principal office or the applicable lending office);

                 (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                 (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining

Eurodollar Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable by such Lender hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its written demand (which shall include the certificate described in Section 2.19(c)), any additional amounts necessary to compensate such Lender on an after-tax basis for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

          (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor (which shall include the certificate described in Section 2.19(c)), the Borrower shall pay to such Lender within 15 days of receipt of such notice such additional amount or amounts as will compensate such Lender on an after-tax basis for such reduction.

          (c) A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Borrower (with a copy to the Administrative Agent) with reasonable detail demonstrating how such amounts were derived shall be conclusive in the absence of manifest error. The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          2.20 TAXES. (a) All payments made by the Borrower under this Agreement or any other Loan Document shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent's or such Lender's having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("NON-EXCLUDED TAXES") are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative

Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts that would have been received hereunder had such withholding not been required; PROVIDED, HOWEVER, that the Borrower or a Guarantor shall not be required to increase any such amounts payable to the Administrative Agent or any Lender with respect to any Non-Excluded Taxes (i) that are attributable to the Administrative Agent's or such Lender's failure to comply with the requirements of paragraph (f) of this Section, or (ii) that are United States withholding taxes imposed on amounts payable to the Administrative Agent or such Lender at the time the Administrative Agent or such Lender becomes a party to this Agreement, except to the extent that the Administrative Agent's or such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower or a Guarantor with respect to such Non-Excluded Taxes pursuant to this Section 2.20(a). The Borrower or the applicable Guarantor shall make any required withholding and pay the full amount withheld to the relevant tax authority or other Governmental Authority in accordance with applicable Requirements of Law.

          (b) The Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Requirements of Law.

          (c) The Borrower shall indemnify the Administrative Agent and any Lender for the full amount of Non-Excluded Taxes or Other Taxes arising in connection with payments made under this Agreement (including, without limitation, any Non-Excluded Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.20) paid by the Administrative Agent or Lender or any of their respective Affiliates and any liability (including penalties, additions to tax interest) arising therefrom or with respect thereto, PROVIDED that if the Borrower reasonably believes that such Non-Excluded Taxes or Other Taxes, as the case may be, were not correctly or legally asserted, the Administrative Agent or Lender, as the case may be, will use reasonable efforts to cooperate with the Borrower to obtain a refund of such Non-Excluded Taxes or Other Taxes so long as such efforts would not result in any additional costs, expenses or risks or be otherwise disadvantageous to the Administrative Agent or Lender, as the case may be. Payment under this indemnification shall be made within ten days from the date the Administrative Agent or any Lender or any of their respective Affiliates makes written demand therefor (which demand shall identify the nature and amount of Non-Excluded Taxes and Other Taxes for which indemnification is being sought and shall include a copy of the written assessment from the relevant Governmental Authority demanding payment for such Non-Excluded Taxes and Other Taxes).

          (d) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for the account of the Administrative Agent or Lender, as the case may be, a certified copy of an original official receipt, if any, received by the Borrower of evidence showing payment thereof or, if such copy is not available, any other evidence of payment thereof reasonably satisfactory to the Administrative Agent.

          (e) The agreements in this Section 2.20 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          (f) Each Lender (or Transferee) that is not a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under the laws of the United States of America (or any jurisdiction thereof), or any estate or trust that is subject to federal income taxation regardless of the source of its income (a "NON-U.S. LENDER") shall deliver to the Borrower and the Administrative Agent (and, in the case of a Participant, to the Lender from which the related participation shall have been purchased) (i) a copy of either U.S. Internal Revenue Service Form W-8BEN (claiming benefits under an applicable treaty) or Form W-8ECI, or, (ii) in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest," a statement substantially in the form of Exhibit G to the effect that such Lender is eligible for a complete exemption from withholding of U.S. taxes under Section 871(h) or 881(c) of the Code and a Form W-8BEN, in each case, or any subsequent versions of such forms or successors thereto properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver new forms on or before the obsolescence, expiration or invalidity of any form previously delivered by such Non-U.S. Lender in each case certifying that such Non-U.S. Lender is entitled to an exemption from or a reduction of withholding or deduction for or on account of United States federal income taxes in connection with payments under this Agreement and any other Loan Document. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

          (g) The Administrative Agent and Lender agrees that if it subsequently recovers, or receives a permanent net tax benefit with respect to, any amount of Non-Excluded Taxes or Other Taxes (i) previously paid by it and as to which it has been indemnified by or on behalf of the Borrower or (ii) previously deducted by the Borrower (including, without limitation, any Taxes deducted from any additional sums payable under subsection (a) above) and as to which the Borrower has paid an additional amount under Section 2.20(a) above, the Administrative Agent or Lender, as the case may be, shall reimburse the Borrower such portion of any such recovery or permanent net tax benefit as the Administrative Agent or Lender, as the case may be, in its sole opinion has determined to be attributable to indemnity payments made, or additional amounts paid, by or on behalf of the Borrower under this Section 2.20 with respect to the Non-Excluded Taxes or Other Taxes giving rise to such recovery or tax benefit and as will leave the Administrative Agent or Lender in no worse position than it would be in if no such Taxes or Other Taxes had been imposed; PROVIDED, HOWEVER, that the Borrower, upon the request of the Administrative Agent or Lender, agrees to repay to the Administrative Agent or Lender, as the case may be, the amount paid over to the Borrower (together with any penalties, interest or other charges), in the event the Administrative Agent or Lender is required to repay such amount to the relevant taxing authority or other Government Authority. Nothing in this Section 2.20(g) shall oblige the Administrative Agent and Lender to disclose to the Borrower or any other person

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any information regarding its tax affairs or computation and the Administrative
Agent and the Lender shall have absolute discretion to arrange their tax affairs in whatever manner the Administrative Agent or Lender thinks fits.

          2.21 INDEMNITY. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment or conversion of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) OVER (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section with reasonable detail demonstrating how such amounts were derived submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and Letters of Credit and all other amounts payable hereunder.

          2.22 ILLEGALITY. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Base Rate Loans to Eurodollar Loans shall forthwith be canceled and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.21.

          2.23 CHANGE OF LENDING OFFICE. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.19, 2.20(a) or
2.22 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to file any certificate or document reasonably requested by the Borrower or to designate another lending office for any Loans affected by such event, in each case, with the object of avoiding the consequences of such event; PROVIDED that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending

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

office(s) to suffer no economic, legal or regulatory disadvantage, and PROVIDED, FURTHER, that nothing in this Section shall affect or postpone any of the obligations of any Borrower or the rights of any Lender pursuant to Section 2.19, 2.20(a) or 2.22.

          2.24 REPLACEMENT OF LENDERS UNDER CERTAIN CIRCUMSTANCES. The Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section 2.19 or 2.20(a) or (b) defaults in its obligation to make Loans hereunder, with a replacement financial institution; PROVIDED that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) prior to any such replacement, such Lender shall have taken no action under Section 2.23 so as to eliminate the continued need for payment of amounts owing pursuant to Section 2.19 or 2.20(a),
(iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) the Borrower shall be liable to such replaced Lender under
Section 2.21 (as though Section 2.21 were applicable) if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (vi) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.6 (PROVIDED that the Borrower shall be obligated to pay the registration and processing fee referred to therein), (viii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to
Section 2.19 or 2.20(a), as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

          2.25 LIMITATION ON ADDITIONAL AMOUNTS, ETC. Notwithstanding anything to the contrary contained in Sections 2.19, 2.20 or 2.22 of this Agreement, unless the Administrative Agent or a Lender gives notice to the Borrower that it is obligated to pay an amount under any such Section within 90 days after the later of (x) the date the Lender incurs the respective increased costs, Non-Excluded Taxes, Other Taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital or (y) the date such Lender has actual knowledge of its incurrence of the respective increased costs, Non-Excluded Taxes, Other Taxes, loss, expense or liability, reductions in amounts received or receivable or reduction in return on capital, such Lender shall not be entitled to be compensated for interest and penalties by the Borrower pursuant to Sections 2.19, 2.20, or 2.22, as the case may be, to the extent such interest or penalties are incurred or suffered on or after such date. This Section 2.25 shall have no applicability to any Section of this Agreement other than Sections 2.19, 2.20 or 2.22.

                          SECTION 3. LETTERS OF CREDIT

          3.1 L/C COMMITMENT. (a) Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Revolving Credit Lenders set forth in Section 3.4(a), agrees to issue letters of credit ("LETTERS OF CREDIT") for the account of the Borrower on any Business Day during the Revolving Credit Commitment Period in such form as may be approved from time to time by the Issuing Lender; PROVIDED that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C

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Obligations would exceed the L/C Commitment or (ii) the aggregate amount of the
Available Revolving Credit Commitments would be less than zero. Each Letter of Credit shall (i) be denominated in Dollars and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date which is five Business Days prior to the Scheduled Revolving Credit Termination Date, PROVIDED that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above).

          (b) The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

          3.2 PROCEDURE FOR ISSUANCE OF LETTER OF CREDIT. The Borrower may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may request. Upon receipt of any Application, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by the Issuing Lender and the Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof. The Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance of each Letter of Credit (including the amount thereof).

          3.3 FEES AND OTHER CHARGES. (a) The Borrower will pay a fee on the aggregate drawable amount of each outstanding Letter of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans under the Revolving Credit Facility, shared ratably among the Revolving Credit Lenders and payable quarterly in arrears on each L/C Fee Payment Date after the issuance date of such Letter of Credit. In addition, the Borrower shall pay to the Issuing Lender for its own account a fronting fee on the aggregate drawable amount of each outstanding Letter of Credit not to exceed 1/4 of 1% per annum, payable quarterly in arrears on each L/C Fee Payment Date after the issuance date of such Letter of Credit.

          (b) In addition to the foregoing fees, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

          3.4 L/C PARTICIPATIONS. (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit

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hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Credit Percentage in the Issuing Lender's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender, regardless of the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5, upon demand, at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Revolving Credit Percentage of the amount of such draft, or any part thereof, that is not so reimbursed.

          (b) If any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is paid to the Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 3.4(a) is not made available to the Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Base Rate Loans under the Revolving Credit Facility. A certificate of the Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

          (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its PRO RATA share of such payment in accordance with Section 3.4(a), the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its PRO RATA share thereof; PROVIDED, HOWEVER, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

          3.5 REIMBURSEMENT OBLIGATION OF THE BORROWER. The Borrower agrees to reimburse the Issuing Lender on each date on which the Issuing Lender notifies the Borrower of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Lender for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment (the amounts

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described in the foregoing clauses (a) and (b) in respect of any drawing, collectively, the "PAYMENT AMOUNT"). Each such payment shall be made to the Issuing Lender at its address for notices specified herein in lawful money of the United States of America and in immediately available funds. Interest shall be payable on each Payment Amount from the date of the applicable drawing until payment in full at the rate set forth in (i) until the second Business Day following the date of the applicable drawing, Section 2.15(b) and (ii) thereafter, Section 2.15(c). Each drawing under any Letter of Credit shall (unless an event of the type described in clause (i) or (ii) of Section 8(f) shall have occurred and be continuing with respect to the Borrower, in which case the procedures specified in Section 3.4 for funding by L/C Participants shall apply) constitute a request by the Borrower to the Administrative Agent for a borrowing pursuant to Section 2.5 of Base Rate Loans (or, at the option of the Administrative Agent and the Swing Line Lender in their sole discretion, a borrowing pursuant to Section 2.7 of Swing Line Loans) in the amount of such drawing. The Borrowing Date with respect to such borrowing shall be the first date on which a borrowing of Revolving Credit Loans (or, if applicable, Swing Line Loans) could be made, pursuant to Section 2.5 (or, if applicable, Section 2.7), if the Administrative Agent had received a notice of such borrowing at the time of such drawing under such Letter of Credit.

          3.6    OBLIGATIONS ABSOLUTE. The Borrower's obligations under this
Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower may have or have had against the Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrower's Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in accordance with the standards of care specified in the UCC of the State of New York, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender to the Borrower.

          3.7 LETTER OF CREDIT PAYMENTS. If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the Borrower of the date and amount thereof. The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

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          3.8    APPLICATIONS. To the extent that any provision of any
Application related to any Letter of Credit is inconsistent with the provisions of this Agreement or the other Loan Documents, the provisions of this Agreement or the other Loan Documents shall apply.

                    SECTION 4. REPRESENTATIONS AND WARRANTIES

          To induce the Arranger, the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, the Parents and the Borrower hereby jointly and severally represent and warrant to the Arranger, the Administrative Agent and each Lender that:

          4.1    FINANCIAL CONDITION.

          (a) The unaudited PRO FORMA consolidated and consolidating balance sheet of the Borrower and its consolidated Subsidiaries as at September 30, 2001 (including the notes thereto) (the "PRO FORMA BALANCE SHEET"), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to (i) the consummation of the Acquisition, (ii) the Loans to be made and the Senior Subordinated Notes to be issued on the Closing Date and the use of proceeds thereof and (iii) the payment of fees and expenses in connection with the foregoing. The Pro Forma Balance Sheet has been prepared based on the best information available to the Borrower as of the date of delivery thereof and on good faith estimates and assumptions reasonably believed by it to be reasonable as of the date of delivery thereof, and presents fairly on a PRO FORMA basis the estimated financial position of Borrower and its consolidated Subsidiaries as at September 30, 2001, assuming that the events specified in the preceding sentence had actually occurred at such date.

          (b) The audited consolidated balance sheets of the Borrower and its consolidated Subsidiaries as at December 31, 1999 and December 31, 2000, and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from Ernst & Young, present fairly in all material respects the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. The unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at September 30, 2001, and the related unaudited consolidated statements of income and cash flows for the nine-month period ended on such date, present fairly all material respects the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the nine-month period then ended (subject to normal year-end audit adjustments and the absence of footnotes). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). Except as set forth in SCHEDULE 4.1(b), as of the Closing Date the Parents, the Borrower and its Subsidiaries do not have any material Guarantee Obligations, material contingent liabilities and material liabilities for taxes, or any material long-term leases or unusual forward or long-term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that

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existed as of the date of but are not reflected in the most recent financial statements referred to in this paragraph. During the period from September 30, 2001 to and including the date hereof there has been no Disposition by any Loan Party of any material part of its business or Property other than those Dispositions by TSI prior to the Merger permitted by the Acquisition Agreement.

          4.2 NO CHANGE. Since September 30, 2001, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

          4.3 CORPORATE EXISTENCE; COMPLIANCE WITH LAW. Each Loan Party (a) is (or, in the case of TSI, at the time it becomes a party hereto, will be) duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has (or, in the case of TSI, at the time it becomes a party hereto, will have) the requisite power and authority, and the legal right, to own and operate its material Property, to lease the Property it operates as lessee and to conduct the business in which it is currently engaged,
(c) is (or, in the case of TSI, at the time it becomes a party hereto, will be) duly qualified as a foreign corporation (or other entity) and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification, except to the extent that the failure to so qualify could not reasonably be expected to have a Material Adverse Effect, and (d) is (or, in the case of TSI, at the time it becomes a party hereto, will be) in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          4.4 CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. Each of the Borrower and the Guarantors and, at the time it becomes a party hereto and in its capacity as a Loan Party hereunder, TSI has the requisite power and authority, and the legal right, to make, deliver and perform the Loan Documents and Acquisition Documents to which it is a party and, in the case of the Borrower, to borrow hereunder. Each of the Borrower and the Guarantors and, at the time it becomes a party hereto and in its capacity as a Loan Party hereunder, TSI has taken all necessary action to authorize the execution, delivery and performance of the Loan Documents and Acquisition Documents to which it is a party and, in the case of the Borrower, to authorize the borrowings on the terms and conditions of this Agreement. No material consent or authorization of, filing with, notice to, Permit from or other act by or in respect of, any Governmental Authority and no consent or authorization of, filing with, notice to or other act by or in respect of any other Person is required in connection with the Acquisition and the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement, any of the Loan Documents or any Acquisition Documents, except (i) consents, authorizations, filings and notices which have been obtained or made and are in full force and effect and (ii) the filings referred to in Section
4.19. Each Loan Document and Acquisition Documents has been duly executed and delivered on behalf of each of the Borrower and the Guarantors and, at the time it becomes a party hereto and in its capacity as a Loan Party hereunder, TSI. This Agreement constitutes, and each other Loan Document and Acquisition Documents upon execution will constitute, a legal, valid and binding obligation of each of the Borrower and the Guarantors and, at the time it becomes a party hereto and in its capacity as a Loan Party hereunder, TSI, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency,

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reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

          4.5 NO LEGAL BAR. The execution, delivery and performance of this Agreement, the other Loan Documents, the Senior Subordinated Note Documentation and the Acquisition Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of any of the Borrower or the Guarantors or, at the time it becomes a party hereto and in its capacity as a Loan Party hereunder, TSI and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents). No Requirement of Law or Contractual Obligation applicable to any Loan Party could reasonably be expected to have a Material Adverse Effect.

          4.6 NO MATERIAL LITIGATION. Except as set forth on SCHEDULE 4.6, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against any Loan Party against any of their respective properties or revenues (a) with respect to any of the Loan Documents or the Acquisition Documents or any of the transactions contemplated hereby or thereby, or (b) that, if reasonably likely to be adversely determined, could reasonably be expected to have a Material Adverse Effect.

          4.7 NO DEFAULT. No Loan Party is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

          4.8 OWNERSHIP OF PROPERTY; LIENS. Each Loan Party has good, marketable and insurable title in fee simple to, or a valid leasehold interest in, all its material real property, and good title to, or a valid leasehold interest in, all its other material Property used in its business as currently conducted, and none of such Property is subject to any Lien except for any Permitted Lien. None of the Pledged Stock is subject to any Lien except for Permitted Liens.

          4.9 INTELLECTUAL PROPERTY. (a) Each Loan Party owns, or is licensed to use, all material Intellectual Property necessary for the conduct of its business as currently conducted. No material claim has been asserted or is pending by any Person challenging or questioning the use or validity of Intellectual Property owned by a Loan Party that is necessary for the conduct of such Loan Party's business as currently conducted, nor does the Borrower, the Parent, or the Ultimate Parent know of any valid basis for any such claim. A Loan Party's use of Intellectual Property owned by such Loan Party that is necessary for the conduct of such Loan Party's business as currently conducted does not knowingly and materially infringe the patent rights of any Person, and does not materially infringe the trade secret, copyright or other Intellectual Property rights of any Person.

          (b) As of the Closing Date and after giving effect to the Acquisition SCHEDULE 4.9(b) (i) identifies registrations and applications for each of the trademarks, service marks and trade names owned by any Loan Party and any material unregistered trademarks or service marks

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owned by any Loan Party and identifies which such Person registered, made or otherwise holds such Intellectual Property, and (ii) specifies as to each, the jurisdiction in which such Intellectual Property has been used, issued or registered (or, if applicable, in which an application for such issuance or registration has been filed), including the respective registration or application numbers.

          (c) As of the Closing Date and after giving effect to the Acquisition, SCHEDULE 4.9(c) (i) identifies each of the patents and patent applications owned by any Loan Party and identifies which such Person owns such Intellectual Property, and (ii) specifies as to each, the jurisdiction in which such Intellectual Property has been issued or registered (or, if applicable, in which an application for such issuance or registration has been filed), including the respective patent or application numbers.

          (d) As of the Closing Date and after giving effect to the Acquisition, SCHEDULE 4.9(d) (i) identifies each of the copyright registrations and copyright applications owned by any Loan Party and any material Copyrights that have not been registered or for which applications for registration have not been filed owned by any Loan Party and identifies which such Person registered, made or otherwise holds such Intellectual Property, and (ii) specifies as to each, the jurisdiction in which such Intellectual Property has been issued or registered (or, if applicable, in which an application for such issuance or registration has been filed), including the respective registration or application numbers.

          (e) As of the Closing Date and after giving effect to the Acquisition, SCHEDULE 4.9(e) identifies all material licenses, sublicenses and other agreements pursuant to which (i) Borrower licenses or sublicenses Intellectual Property owned by it to a third party (other than routine licenses of software to its customers made in the normal course of providing services to such customers and licenses granted pursuant to the Intellectual Property Agreement) or (ii) Borrower licenses or sublicenses Intellectual Property required for its business as currently conducted from any other Person.

          (f) As of the Closing Date and after giving effect to the Acquisition, each of the trademark applications and registrations, and each of the patents and applications for patents, and each of the copyright applications and registrations listed on Schedules 4.9(b), (c), (d) and (e), respectively, are valid and subsisting and each, according to the records of the United States Patent and Trademark Office regarding patents and trademarks and the United States Copyright Office regarding Copyrights, is owned by the entity listed as owner on such Schedules, and each is free from any recorded liens, licenses or other encumbrances, other than Permitted Liens.

          4.10 TAXES. Each of Loan Party has filed or caused to be filed all federal, material state and other material tax returns that are required to be filed and has paid (prior to the date penalties attach thereto) all taxes shown to be due and payable on said returns or on any assessments made against it or any of its Property and all other taxes, fees or other charges imposed on it or any of its Property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of such Loan Party); the contents of all such material tax returns are correct and complete in all

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material respects, no tax Lien has been filed that would not be a Permitted
Lien, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

          4.11 FEDERAL REGULATIONS. No part of the proceeds of the Loans or Letters of Credit will be used for purchasing or carrying any "margin stock" (within the meaning of Regulation U) or for the purpose of purchasing, carrying or trading in any securities under such circumstances as to involve the Borrower in a violation of Regulation X or to involve any broker or dealer in a violation of Regulation T. No indebtedness being reduced or retired out of the proceeds of the Loans or Letters of Credit was or will be incurred for the purpose of purchasing or carrying any "margin stock" (within the meaning of Regulation U) in violation of Regulation U. Following application of the proceeds of the Loans and Letters of Credit, "margin stock" (within the meaning of Regulation U) does not constitute more than 25% of the value of the assets of the Loan Parties. None of the transactions contemplated by this Agreement (including, without limitation, the direct and indirect use of proceeds of the Loans and Letters of Credit) will violate or result in a violation of Regulation T, Regulation U or Regulation X. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1 referred to in Regulation U.

          4.12 LABOR MATTERS. There are no strikes, stoppages, slowdowns or other labor disputes against any of the Loan Parties pending or, to the knowledge of the Borrower, threatened that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of the Loan Parties have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. All payments due from any Loan Party on account of employee health and welfare insurance that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of the relevant Loan Party.

          4.13 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all respects with all applicable provisions of ERISA and the Code, except to the extent any non-compliance could not reasonably be expected to have a Material Adverse Effect. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Borrower nor any Commonly Controlled Entity would become subject to any material liability under ERISA if the Borrower or any such Commonly Controlled Entity

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were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

          4.14 INVESTMENT COMPANY ACT; OTHER REGULATIONS. No Loan Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X) which limits or conditions its ability to incur Indebtedness.

          4.15 SUBSIDIARIES. (a) SCHEDULE 4.15(a) sets forth the ownership structure of each Loan Party, other than the type, number or holder of the equity interests of the Ultimate Parent, after giving effect to the Acquisition.
SCHEDULE 4.15(a) sets forth after giving effect to the Acquisition, the name and jurisdiction of incorporation of each Loan Party and, as to each such Loan Party (other than the Ultimate Parent), the percentage and number of each class of Capital Stock owned by any other Loan Party. SCHEDULE 4.15(a) will be updated by the Borrower to reflect the SS7 Reorganization and any other permitted restructuring, Permitted Acquisition, or other corporate changes otherwise permitted hereunder.

          (b) Except as set forth on SCHEDULE 4.15(b), there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options or other similar rights granted to employees or directors and directors' qualifying shares) of any nature relating to any Capital Stock of the Parent, the Borrower or any Subsidiary. No Loan Party has issued, or authorized the issuance of, any Disqualified Stock, other than the issuances of Disqualified Stock of the Ultimate Parent and the Parent expressly permitted hereunder.

          4.16 USE OF PROCEEDS. The proceeds of the Tranche B Term Loans shall be used to finance a portion of the Acquisition and to pay related fees and expenses. The proceeds of the Revolving Credit Loans and the Swing Line Loans, and the Letters of Credit, shall be used to finance a portion of the Acquisition, for general corporate and working capital purposes and up to $15.0 million of such proceeds will be available for Permitted Acquisitions.

          4.17   ENVIRONMENTAL MATTERS.

          (a) There are no environmental audits conforming to the standards of the ASTM "Standard Practice for Environmental Assessments: Phase I Environmental Site Assessment Process" or other written environmental assessments that have been prepared as to any of the Collateral (or any sites at which Collateral is located) and that are in the possession of the Loan Parties which have not been provided to the Administrative Agent.

          (b) Other than exceptions to any of the following that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

          (i) Each Loan Party: (A) is, and within the period of all applicable statutes of limitation has been, in compliance with all applicable Environmental Laws and Environmental Permits; and (B) reasonably believes that compliance with all applicable

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

     Environmental Law that is or is expected to become applicable to any of them will be timely attained and maintained, without material expense.

          (ii) Materials of Environmental Concern are not present at, on, under, in, or about any real property now or formerly owned, leased or operated by any Loan Party, or at any other location (including, without limitation, any location to which Materials of Environmental Concern have been sent for re-use or recycling or for treatment, storage, or disposal) which could reasonably be expected to (A) give rise to liability of any Loan Party under any applicable Environmental Law or otherwise result in costs to any Loan Party, or (B) materially interfere with any Loan Party's continued operations, or (C) materially impair the fair saleable value of any real property owned or leased by any Loan Party.

          (iii) There is no pending or, to the knowledge of the Borrower, threatened judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation) under or relating to any Environmental Law to which any Loan Party is, or to the knowledge of the Borrower will be, named as a party.

          (iv) No Loan Party has received any written request for information, or been notified that it is a potentially responsible party under or relating to the federal Comprehensive Environmental Response, Compensation, and Liability Act or any similar Environmental Law, or with respect to any Materials of Environmental Concern.

          (v) No Loan Party has entered into or agreed to any consent decree, order, or settlement or other agreement, or is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum for dispute resolution, relating to compliance with or liability under any Environmental Law.

          (vi) No Loan Party has assumed or retained, by contract or operation of law, any liabilities of any other Person of any kind, fixed or contingent, known or unknown, under any Environmental Law or with respect to any Material of Environmental Concern.

          4.18 ACCURACY OF INFORMATION, ETC. No statement or information contained in this Agreement, any other Loan Document, the Confidential Information Memorandum or any other document, certificate or statement (excluding any projections, pro formas or estimates included in any such statement, document or certificate) relating to any Loan Party furnished to the Arranger, the Administrative Agent or the Lenders or any of them, by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished (or, in the case of the Confidential Information Memorandum (after giving effect to any changes in the term sheet contained therein, to the extent disclosed to the Lenders), as of the date of this Agreement), any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein not misleading. The projections and PRO FORMA financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Arranger, the Administrative Agent and the Lenders that such financial information as it relates to future

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events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. As of the Closing Date, the representations and warranties made by the Borrower or any Guarantor (and, at the time it becomes a party hereto and in its capacity as a Loan Party hereunder, TSI) in the Acquisition Documents are true and correct in all material respects. Other than industry-wide, general economic, political or civil developments widely reported in the financial press, there is no fact known to the Borrower or any of the Guarantors (or, at the time it becomes a party hereto, TSI) that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, in the Confidential Information Memorandum or in any other documents, certificates and written statements furnished to the Arranger, the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

          4.19   SECURITY DOCUMENTS.

          (a) The Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor's rights generally and by general equitable principals (whether enforcement is sought in proceedings in equity or at law)) and proceeds and products thereof. In the case of the Pledged Stock, when any stock certificates representing such Pledged Stock are delivered to the Administrative Agent together with any necessary endorsements, and in the case of the other Collateral described in the Guarantee and Collateral Agreement with respect to which a security interest may be perfected by filing, when financing statements in appropriate form are properly filed in the offices specified on SCHEDULE 4.19(a)-1 (which financing statements may be filed by the Administrative Agent at any time) and such other filings as are specified on Schedule 3 to the Guarantee and Collateral Agreement are made (all of which filings have been duly completed and may be filed by the Administrative Agent at any time), in each case together with provision for payment of all requisite fees, the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds and products thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person (except Permitted Liens).
SCHEDULE 4.19(a)-2 lists as of the Closing Date each UCC financing statement that (i) names any Loan Party as debtor and (ii) will remain on file after the Closing Date. SCHEDULE 4.19(a)-3 lists each UCC financing statement that (i) names any Loan Party as debtor and (ii) will be terminated on or prior to the Closing Date; and on or prior to the Closing Date, the Borrower will have delivered to the Administrative Agent, or caused to be filed, duly completed UCC termination statements, authorized by the relevant secured party, in respect of each such UCC financing statement.

          (b) Each Intellectual Property Security Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid, binding and enforceable security interest (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor's rights generally and by general equitable principals (whether enforcement is sought in

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proceedings in equity or at law)) in the United States Intellectual Property
Collateral described therein and proceeds and products thereof. Upon the filing of (i) such Intellectual Property Security Agreement in the appropriate indexes of the United States Patent and Trademark Office relative to patents and trademarks (within three (3) months after the execution of such Intellectual Property Security Agreement), and the United States Copyright Office relative to copyrights (within thirty (30) days after the execution of such Intellectual Property Security Agreement), together with provision for payment of all requisite fees, and (ii) financing statements in appropriate form for filing in the offices specified on SCHEDULE 4.19(b) (which financing statements may be executed and filed by the Administrative Agent at any time), together with provision for payment of all requisite fees, such Intellectual Property Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the United States Intellectual Property Collateral described therein and the proceeds and products thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person (except Permitted Liens).

          4.20 SOLVENCY. Each Loan Party is, and after giving effect to the Acquisition and the incurrence of all Indebtedness and obligations being incurred in connection with the Loan Documents and the Acquisition will be and will continue to be, Solvent.

          4.21 SENIOR INDEBTEDNESS. The Obligations (including, without limitation, the guarantee obligations of each Guarantor under the Guarantee and Collateral Agreement) constitute "Senior Debt," "Designated Senior Debt" and "Permitted Debt" under and as defined in the Senior Subordinated Note Indenture.

          4.22 INSURANCE. Each Loan Party is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; and No Loan Party (i) has received written notice from any insurer or agent of such insurer that substantial capital improvements or other material expenditures will have to be made in order to continue such insurance or (ii) has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that could not reasonably be expected to have a Material Adverse Effect.

          4.23   ACQUISITION DOCUMENTS. The Acquisition Documents listed on
SCHEDULE 4.23 constitute all of the material agreements and instruments to which any Loan Party is bound or by which such Person or any of its property or assets is bound or affected relating to, or arising out of, the Acquisition. None of such material agreements or instruments have been amended, supplemented or otherwise modified, except as permitted hereunder, and all such material agreements and instruments are in full force and effect. No default under the Acquisition Agreement as of the Closing Date, and no default under the Guaranty of Wireless Revenue has occurred which has had a Material Adverse Effect and no party thereto, or any other Person, has the right to terminate (other than on the originally scheduled termination date thereof) either of the Acquisition Agreement or the Guaranty of Wireless Revenue.

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          4.24   REAL PROPERTY. No Loan Party owns any real property except as set forth on SCHEDULE 4.24(i). Any real property leased by any Loan Party with a monthly rent in excess of $20,000.00 is listed on SCHEDULE 4.24(ii) (including location, lease term and monthly rent). To the extent that the Borrower or any Loan Party acquires or leases any real property in a transaction not prohibited hereunder, the Borrower shall submit a revised SCHEDULE 4.24(i) or 4.24(ii), as applicable, to the Administrative Agent to reflect such acquisition or lease.

          4.25 PERMITS. Other than exceptions to any of the following that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, both before and after consummation of the Acquisition:
(i) each Loan Party has obtained and holds all Permits required for any property owned, leased or otherwise operated by or on behalf of, or for the benefit of, such Person and for the operation of each of its businesses as presently conducted and as proposed to be conducted, (ii) all such Permits are in full force and effect, and each Loan Party has performed and observed all requirements of such Permits, (iii) no event has occurred which allows or results in, or after notice or lapse of time would allow or result in, revocation or termination by the issuer thereof or in any other impairment of the rights of the holder of any such Permit, (iv) no such Permits contain any restrictions, either individually or in the aggregate, that are materially burdensome to any Loan Party, or to the operation of any of its businesses or any property owned, leased or otherwise operated by such Person, (v) no Loan Party has received any written notice that any of its Permits will not be timely renewed and complied with, without material expense, or that any additional Permits that may be required of such Person will not be timely obtained and complied with, without material expense and such renewal or compliance, in the aggregate, could reasonably be expected to have a Material Adverse Effect and
(vi) neither of the Parents nor the Borrower has any knowledge or reason to believe that any Governmental Authority is considering limiting, suspending, revoking or renewing on materially burdensome terms any material Permit and such limitation, suspension, revocation or burdensome terms could reasonably be expected to have a Material Adverse Effect.

                         SECTION 5. CONDITIONS PRECEDENT

          5.1 CONDITIONS TO INITIAL EXTENSION OF CREDIT. The agreement of each Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:

          (a)    LOAN DOCUMENTS. The Administrative Agent shall have received
     (i) this Agreement, executed and delivered by a duly authorized officer of each of the Parents and the Borrower, (ii) the Guarantee and Collateral Agreement, executed and delivered by a duly authorized officer of the Ultimate Parent, the Parent, the Borrower and each Subsidiary Guarantor,
     (iii) the Intellectual Property Security Agreement of any Loan Party which owns Collateral consisting of Intellectual Property, executed and delivered by a duly authorized officer of each Loan Party party thereto, (iv) each Acknowledgment and Consent, executed and delivered by a duly authorized officer of the Issuer (as defined in the Guarantee and Collateral Agreement) party thereto, (v) the Subordinated Intercompany Note, executed and delivered by a duly authorized officer of each Loan Party and (vi) if requested by any Lender, for the account of such Lender, Notes

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     conforming to the requirements hereof and executed and delivered by a duly authorized officer of the Borrower.

          (b) ACQUISITION, ETC. The following transactions shall have been consummated, in each case on terms and conditions reasonably satisfactory to the Lenders:

                 (i) all conditions precedent to the Acquisition shall have been satisfied, and, the Administrative Agent shall reasonably believe that upon the funding of the Tranche B Term Loans, the Acquisition shall be consummated for an aggregate purchase price of approximately $800.0 million (subject to working capital and other adjustments as provided in the Acquisition Agreement and including fees and expenses of approximately $30.0 million in the aggregate (less any savings realized if actual fees and expenses are less than $30.0 million)) pursuant to the Acquisition Documents in the form previously approved by the Administration Agent and any other documentation reasonably satisfactory to the Administrative Agent, and no material provision thereof shall have been waived, amended, supplemented or otherwise modified;

                 (ii) the Ultimate Parent shall have received at least $255.0 million (or such lesser amount as may be agreed by the Administrative Agent, including in connection with any savings realized if actual fees and expenses are less than $30.0 million) (the "EQUITY INVESTMENT AMOUNT") in cash from the issuance of its common and/or preferred stock to the Equity Investors (at least 70% of which shall be contributed by the Principal and its Control Investment Affiliates) on terms satisfactory to the Lenders; the Parent shall have received the Equity Investment Amount in cash from the issuance of its common and/or preferred stock to the Ultimate Parent on terms reasonably satisfactory to the Lenders; and the Borrower shall have received the Equity Investment Amount in cash from the issuance of its common stock to the Parent on terms reasonably satisfactory to the Lenders (which shall represent at least 30% of the Borrower's pro forma capitalization);

                 (iii) the capital structure of each Loan Party after the Acquisition shall be as described in SCHEDULE 4.15(i); and

                 (iv) each of the conditions precedent to the issuance of the Senior Subordinated Notes pursuant to the Senior Subordinated Note Documentation shall have been satisfied in strict compliance with the terms thereof, and no provision thereof shall have been waived, amended, supplemented or otherwise modified in a manner that could be materially adverse to the Administrative Agent or any Lender and the Borrower shall have received at least $245,000,000 in gross cash proceeds from the issuance of the Senior Subordinated Notes.

          (c) PRO FORMA BALANCE SHEET; FINANCIAL STATEMENTS. The Lenders shall have received (i) the Pro Forma Balance Sheet, (ii) audited consolidated and consolidating financial statements of the Borrower for the 1999 and 2000 fiscal years and (iii) unaudited interim consolidated and consolidating financial statements of the Borrower for each fiscal month and quarterly period ended subsequent to the date of the

                                       61
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     latest applicable financial statements delivered pursuant to clause (ii) of this paragraph as to which such financial statements are available, and such financial statements shall be consistent with the consolidated financial condition of the Borrower, as reflected in the financial statements or projections contained in the Confidential Information Memorandum and shall show a PRO FORMA Consolidated Leverage Ratio of not greater than 4.50:1.00, based on the most recent twelve-month operating period for which financials are available.

          (d) APPROVALS. (i) All material governmental approvals including regulatory approvals necessary or advisable in connection with the Acquisition and (ii) all third party approvals (including landlords' and other consents) and consents necessary or, in the reasonable discretion of the Administrative Agent, advisable in connection with the Financing contemplated hereby shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any Governmental Authority which would restrain, prevent or otherwise impose adverse conditions on the Acquisition or the financing contemplated hereby or by the Senior Subordinated Note Documentation.

          (e) DELIVERY OF AGREEMENTS. The Administrative Agent shall have received (in form and substance reasonably satisfactory to the Administrative Agent) true and correct executed copies, certified as to authenticity by the Borrower, of the Acquisition Documents and the Senior Subordinated Note Documentation and such documents or instruments as may be reasonably requested by the Administrative Agent, including, without limitation, any other debt instrument, security agreement or other material contract to which any Loan Party (including, without limitation, the Borrower after giving effect to the Merger) may be a party or to which it may be subject (including, without limitation, the limited liability company agreement of the Ultimate Parent).

          (f) FEES AND OTHER OBLIGATIONS. The Lenders, the Arranger and the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including, without limitation, the reasonable fees, disbursements and other charges of counsel to the Administrative Agent), on or before the Closing Date. All such amounts will be paid with proceeds of Loans made on the Closing Date and will be reflected in the funding instructions given by the Borrower to the Administrative Agent on or before the Closing Date.

          (g) SOLVENCY. The Lenders shall have received a Solvency Certificate executed by the chief financial officer of each Loan Party which shall document the solvency of each Loan Party after giving effect to the transactions contemplated hereby.

          (h) BUDGET. The Lenders shall have received a budget for the Loan Parties for the 2002 fiscal year.

          (i) LIEN SEARCHES. The Administrative Agent shall have received the results of a recent lien, tax lien, judgment and litigation search in each of the jurisdictions or offices (including, without limitation, in the United States Patent and Trademark Office and the United States Copyright Office) in which UCC financing statements or other

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     filings or recordations should be made to evidence or perfect (with the priority required under the Loan Documents) security interests in all Property of the Loan Parties or any jurisdiction or office in which an existing filing may exist with respect to any Property of any Loan Party, and such search shall reveal no Liens on any of the assets of the Loan Parties except for Permitted Liens or Liens set forth in SCHEDULE 4.19(a)-3 or Liens to be released on or prior to the Closing Date.

          (j) EXPENSES. The Administrative Agent shall have received satisfactory evidence that the fees and expenses to be incurred in connection with the Acquisition and the financing thereof shall not exceed $30,000,000.

          (k) CLOSING CERTIFICATE. The Administrative Agent shall have received a certificate of each Loan Party, dated as of the Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments; and the Administrative Agent shall reasonably believe that a Closing Certificate of TSI will be delivered on the Closing Date subsequent to the Merger.

          (l)    OTHER CERTIFICATIONS.

                 (i) The Administrative Agent shall have received a copy of the Governing Documents of each Loan Party and each amendment thereto, certified (as of a date reasonably near the date of the initial extension of credit) as being a true and correct copy thereof by the Secretary of State or other applicable Governmental Authority of the jurisdiction in which each such Loan Party is organized or, in the case of the Ultimate Parent, by a Responsible Officer thereof;

                 (ii) The Administrative Agent shall have received a copy of a certificate of the Secretary of State or other applicable Governmental Authority of the jurisdiction in which each such Loan Party is organized, dated reasonably near the date of the initial extension of credit, listing the charter (or, in the case of the Ultimate Parent, the Certificate of Formation) of such Loan Party, as applicable, and each amendment thereto on file in such office and certifying that (A) such amendments are the only amendments to such Person's charter (or, in the case of the Ultimate Parent, the Certificate of Formation) on file in such office, (B) such Person has paid all franchise taxes to the date of such certificate and (C) such Person is duly organized and in good standing under the laws of such jurisdiction;

                 (iii) The Administrative Agent shall have received a telephonic confirmation from the Secretary of State or other applicable Governmental Authority of each jurisdiction in which each such Person is organized certifying that each Loan Party is duly organized and in good standing under the laws of such jurisdiction on the date of the initial extension of credit, together with a written confirmatory report in respect thereof prepared by, or on behalf of, a filing service acceptable to the Administrative Agent;

                 (iv) The Administrative Agent shall have received a copy of a certificate of the Secretary of State or other applicable Governmental Authority of each

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     jurisdiction in which any Loan Party is required to be qualified as a foreign corporation or entity (after giving effect to the Merger) dated reasonably near the date of the initial extension of credit, stating that each Loan Party is duly qualified and in good standing as a foreign corporation or entity in each such jurisdiction and has filed all annual reports required to be filed to the date of such certificate; and telephonic confirmation from the Secretary of State or other applicable Governmental Authority of each such jurisdiction on the date of the initial extension of credit as to the due qualification and continued good standing of each such Person as a foreign corporation or entity in each such jurisdiction on or about such date, together with a written confirmatory report in respect thereof prepared by, or on behalf of, a filing service acceptable to the Administrative Agent;

                 (v) The Administrative Agent shall be satisfied that a copy of a certificate of the Secretary of State of the State of Delaware certifying the true and lawful merger of TSI with and into the Borrower with the Borrower as the surviving corporation will be delivered on the Closing Date; and

                 (vi) The Administrative Agent shall be satisfied that it will receive on the Closing Date subsequent to the Merger (1) a copy of the charter of TSI, (2) Assumption Agreements duly executed by TSI with respect to the Credit Agreement and the Guaranty and Collateral Agreement, (3) an Intellectual Property and Security Agreement duly executed by TSI and (4) such other Loan Documents duly executed by TSI as the Administrative Agent shall reasonably request.

          (m) LEGAL OPINIONS. The Administrative Agent shall have received the following executed legal opinions:

                 (i) the legal opinion of Kirkland & Ellis, counsel to the Loan Parties, substantially in the form of Exhibit E-1;

                 (ii) the legal opinion of Morris, Nichols, Arsht & Tunnell, substantially in the form of Exhibit E-2;

                 (iii) each legal opinion, if any, delivered in connection with the Acquisition Agreement, accompanied by a reliance letter in favor of the Lenders; and

                 (iv) the legal opinion of such other special and local counsel as may be required by the Administrative Agent.

     Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

          (n) PLEDGED STOCK; STOCK POWER; PLEDGED NOTES. The Administrative Agent shall have received (i) the certificates representing the shares of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note (including the Subordinated Intercompany Note) pledged to the Administrative Agent pursuant to the Guarantee and Collateral

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     Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank satisfactory to the Administrative Agent) by the pledgor thereof.

          (o) FILINGS, REGISTRATIONS AND RECORDINGS. Each document (including, without limitation, any UCC financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a perfected Lien on, and security interest in, the Collateral described therein, prior and superior in right to any other Person (other than Permitted Liens), have been delivered to the Administrative Agent in proper form for filing, registration or recordation.

          (p) INSURANCE. The Administrative Agent shall have received insurance certificates satisfying the requirements of Section 4.22 hereof and of Section 5.3 of the Guarantee and Collateral Agreement.

          (q) MANAGEMENT. Effective on the Closing Date, Ed Evans will be the Chief Executive Officer of the Borrower and the other senior management of the Borrower shall be substantially the same as on December 7, 2001, other than as a result of changes approved in writing by the Administrative Agent.

          (r) MISCELLANEOUS. The Administrative Agent shall have received such other documents, agreements, certificates and information as it shall reasonably request prior to the Closing Date.

          5.2 CONDITIONS TO EACH EXTENSION OF CREDIT. The agreement of each Lender to make any extension of credit requested to be made by it on any date (including, without limitation, its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

          (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

          (b) NO DEFAULT. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

          (c) SENIOR DEBT. A Responsible Officer of the Borrower shall certify in writing to the Administrative Agent that the incurrence of such Indebtedness is permitted under the Senior Subordinated Note Indenture.

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Each borrowing by and issuance of a Letter of Credit on behalf of the Borrower hereunder shall constitute a representation and warranty by the Parents and the Borrower as of the date of such extension of credit that the conditions contained in this Section 5.2 have been satisfied.

                        SECTION 6. AFFIRMATIVE COVENANTS

          The Parents and the Borrower hereby jointly and severally agree that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount (excluding Obligations in respect of any Specified Hedge Agreement and unmatured contingent reimbursement and indemnification Obligations) is owing to any Lender, the Arranger or the Administrative Agent hereunder, each of the Parents and the Borrower shall and shall cause each of their respective Subsidiaries to:

          6.1 FINANCIAL STATEMENTS. Furnish to the Administrative Agent for further delivery to each Lender:

          (a) as soon as available, but in any event within 105 days after the end of each fiscal year of the Ultimate Parent, a copy of the audited consolidated balance sheet and unaudited consolidating balance sheet of the Ultimate Parent and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Ernst and Young or other independent certified public accountants of nationally recognized standing;

          (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Ultimate Parent, the unaudited consolidated and consolidating balance sheet of the Ultimate Parent and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated and consolidating statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments and the absence of footnotes)

          (c) as soon as available, but in any event not later than 45 days after the end of each month occurring during each fiscal year of the Ultimate Parent (other than the third, sixth, ninth and twelfth such month) commencing April, 2002, the summary unaudited consolidated balance sheets of the Ultimate Parent and its consolidated Subsidiaries as at the end of such month and the related summary unaudited consolidated statements of income and of cash flows for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures for the previous year (such comparative form statements shall commence April, 2003), certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments and the absence of footnotes);

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all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

          6.2 CERTIFICATES; OTHER INFORMATION. Furnish to the Administrative Agent for further delivery to each Lender, or, in the case of clause (k), to the relevant Lender:

          (a) concurrently with the delivery of the financial statements referred to in Section 6.1(a), a certificate of the independent certified public accountants reporting on financial statements stating that (i) their audit examination has included a review of the Loan Documents, (ii) that in making the examination necessary nothing came to their attention that caused them to believe that the Loan Parties were not in compliance with the covenants contained in Section 7 hereof and (iii) that nothing has come to their attention that causes them to believe that the information contained in any Compliance Certificate is not correct or that the matters set forth in such Compliance Certificate are not stated in accordance with the terms hereof.

          (b) concurrently with the delivery of any financial statements pursuant to Section 6.1, (i) a certificate of a Responsible Officer of the Borrower and the Ultimate Parent stating that, to the best of each such Responsible Officer's knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and
     (ii) in the case of quarterly or annual financial statements, (x) a Compliance Certificate containing all information and calculations necessary for determining compliance by the Loan Parties with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be; PROVIDED that if the Borrower restates Consolidated Net Income to reflect adjustments related to the Guaranty of Wireless Revenue, the Borrower shall resubmit such certificate within 25 days of delivery of such financial statements and (y) to the extent not previously disclosed to the Administrative Agent in writing, a listing of any county, state, territory, province, region or any other jurisdiction, or any political subdivision thereof, whether of the United States or otherwise, where any Loan Party keeps inventory or equipment (other than mobile goods) and of any Intellectual Property acquired by any Loan Party since the date of the most recent list delivered pursuant to this clause (y) (or, in the case of the first such list so delivered, since the Closing Date);

          (c) as soon as available, and in any event no later than 45 days after the end of each fiscal year of the Borrower, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of the Borrower and its consolidated Subsidiaries as of the end of the following fiscal year, and the related consolidated statements of projected cash flow, projected changes in financial position and projected income), and, as soon as available, significant revisions, if any, of such

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     budget and projections with respect to such fiscal year presented to the
     Board of Directors (collectively, the "PROJECTIONS"), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on estimates, information and assumptions reasonably believed by such Responsible Officer to be reasonable on the date of delivery thereof, it being recognized that such projections are not to be viewed as fact and that actual results during the periods covered by such projections may differ from the projected results set forth therein by a material amount;

          (d) within 45 days after the end of each fiscal quarter of the Borrower, a narrative discussion and analysis of the financial condition and results of operations of the Loan Parties for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared to the portion of the Projections covering such periods and to the comparable periods of the previous year;

          (e) no later than five Business Days prior to the effectiveness thereof, copies of substantially final drafts of any proposed amendment, supplement, waiver or other modification with respect to the Senior Subordinated Note Documentation, the Acquisition Agreement, any other Acquisition Documents or the Governing Documents of any Loan Party; PROVIDED that, with respect to amendments, supplements, waivers or other modifications of the Governing Documents such copies will be provided no later than two Business Days prior to the effectiveness thereof;

          (f) within five days after the same are sent, copies of all financial statements and reports that any Loan Party sends to the holders of any class of its debt securities or public equity securities and, within five days after the same are filed, copies of all financial statements and reports that any Loan Party may make to, or file with, the SEC;

          (g) as soon as possible and in any event within three Business Days of obtaining knowledge thereof: (i) written notice of any development, event, or condition arising under Environmental Laws that, individually or in the aggregate with other developments, events or conditions, would reasonably be expected to have a Material Adverse Effect; and (ii) any notice that any Governmental Authority may condition approval of, or any application for, an Environmental Permit or any other material Permit held by any Loan Party on terms and conditions that would reasonably be expected to have a Material Adverse Effect on any Loan Party, or to the operation of any of its businesses (both before and after giving effect to the Acquisition) or any property owned, leased or otherwise operated by such Person;

          (h) on the date of the occurrence thereof, notice that (i) any or all of the obligations under the Senior Subordinated Note Indenture have been accelerated, or (ii) the trustee or the required holders of Senior Subordinated Notes has given notice that any or all such obligations are to be accelerated;

          (i) to the extent not included in clauses (a) through (h) above, no later than the date the same are required to be delivered thereunder, copies of all agreements, documents or other instruments (including, without limitation, (i) audited and unaudited,

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     pro forma and other financial statements, reports, forecasts, and projections, together with any required certifications thereon by independent public auditors or officers of any Loan Party, (ii) press releases, (iii) statements or reports furnished to any other holder of the securities of any Loan Party, and (iv) regular, periodic and special securities reports) that any Loan Party is required to provide pursuant to the terms of the Senior Subordinated Note Documentation or the Guaranty of Wireless Revenue; and

          (j) promptly, such additional financial and other information concerning a Loan Party as the Administrative Agent on behalf of any Lender may from time to time reasonably request.

          6.3 PAYMENT OF OBLIGATIONS. To the extent not otherwise prohibited hereunder or prohibited by the subordination or intercreditor provisions thereof, pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where (i) the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the applicable Loan Party or (ii) the non payment of such obligation could not reasonably be expected to have a Material Adverse Effect.

          6.4 CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE, ETC. (a) (i) Preserve, renew and keep in full force and effect its legal existence (except as expressly permitted hereunder) and (ii) take all reasonable action to maintain all rights, privileges, franchises, Permits and licenses necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.4 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations (not incurred in violation hereof) and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          6.5    MAINTENANCE OF PROPERTY; INSURANCE.

          (a) Keep all Property and systems useful and necessary, in such Person's reasonable business judgment, in its business in good working order and condition, ordinary wear and tear and damage caused by casualty excepted.

          (b) Maintain with financially sound and reputable insurance companies insurance on all its Property (including, without limitation, all inventory, equipment and vehicles) in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to the Administrative Agent, upon written request, copies of policies or certificates providing such insurance coverage; PROVIDED that in any event each Loan Party will maintain (i) property and casualty insurance on all Property on an all risks basis (including loss by fire, explosion and theft and such other risks and hazards as are covered by a standard extended coverage insurance policy), covering the repair or replacement cost of all such Property and consequential loss coverage for business interruption and extra expense (which shall include business interruption expenses as are otherwise generally available to similar businesses) and (ii) public liability insurance. All such insurance with respect to each Loan Party shall be provided by insurers

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which (x) in the case of United States insurers, have an A.M. Best policyholders rating of not less than A- with respect to primary insurance and B+ with respect to excess insurance and (y) in the case of non-United States insurers, the providers of at least 80% of such insurance have either an ISI policyholders rating of not less than A, an A.M. Best policyholders rating of not less than A-or a surplus of not less than $500,000,000 with respect to primary insurance, and an ISI policyholders rating of not less than BBB with respect to excess insurance, or, if the relevant insurance is not available from such insurers, such other insurers as the Administrative Agent may approve in writing. All insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Administrative Agent of written notice thereof, (ii) contain a "Replacement Cost Endorsement" with a waiver of depreciation and a waiver of subrogation against any Secured Party, (iii) if applicable, contain a standard noncontributory mortgagee clause naming the Administrative Agent
(and/or such other party as may be designated by the Administrative Agent) as the party to which all payments made by such insurance company shall be paid,
(iv) if requested by the Administrative Agent, contain endorsements providing that no Loan Party, Secured Party or any other Person shall be a co-insurer under such insurance policies, and (v) be reasonably satisfactory in all other respects to the Administrative Agent. Each Secured Party shall be named as an additional insured on all liability insurance policies of each of the Loan Parties and the Administrative Agent shall be named as loss payee on all property and casualty insurance policies of each such Person.

          (c) Deliver to the Administrative Agent on behalf of the Secured Parties, (i) on the Closing Date, a certificate dated such date showing the amount and types of insurance coverage as of such date, (ii) promptly following receipt of notice from any insurer, a copy of any notice of cancellation or material change in coverage from that existing on the Closing Date, (iii) forthwith, notice of any cancellation or nonrenewal of coverage by any of the Loan Parties, and (iv) promptly after such information is available to any of the Loan Parties, full information as to any claim for an amount in excess of $2,000,000 with respect to any property and casualty insurance policy maintained by any the Loan Parties.

          6.6    INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS.
(a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of any Lender to visit and inspect any of its properties and examine and, at the Borrower's expense, make abstracts from any of its books and records (other than materials protected by attorney-client privilege and materials which such Person may not disclose without violation of a confidentiality obligation to an unaffiliated third party binding upon it) during regular business hours and upon reasonable prior notice by the Administrative Agent at any reasonable time and to discuss the business, operations, properties and financial and other condition of the Loan Parties with officers and employees of the Loan Parties and with their respective independent certified public accountants, so long as the Borrower is afforded an opportunity to be present. It is understood that, so long as no Default or Event of Default has occurred and is continuing, such visits, inspections and examinations shall be coordinated with the Administrative Agent so that (i) in any fiscal quarter of the Borrower, no Lender other than the Administrative Agent shall be permitted to visit more than once and (ii) visits by individual Lenders shall be otherwise minimized to the extent possible.

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          6.7    NOTICES. Promptly give notice to the Administrative Agent for further delivery to each Lender of:

          (a)    the occurrence of any Default or Event of Default;

          (b) any (i) default or event of default under any Contractual Obligation of any Loan Party or (ii) litigation, investigation or proceeding which may exist at any time between any Loan Party and any Governmental Authority, that in either case, if not cured or if reasonably expected to be adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

          (c) any litigation or proceeding affecting any Loan Party in which the amount involved is $5,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

          (d) the following events, as soon as possible and in any event within 30 days after any Loan Party knows or has reason to know thereof:
     (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or
     (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan;

          (e) any development or event (other than industry-wide, general economic, political or civil developments widely reported in the financial press) that has had or could reasonably be expected to have a Material Adverse Effect; and

          (f) any notice of default given to the Borrower or any of its Subsidiaries from a landlord in connection with any leased property where inventory of the Borrower or its Subsidiaries is located which could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the relevant Loan Party proposes to take with respect thereto.

          6.8 ENVIRONMENTAL LAWS. Comply in all material respects with, and make reasonable best efforts to ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws and Environmental Permits, and obtain, maintain and comply in all material respects with and maintain, and make reasonable best efforts to ensure that all tenants and subtenants obtain, maintain and comply in all material respects with and maintain, any and all Environmental Permits.

          6.9 INTEREST RATE PROTECTION. In the case of the Borrower, within 60 days after the Closing Date, enter into Hedge Agreements to the extent necessary to provide that at least 45% of the Funded Debt of the Borrower effectively bears interest at a fixed rate for a period of

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three years, which Hedge Agreements shall have terms and conditions reasonably satisfactory to the Administrative Agent.

          6.10 ADDITIONAL COLLATERAL, ETC. (a) With respect to any Property acquired after the Closing Date by any Loan Party (other than (i) any Property described in paragraphs (b), (c) or (d) of this Section, (ii) any Property subject to a Lien expressly permitted by Section 7.3(g) (iii) Property acquired by an Excluded Foreign Subsidiary and (iv) Property which, if owned by such Loan Party on the Closing Date would not be covered by the grant of security interest in Section 3 of the Guarantee and Collateral Agreement) as to which the Administrative Agent, for the benefit of the Secured Parties, does not have a perfected security interest, promptly (and, in any event, within 15 days following the date of such acquisition) (i) execute and deliver (or cause such execution and delivery) to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a security interest in such Property and (ii) take all actions necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in such Property (subject only to Permitted Liens), including, without limitation, the filing of UCC financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent.

          (b) With respect to any fee interest in any real property having a value (together with improvements thereof) of at least $5,000,000 acquired after the Closing Date by any Loan Party (other than any such real property owned by an Excluded Foreign Subsidiary or subject to a Lien expressly permitted by Sections 7.3(g) or (k)), promptly (and, in any event, within 60 days following the date of such acquisition) (i) execute and deliver (or cause such execution and delivery) a first priority Mortgage in favor of the Administrative Agent, for the benefit of the Secured Parties, covering such real property, (ii) if requested by the Administrative Agent, provide the Secured Parties with (x) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Administrative Agent) as well as a current ALTA survey thereof, together with a surveyor's certificate and (y) any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such Mortgage, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent, (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent and (iv) if required by the Administrative Agent, agree to amendments to the Loan Documents to provide for such additional representations, warranties and covenants as are customarily associated with loans secured by real property.

          (c) With respect to any new Subsidiary (other than an Excluded Foreign Subsidiary) created or acquired after the Closing Date (which, for the purposes of this paragraph, shall include any existing Subsidiary that ceases to be an Excluded Foreign Subsidiary), by any Loan Party, promptly (and, in any event, within 30 days following such creation or the date of such acquisition)
(i) execute and deliver (or cause such execution or delivery) to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the

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Administrative Agent deems necessary or advisable to grant to the Administrative
Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by any Loan Party (subject only to Permitted Liens), (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of such Loan Party, as the case may be, (iii) cause such new Subsidiary
(A) to become a party to the Guarantee and Collateral Agreement and the Intellectual Property Security Agreement and (B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Secured Parties a perfected first priority security interest (subject only to Permitted Liens) in the Collateral described in the Guarantee and Collateral Agreement and the Intellectual Property Security Agreement with respect to such new
Subsidiary, including, without limitation, the recording of instruments in the United States Patent and Trademark Office and the United States Copyright
Office, the execution and delivery by all necessary Persons of Control
Agreements and the filing of UCC financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement, the Intellectual Property Security Agreement or by law or as may be requested by the Administrative Agent, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

          (d) With respect to any new Excluded Foreign Subsidiary created or acquired after the Closing Date by any Loan Party, promptly (and, in any event, within 60 days following such creation or the date of such acquisition) (i) execute and deliver (or cause such execution and delivery) to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable in order to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by any Loan Party subject only to Permitted Liens (provided that in no event shall more than 65% of the total outstanding Capital Stock of any such new Subsidiary be required to be so pledged), (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of such Loan Party, as the case may be, and take such other action as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the security interest of the Administrative Agent thereon, (iii) cause such new Subsidiary to become a party to the Subordinated Intercompany Note, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

          (e) Notwithstanding anything to the contrary in this Section 6.10, paragraphs (a), (b), (c) and (d) of this Section 6.10 shall not apply to any Property, new Subsidiary or new Excluded Foreign Subsidiary created or acquired after the Closing Date, as applicable, as to which the Administrative Agent has determined in its sole discretion that the collateral value thereof is insufficient to justify the difficulty, time and/or expense of obtaining a perfected security interest therein.

          (f) Concurrently with consummation of the SS7 Reorganization, (i) deliver revised schedules to the Guaranty and Collateral Agreement and the Intellectual Property Security Agreement, as applicable, (ii) execute and deliver any additional Intellectual Property Security Agreements as the Administrative Agent shall request, (iii) deliver any stock or ownership certificates required to be delivered pursuant to the Guarantee and Collateral Agreement and (iv) take such other actions reasonably requested by the Administrative Agent to maintain the perfection of its security interest in the SS7 Assets and SS7.

          6.11 USE OF PROCEEDS. Use the proceeds of the Loans only for the purposes specified in Section 4.16.

          6.12 ERISA DOCUMENTS. The Borrower will cause to be delivered to the Administrative Agent, promptly upon the Administrative Agent's request, any or all of the following: (i) a copy of each Plan (or, where any such Plan is not in writing, a complete description thereof) and, if applicable, related trust agreements or other funding instruments and all amendments thereto, and all material written interpretations thereof and written descriptions thereof that have been distributed to employees or former employees of the Borrower or any of its Subsidiaries; (ii) the most recent determination letter issued by the Internal Revenue Service with respect to each Plan; (iii) for the three most recent plan years preceding the Administrative Agent's request, Annual Reports on Form 5500 Series required to be filed with any governmental agency for each Plan; (iv) a listing of all Multiemployer Plans, with the aggregate amount of the most recent annual contributions required to be made by the Borrower or any Commonly Controlled Entity to each such Plan and copies of the collective bargaining agreements requiring such contributions; (v) any information that has been provided to the Borrower or any Commonly Controlled Entity regarding withdrawal liability under any Multiemployer Plan; (vi) the aggregate amount of payments made under any employee welfare benefit plan (as defined in Section 3(1) of ERISA) to any retired employees of the Borrower or any of its Subsidiaries (or any dependents thereof) during the most recently completed fiscal year; and (vii) documents reflecting any agreements between the PBGC and the Borrower or any Commonly Controlled Entity with respect to any Plan.

          6.13 FURTHER ASSURANCES. From time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take all such actions, as the Administrative Agent may reasonably request, for the purposes of implementing or effectuating the provisions of this Agreement and the other Loan Documents, or of more fully perfecting or renewing the rights of the Administrative Agent and the Lenders with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds or products thereof or with respect to any other property or assets hereafter acquired by any Loan Party which may be deemed to be part of the Collateral) pursuant hereto or thereto. Upon the exercise by the Administrative Agent or any Lender of any power, right, privilege or remedy pursuant to this Agreement or the other Loan Documents which requires any consent, approval, recording, qualification or authorization of any Governmental Authority, the Borrower will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that such Governmental Authority, the Administrative Agent or such Lender may require to be obtained from any Loan Party for such governmental consent, approval, recording, qualification or authorization.

          6.14 POST CLOSING MATTERS. (i) Prior to May 31, 2002, seek application for copyright registration on all Material Software and (ii) prior to March 14, 2002, file for recordation the October 20, 2000 name change of GTE Telecommunication Services Incorporated to TSI Telecommunication Services Inc. in the records of the United States Patent and Trademark Office and the United States Copyright Office against all of the United States Intellectual Property listed on Schedules 4.9(b)-(e) which is currently shown to be in the name of GTE Telecommunication Services Incorporated..

                          SECTION 7. NEGATIVE COVENANTS

          The Parents and the Borrower hereby jointly and severally agree that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount (excluding Obligations in respect of any Specified Hedge Agreement and unmatured contingent reimbursement and indemnification Obligations) is owing to any Lender, the Arranger or the Administrative Agent hereunder, each of the Parents and the Borrower shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly:

          7.1 FINANCIAL CONDITION COVENANTS CONSOLIDATED LEVERAGE RATIO. Permit the Consolidated Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Ultimate Parent ending with the last day of any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter.

                                                      Consolidated
          Fiscal Quarter                             Leverage Ratio
          --------------                             --------------
          FQ1, 2002                                     4.35:1.00
          FQ2, 2002                                     4.35:1.00
          FQ3, 2002                                     4.35:1.00
          FQ4, 2002                                     4.35:1.00
          FQ1, 2003                                     4.00:1.00
          FQ2, 2003                                     4.00:1.00
          FQ3, 2003                                     4.00:1.00
          FQ4, 2003                                     3.75:1.00
          FQ1, 2004                                     3.50:1.00
          FQ2, 2004                                     3.50:1.00
          FQ3, 2004                                     3.35:1.00
          FQ4, 2004                                     3.35:1.00
          FQ1, 2005, and thereafter                     3.00:1.00

          (b) CONSOLIDATED SENIOR DEBT RATIO. Permit the Consolidated Senior Debt Ratio as at the last day of any period of four consecutive fiscal quarters of the Ultimate Parent ending with any fiscal quarter set forth below to exceed the ratio set forth opposite such fiscal quarter.

                                                    Consolidated
                                                     Senior Debt
          Fiscal Quarter                                Ratio
          --------------                                -----
          FQ1, 2002                                   2.35:1.00
          FQ2, 2002                                   2.35:1.00
          FQ3, 2002                                   2.35:1.00
          FQ4, 2002                                   2.35:1.00
          FQ1, 2003                                   2.00:1.00
          FQ2, 2003                                   2.00:1.00
          FQ3, 2003                                   2.00:1.00
          FQ4, 2003                                   1.75:1.00
          FQ1, 2004                                   1.50:1.00
          FQ2, 2004                                   1.50:1.00
          FQ3, 2004                                   1.35:1.00
          FQ4, 2004                                   1.35:1.00
          FQ1, 2005, and thereafter                   1.00:1.00

          (c) CONSOLIDATED INTEREST COVERAGE RATIO. Permit the Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters of the Ultimate Parent ending with the last day of any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter.

                                                    Consolidated
                                                    Interest
          Fiscal Quarter                            Coverage Ratio
          --------------                            --------------
          FQ1, 2002                                   2.25:1.00
          FQ2, 2002                                   2.25:1.00
          FQ3, 2002                                   2.25:1.00
          FQ4, 2002                                   2.25:1.00
          FQ1, 2003                                   2.25:1.00
          FQ2, 2003                                   2.25:1.00
          FQ3, 2003                                   2.25:1.00
          FQ4, 2003                                   2.25:1.00
          FQ1, 2004                                   2.25:1.00
          FQ2, 2004                                   2.25:1.00
          FQ3, 2004                                   2.25:1.00
          FQ4, 2004                                   2.25:1.00
          FQ1, 2005, and thereafter                   2.50:1.00

          (d) CONSOLIDATED FIXED CHARGE COVERAGE RATIO. Permit the Consolidated Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters of the Ultimate Parent ending with the last day of any fiscal quarter set forth below to be less than 1.20:1.00 for all fiscal quarters.

          (e) CERTAIN CALCULATIONS. With respect to any period during which a Permitted Acquisition or Asset Sale occurs, for purposes of determining compliance with the covenants set forth in Section 7.1, and for purposes of calculating the financial ratios used in Annex A, Consolidated EBITDA, the components of Consolidated Fixed Charges shall be calculated with respect to such period on a PRO FORMA basis including PRO FORMA adjustments arising out of events which are directly attributable to a specific transaction, are factually supportable and are expected to have a continuing impact, in each case determined on a basis consistent with Article 11 of Regulation S-X promulgated under the Securities Act of 1933, as amended, and as interpreted by the staff of the SEC, (which PRO FORMA adjustments shall be certified by the Chief Financial Officer of the Borrower), using the historical financial statements of the Person or business acquired or sold or to be acquired or sold and the consolidated financial statements of the Borrower and its Subsidiaries which shall be reformulated as if such Permitted Acquisition or Asset Sale, and any Indebtedness or other liabilities incurred in connection with any such acquisition or sale had been consummated or incurred at the beginning of such period (and assuming that such Indebtedness bears interest during any portion of the applicable measurement period prior to the relevant Permitted Acquisition or Asset Sale, at the weighted average of the interest rates applicable to outstanding Loans during such period; PROVIDED that if such assumed Indebtedness is to remain as permanent financing, the actual interest rate will be used in the calculation), all such calculations to be in form and substance reasonably satisfactory to the Administrative Agent; PROVIDED, further, that, with the written consent of the Administrative Agent, the Borrower shall also be permitted to make certain normalizing adjustments to Capital Expenditures.

          7.2 LIMITATION ON INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness, except:

          (a)    Indebtedness of any Loan Party created under any Loan Document;

          (b) Unsecured Indebtedness of the Borrower to any Solvent Subsidiary and of any Wholly Owned Subsidiary Guarantor to the Borrower or any other Solvent Subsidiary; PROVIDED that such Indebtedness is evidenced by, and subject to the terms and conditions of, the Subordinated Intercompany Note;

          (c) Indebtedness of the Borrower and its Subsidiaries (including, without limitation, Capital Lease Obligations) secured by Liens permitted by
Section 7.3(g) in an aggregate principal amount not to exceed $10,000,000 at any one time outstanding;

          (d) Indebtedness (other than the Indebtedness referred to in Section 7.2(f)) of the Borrower and its Subsidiaries outstanding on the date hereof and listed on SCHEDULE 7.2(d) and any refinancings, refundings, renewals or extensions thereof (without any increase in the principal amount thereof or any shortening of the maturity of any principal amount thereof);

          (e) Indebtedness consisting of Unsecured Guarantee Obligations made in the ordinary course of business by the Borrower or any of the Subsidiary Guarantors of obligations of the Borrower or any Subsidiary Guarantor;

          (f) Unsecured Indebtedness of the Borrower created under the Senior Subordinated Note Indenture in respect of the Senior Subordinated Notes in an aggregate principal amount not to exceed $245,000,000 and (ii) Guarantee Obligations of any Guarantor in respect of such Indebtedness; PROVIDED that such Guarantee Obligations are subordinated to the obligations of such Guarantor under the Guarantee and Collateral Agreement to the same extent as the obligations of the Borrower in respect of the Senior Subordinated Notes are subordinated to the Obligations;

          (g) subordinated Indebtedness incurred pursuant to the Guaranty of Wireless Revenue;

          (h) Indebtedness under performance, surety, statutory or appeal bonds or with respect to worker's compensation claims or other bonds permitted under Sections 7.3(c) and (d);

          (i) unsecured subordinated Indebtedness consisting of promissory notes, on market terms, issued by the Parent to current or former officers, directors and employees of the Loan Parties (or the spouses or estates thereof) to purchase or redeem Capital Stock of the Parent issued to such officer, director or employee, provided that the aggregate amount of such Indebtedness shall not exceed $10,000,000 at any one time outstanding and the documentation evidencing such Indebtedness shall contain subordination provisions reasonably satisfactory to the Administrative Agent (including the subordination of any payment obligations of the Parent thereunder to the obligations of the Loan Parties hereunder and provisions prohibiting payments on such Indebtedness if the Borrower could not pay a dividend under Section 7.6 in the amount of such payment);

          (j) Indebtedness of the Ultimate Parent or the Parent consisting of repurchase obligations with respect to Capital Stock issued to employees, officers and directors arising upon the death, disability or termination of employment of such employees, officers or directors; PROVIDED that such repurchase obligations of the Parent or Ultimate Parent thereunder are expressly subject to the Obligations of the Loan Parties hereunder, (including the subordination of any payment or repurchase obligations of the Parent or the Ultimate Parent thereunder to the obligations of the Loan Parties hereunder and provisions prohibiting payments on such Indebtedness if the Borrower could not pay a dividend under Section 7.6 in the amount of such payment);

          (k) Indebtedness issued to insurance companies to finance insurance premiums payable to such insurance companies in connection with insurance policies purchased by a Loan Party in the ordinary course of business in an aggregate amount not to exceed $2,500,000;

          (l) Indebtedness consisting of customary overdraft and similar protections in connection with deposit accounts;

          (m) Indebtedness of the Borrower consisting of customary indemnification, deferred purchase price adjustments or similar obligations, in each case incurred or assumed in connection with the acquisition of any business or assets permitted to be acquired hereunder;

          (n) Indebtedness of the Borrower or any Subsidiary assumed in connection with any Permitted Acquisition under Sections 7.8(h) or (p); PROVIDED that such Indebtedness was not incurred (i) to provide all or a portion of the funds utilized to consummate the transaction or series of related transactions constituting such Permitted Acquisition or (ii) otherwise in connection with, or in contemplation of, such Permitted Acquisition; and PROVIDED, further, that the aggregate amount of such Indebtedness, together with any Indebtedness permitted under clause (o) shall not exceed $20,000,000 at any time outstanding;

          (o) Indebtedness of Excluded Foreign Subsidiaries consisting of working capital revolver facilities; PROVIDED that the aggregate amount of such Indebtedness, together with any Indebtedness permitted pursuant to clause (n) shall not to exceed $20,000,000 at any time outstanding;

          (p) Unsecured Indebtedness of either of the Parents to the Borrower incurred in lieu of making a Restricted Payment pursuant to Section 7.6(b) or
(c), in an aggregate amount not to exceed the amount of cash dividends that the Borrower would be permitted to make pursuant to Sections 7.6(b) and (c) if no such Indebtedness was incurred; PROVIDED that such Indebtedness is evidenced by an instrument in form and substance reasonably satisfactory to the Administrative Agent, including subordination terms, if any, and each such instrument must be pledged to the Administrative Agent as Collateral pursuant to the Security Documents; and PROVIDED, further, that the amount of any such Indebtedness shall reduce dollar-for-dollar the amount of any Restricted Payments that may be made pursuant to Section 7.6(b) or (c);

          (q) Indebtedness of Subsidiaries owed to a Loan Party to the extent that such Loan Party could have made an Investment in such Subsidiary pursuant to Sections 7.8(o) or (p); and

          (r) additional Indebtedness of the Borrower or any of its Subsidiaries in an aggregate principal amount (for the Borrower and all Subsidiaries) not to exceed $15,000,000 at any one time outstanding.

          7.3 LIMITATION ON LIENS. Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except for:

          (a) Liens for taxes, assessments, charges or other government levies not yet delinquent or which are being contested in good faith by appropriate proceedings, PROVIDED that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's, landlord's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or that are being contested in good faith by appropriate proceedings;

          (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

          (d) deposits by or on behalf of the Borrower or any of its Subsidiaries to secure the performance of tenders, bids, trade contracts (other than for borrowed money), leases, statutory obligations, self insurance or reinsurance obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (e) (i) easements, rights-of-way, restrictions, covenants and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, do not in any case materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries and (ii) any other Lien or exception to coverage described in a mortgage policy of title insurance or surveys issued in favor of and accepted by the Administrative Agent with respect to any real property subject to a Mortgage;

          (f)    Liens in existence on the date hereof listed on
SCHEDULE 7.3(f), securing Indebtedness permitted by Section 7.2(d), PROVIDED that no such Lien is spread to cover any additional Property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

          (g) Liens securing Indebtedness of the Borrower or any of its Subsidiaries incurred pursuant to Section 7.2(c) to finance the acquisition, construction or improvement of fixed or capital assets, PROVIDED that (i) such Liens shall be created within 30 days of the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any Property other than the Property financed by such Indebtedness and (iii) the amount of Indebtedness secured thereby is not increased;

          (h)    Liens created pursuant to the Security Documents;

          (i) any interest or title of a lessor or sublessor or lessee or sublessee under any lease entered into by the Borrower or any of its Subsidiaries in the ordinary course of its business and covering only the assets so leased;

          (j) any interest of Verizon Information Services Inc. granted pursuant to the Intellectual Property Agreement, any interest of a licensee or sublicensee under any licenses or sublicenses entered into by the Borrower or any of its Subsidiaries in the ordinary course of business, in each case to the extent not interfering in any material respect with the business of the Borrower or any of its subsidiaries;

          (k) Liens on the property or assets of a Person which becomes a Subsidiary of the Borrower after the date hereof, or if acquired by such Person after the date hereof, securing Indebtedness permitted by Section 7.2(n); PROVIDED that (i) such Liens existed at the time such Person became a Subsidiary of the Borrower and (ii) the amount of Indebtedness secured thereby is not increased and such Liens are not expanded to cover additional Property;

          (l) Liens consisting of customary rights of set-off of or banker's liens on amounts on deposit, to the extent arising by operation of law, incurred in the ordinary course of business;

          (m) Liens on the assets of any Excluded Foreign Subsidiary which secure Indebtedness permitted pursuant to Section 7.2(o); and

          (n) Liens (not otherwise permitted hereunder) which secure obligations permitted hereunder not exceeding $2,000,000 in the aggregate at any time outstanding and which are not senior in right of priority to the Liens created in favor of the Administrative Agent pursuant to this Agreement and the other Loan Documents and with respect to which no foreclosure or other enforcement actions have been commenced; PROVIDED that Liens permitted under this clause (n) may be senior to the Liens created pursuant to the Security Documents to the extent such Liens secure advances made after the date such Lien attached to the subject property and the extent that the value of the subject property does not exceed $2,000,000 in the aggregate at any time outstanding.

          7.4 LIMITATION ON FUNDAMENTAL CHANGES. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its Property or business, except that:

          (a) any Solvent Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (PROVIDED that the Borrower shall be the continuing or surviving corporation) or with or into any Guarantor which is a Wholly Owned Subsidiary of the Borrower (PROVIDED that such Guarantor shall be the continuing or surviving corporation);

          (b) any Subsidiary of the Borrower may Dispose of any or all of its assets (upon voluntary liquidation, dissolution, winding up or otherwise) to the Borrower or any Guarantor which is a Wholly Owned Subsidiary of the Borrower;

          (c) the Borrower or any Subsidiary thereof may merge with any Person in connection with a Permitted Acquisition; PROVIDED that if such transaction involves the Borrower, the Borrower shall be the continuing or surviving corporation and, if such transaction involves any Subsidiary of the Borrower, the surviving corporation must be or become a Subsidiary Guarantor;

          (d) any Excluded Foreign Subsidiary (i) may be merged with or consolidated with or into any other Excluded Foreign Subsidiary; PROVIDED that the ownership interest of the Borrower in the surviving Subsidiary is no less than the Borrower's ownership interest in the merged Subsidiary and (ii) may transfer assets of reasonably equivalent value to any other Excluded Foreign Subsidiary; and

          (e)    the SS7 Reorganization may occur.

          7.5 LIMITATION ON DISPOSITION OF PROPERTY. Dispose of any of its Property (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary of the Ultimate Parent, issue or sell any shares of such Subsidiary's Capital Stock to any Person, except:

          (a) the Disposition of obsolete or worn out property, or property which is damaged such that it is no longer materially useful, in each case, in the ordinary course of business;

          (b)    Dispositions permitted by Section 7.4(b);

          (c) the sale or issuance of (i) any Subsidiary's Capital Stock (other than Disqualified Stock) to the Borrower or any Guarantor which is a Wholly Owned Subsidiary of the Borrower, (ii) the Borrower's Capital Stock (other than Disqualified Stock) to the Parent, (iii) the Parent's Capital Stock to the Ultimate Parent or, (iv) the Parent's common stock (or common stock options) to employees, officers, directors and consultants of the Loan Parties (which common stock (and common stock options) shall not exceed 1% of the Capital Stock of the Parent.

          (d) the Disposition by the Borrower or any of its Subsidiaries of other assets having a fair market value not to exceed $5,000,000 in the aggregate for any fiscal year of the Borrower;

          (e) any Investment permitted pursuant to Section 7.8(g) and the Disposition of any Investment permitted pursuant to Section 7.8(b);

          (f) any Recovery Event, PROVIDED, that the requirements of Section 2.12(b) are complied with in connection therewith;

          (g) the discount, write-off or sale of uncollectible receivables in the ordinary course of business;

          (h) the lease or license (or sublease or sublicense) of real or personal property (including Intellectual Property) in the ordinary course of business;

          (i) the sale or exchange of specific items of equipment, so long as the purpose of each such sale or exchange is to acquire (and results within 365 days of such sale or exchange in the acquisition of) replacement items of equipment which are, in the reasonable business judgment of the Borrower, the functional equivalent of the item of equipment so sold or exchanged;

          (j) the sale of non-core assets acquired in connection with a Permitted Acquisition;

          (k) the cancellation of any Indebtedness constituting an Investment permitted pursuant to Section 7.8 which the Borrower reasonably believes to be uncollectible; and

          (l)    the SS7 Reorganization.

          For the avoidance of doubt, any Disposition of any SS7 Assets is prohibited under this Agreement except to the extent Dispositions of individual SS7 Assets are permitted pursuant to Sections 7.5(a), (f), (g), (h), (i) and (j) in separate, unrelated transactions, which Dispositions do not, either individually or together with all other such Dispositions made of SS7 Assets, result in the Disposition of a material portion of the SS7 Assets.

          7.6 LIMITATION ON RESTRICTED PAYMENTS. Declare or pay any dividend (other than dividends payable solely in common stock (excluding Disqualified Stock) of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of any Loan Party, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations, or enter into any derivatives or other transaction with any financial institution, commodities or stock exchange or clearinghouse (a "DERIVATIVES COUNTERPARTY") obligating any Loan Party to make payments to such Derivatives Counterparty as a result of any change in market value of any such Capital Stock (collectively, "RESTRICTED PAYMENTS"), except that:

          (a) (i) SS7 may declare and pay dividends to the Ultimate Parent if the Borrower would be permitted to make such Restricted Payment to the Parent and the Parent would be permitted to make such Restricted Payment to the Ultimate Parent (it being understood that the amount of any such Restricted Payment made by SS7 to the Ultimate Parent shall be included in calculating any dollar limitations on the Borrower's ability to make Restricted Payments hereunder), (ii) any Subsidiary of the Borrower may declare and pay dividends to the Borrower or any Guarantor which is a Subsidiary of the Borrower and (iii) any Excluded Foreign Subsidiary may declare and pay dividends to any Subsidiary of the Borrower;

          (b) the Borrower may pay dividends to the Parent and the Parent may pay dividends to the Ultimate Parent to permit the Parent or the Ultimate Parent, as applicable, to (i) purchase the Ultimate Parent's or the Parent's (as applicable) Capital Stock or Capital Stock Options from present or former employees, officers, directors or consultants of any Loan Party (or the spouses or estates thereof) upon the death, disability or termination of employment of such employee, officer, director or consultant, or to make payments with respect to Indebtedness issued to repurchase such Capital Stock or Capital Stock Options pursuant to Section 7.2(i), PROVIDED that the aggregate amount of payments by the Borrower under this clause (i) shall not exceed $2,000,000 PLUS any amount owing with respect to such Indebtedness in any fiscal year, and in no case shall the aggregate amount of such payments exceed $3,000,000 per fiscal year, (ii) purchase the Ultimate Parent's or the Parent's (as applicable) Capital Stock or Capital Stock Options from present or former employees, officers, directors or consultants of any Loan Party (or the spouses or estates thereof) upon the death or disability of such employee, officer, director or consultant with the proceeds any "key man" life insurance maintained with respect to such deceased or disabled employee, officer, director or consultant and (iii) pay management fees to the Principal or Michael Hartman expressly permitted by Section 7.10; PROVIDED, further, that the aggregate amount of cash dividends payable pursuant to this clause (b) shall be reduced dollar-for-dollar by the amount of any Indebtedness incurred pursuant to Section 7.2(p);

          (c) (i) the Borrower may pay dividends to the Parent, and the Parent may pay dividends to the Ultimate Parent, so that the Parent and the Ultimate Parent may pay corporate, operating overhead expenses (including, without limitation certain taxes) incurred in the ordinary course of business, including, without limitation, indemnification obligations and directors' fees and expenses not to exceed $500,000 in any fiscal year and (ii) the Borrower may pay dividends to the Parent so that the Parent may pay any taxes which are due and payable by the Loan Parties (other than the Ultimate Parent) as part of a consolidated group, PROVIDED that the aggregate amount of cash dividends payable pursuant to this clause (c) shall be reduced dollar-for-dollar by the amount of any Indebtedness incurred pursuant to Section 7.2(q);

          (d) repurchases of Capital Stock of either of the Parents deemed to occur on the non-cash exercise of permitted stock options and warrants;

          (e) the Ultimate Parent may make tax distributions to the holders of its Capital Stock to pay income taxes attributable to their investment in SS7 in accordance with the terms of the Governing Documents of the Ultimate Parent;

          (f) the Loan Parties may make Restricted Payments pursuant to the Acquisition Agreement and as necessary to consummate the SS7 Reorganization;

          (g) the Ultimate Parent and the Parent may repurchase or exchange Capital Stock of either of the Parents issued to employees, officers and directors of any Loan Party with or for (i) cash received pursuant to Section 7.6(b), (ii) Capital Stock of the Ultimate Parent and (iii) Indebtedness of the Parent incurred pursuant to Section 7.2(i);

          (h) the Ultimate Parent and the Parent may repurchase or exchange Capital Stock of either of the Parents to the extent funded with Net Cash Proceeds which are Excluded Proceeds pursuant to clause (v) of the definition thereof.

          7.7 LIMITATION ON CAPITAL EXPENDITURES. Make or commit to make any Capital Expenditure, except Capital Expenditures of the Borrower and its Subsidiaries in the ordinary course of business not exceeding $30,000,000 with respect to fiscal year 2002, $20,000,000 with respect to each of fiscal years 2003 and 2004 and $22,000,000 with respect to fiscal year 2005; PROVIDED that up to 50% of the amount specified for a particular fiscal year, if not so expended in such fiscal year, may be carried over for expenditure in the next succeeding fiscal year.

          7.8 LIMITATION ON INVESTMENTS. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting an ongoing business from, or make any other investment in, any other Person (all of the foregoing, "INVESTMENTS"), except:

          (a) extensions of trade credit, including accounts receivable, in the ordinary course of business;

          (b)    Investments in Cash Equivalents;

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          (c)    Investments arising in connection with the incurrence of
     Indebtedness permitted by Sections 7.2(b), (e), (p) or (r);

          (d) loans and advances to employees of the Borrower or any Subsidiaries of the Borrower in the ordinary course of business (including, without limitation, for travel, entertainment and relocation expenses) in an aggregate amount for the Borrower and Subsidiaries of the Borrower not to exceed $1,000,000 at any one time outstanding;

          (e)    the Acquisition;

          (f) Investments in assets useful in the Borrower's or the applicable Subsidiary's business made by the Borrower or any of its Subsidiaries with the proceeds of any Reinvestment Deferred Amount;

          (g) Investments (other than those relating to the incurrence of Indebtedness permitted by Section 7.8(c)) by any Loan Party in the Borrower or any Person that, prior to such Investment, is a Wholly Owned Subsidiary Guarantor; and

          (h) in addition to Investments otherwise expressly permitted by this Section, Investments by the Borrower or any of its Wholly Owned Subsidiaries constituting acquisitions of Persons or ongoing businesses engaged primarily in one or more lines of businesses permitted under
     Section 7.15 ("PERMITTED ACQUISITIONS"); PROVIDED that:

                 (i) immediately prior to and after giving affect to any such Permitted Acquisition, no Default or Event of Default shall have occurred and be continuing and the Borrower shall have certified same to the Administrative Agent in writing;

                 (ii) if such Permitted Acquisition is structured as a stock acquisition, then either (A) the Person so acquired becomes a Wholly Owned Subsidiary of or, in the case of the Embratel Acquisition, a Subsidiary which is at least 80% owned by the Borrower or (B) such Person is merged with and into either the Borrower or a Wholly Owned Subsidiary of the Borrower (with the Borrower or such Wholly Owned Subsidiary being the surviving corporation in such merger);

                 (iii) all of the provisions of Section 6.10 have been or will be complied with in all material respects in respect of such Permitted Acquisition;

                 (iv) after giving PRO FORMA effect to the proposed Permitted Acquisition in accordance with Section 7.1(e), the Borrower shall be in compliance with the financial covenants set forth in Section 7.1; and

                 (v) any cash consideration shall be limited to: (1) proceeds which are Excluded Proceeds pursuant to clause (i) of the definition thereof (to the extent such Excluded Proceeds have not been used to make Investments pursuant to clauses (o) or (p)) of this Section or Capital Expenditures and (2) up to $15.0 million of proceeds from Revolving Credit Loans.

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          (i)    Investments received in connection with the bankruptcy or
     reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers;

          (j) the Parent and the Ultimate Parent may acquire and hold Investments consisting of loans to employees, officers and directors of the Loan Parties;

          (k) the Borrower and its Subsidiaries may receive and own securities or other Investments acquired pursuant to Dispositions, mergers, consolidations, amalgamations, liquidations, wind-ups or dissolutions permitted pursuant to Sections 7.4 or 7.5;

          (l) Investments consisting of endorsements for collection or deposit in the ordinary course of business;

          (m) Investments in deposit accounts opened in the ordinary course of business;

          (n) Investments by the Ultimate Parent and the Borrower in SS7 pursuant to the SS7 Reorganization;

          (o) Investments by the Borrower or any of its Subsidiaries in joint ventures (i) with any proceeds which are Excluded Proceeds pursuant to clause (i) of the definition thereof (to the extent such Excluded Proceeds have not been used to make Investments pursuant to clauses (h) or (p) of this Section or to make Capital Expenditures) PLUS (ii) additional such Investments in an aggregate amount not to exceed $5,000,000; and

          (p) in addition to Investments otherwise expressly permitted by this Section, Investments by the Borrower or any of its Subsidiaries (i) with any proceeds which are Excluded Proceeds pursuant to clause (i) of the definition thereof (to the extent such Excluded Proceeds have not been used to make Investments pursuant to clauses (h) or (o) of this Section or to make Capital Expenditures) PLUS (ii) additional such Investments in an aggregate amount (valued at cost) not to exceed $10,000,000 during the term of this Agreement.

The outstanding amount of any Investment on any date of determination shall be calculated after giving effect to all cash returns of principal or capital thereon, cash dividends or other cash returns on the Investments thereon, received by the Loan Party or Subsidiary which made such Investment and applied in a manner not prohibited by this Agreement.

          7.9 LIMITATION ON OPTIONAL PAYMENTS AND MODIFICATIONS OF INDEBTEDNESS. (a) Make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of, or otherwise voluntarily or optionally defease, any subordinated Indebtedness (other than the exchange of Senior Subordinated Notes pursuant to the terms of the Registration Rights Agreement), or segregate funds for any such payment, prepayment, repurchase, redemption or defeasance, or enter into any derivative or other transaction with any Derivatives Counterparty obligating any Loan Party to make payments to such Derivatives Counterparty as a result of any change in market value of such Indebtedness, other than the prepayment of Indebtedness incurred hereunder; PROVIDED, however, that, the Borrower may (i) exchange common equity in the Ultimate Parent for the cancellation of, or (ii) purchase (with the Net Cash

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Proceeds received in connection with the sale of common equity interests in the
Ultimate Parent to the Principal or its Control Investment Affiliates which proceeds have been further contributed by the Ultimate Parent to the Parent and by the Parent to the Borrower), up to $30.0 million in the aggregate under clauses (i) and (ii) of principal amount of Senior Subordinated Notes owned by GTCR Capital Partners, L.P. on the Closing Date (which such portion of the Senior Subordinated Notes may be held after the Closing Date by the Principal or any of its Control Investment Affiliates); PROVIDED that such $30.0 million amount shall be reduced by any prior sales or redemptions of such Senior Subordinated Notes prior to the date of such exchange; PROVIDED, FURTHER, that any purchase of such Senior Subordinated Notes occurs substantially simultaneously with the corresponding issuance of common equity by the Ultimate PARENT, (b) amend, modify or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms (including, without limitation, the subordination terms) of any subordinated Indebtedness (other than any such amendment, modification, waiver or other change which (i) would extend the maturity or reduce the amount of any payment of principal thereof, reduce the rate or extend the date for payment of interest thereon and
(ii) does not involve the payment of a consent fee), (c) designate any Indebtedness (other than the Obligations) as "Designated Senior Debt" for the purposes of the Senior Subordinated Note Indenture or (d) amend or permit the amendment of its Governing Documents in any manner determined by the Administrative Agent in good faith to be materially adverse to the Lenders.

          7.10 LIMITATION ON TRANSACTIONS WITH AFFILIATES. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than the Borrower or any Guarantor which is a Wholly Owned Subsidiary of the Borrower) unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of business of the Ultimate Parent or any of its Subsidiaries, as the case may be, and (c) upon fair and reasonable terms no less favorable to the Ultimate Parent or any of its Subsidiaries, as the case may be, than it would obtain in a comparable arm's length transaction with a Person that is not an Affiliate. Notwithstanding the foregoing, the Borrower and its Subsidiaries may (i) pay to the Principal and its Control Investment Affiliates management fees and expenses pursuant to the Professional Services Agreement, which management fees shall be in an aggregate amount not to exceed $500,000 in any fiscal year of the Borrower (PROVIDED that any amount remaining unpaid from one fiscal year may be carried over into succeeding fiscal years), (ii) issue Capital Stock in the Parent to employees, officers, directors and consultants to the extent permitted under Section 7.5(c), (iii) issue Capital Stock in the Ultimate Parent to Affiliates of the Ultimate Parent, (iv) engage in transactions with Transaction Network Services Inc. or any of its Subsidiaries in the ordinary course of business and consistent with past practices and (v) make payments as set forth on SCHEDULE 7.10.

          7.11 LIMITATION ON SALES AND LEASEBACKS. Enter into any arrangement with any Person providing for the leasing of Property by any Loan Party which has been or is to be sold or transferred by such Loan Party to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such Property or rental obligations of such Loan Party unless
(i) the sale of such property is permitted by Section 7.5 and (ii) any Capital Lease Obligations or Liens arising in connection therewith are permitted by Sections 7.2(c) and (n) and 7.3(g), respectively.

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          7.12   LIMITATION ON CHANGES IN FISCAL PERIODS. Permit the fiscal year of any Loan Party to end on a day other than December 31 or change any Loan Party's method of determining fiscal quarters, in each case, without the prior written consent of the Administrative Agent.

          7.13 LIMITATION ON NEGATIVE PLEDGE CLAUSES. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of any Loan Party to create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, to secure the Obligations or, in the case of any guarantor, its obligations under the Guarantee and Collateral Agreement, other than (a) this Agreement and the other Loan Documents and (b) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby or agreements governing Indebtedness incurred pursuant to Section 7.2(n), or, to the extent permitted to be secured by a Lien pursuant to Section 7.3(n), Indebtedness incurred pursuant to Section 7.2(r) (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), and (c) the Senior Subordinated
Note Indenture.

          7.14 LIMITATION ON RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS, ETC. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Loan Party (or, in the case of clause (a) only, any Subsidiary of the Borrower) to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay or subordinate any Indebtedness owed to, any Loan Party (b) make Investments in any Loan Party or
(c) transfer any of its assets to any Loan Party, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents, (ii) any restrictions under the Senior Subordinated
Note Indenture, (iii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary and (iv) with respect to clause (c) only, restrictions on transfers of (1) assets subject to any Lien permitted under Sections 7.3 (c), (g), (k),
(m) or (n) and (2) general intangibles consisting of customary non-assignment contract rights entered into in the ordinary course of business and which restrictions could not reasonably be expected to materially interfere with the operation of the Loan Parties' business or the rights and remedies of the Secured Parties under the Loan Documents.

          7.15 LIMITATION ON LINES OF BUSINESS. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement (after giving effect to the Acquisition) or that are reasonably related or ancillary thereto.

          7.16 LIMITATION ON AMENDMENTS TO ACQUISITION DOCUMENTS. Amend, supplement, replace or otherwise modify (whether pursuant to a waiver granted by or to such Person or otherwise) or fail to enforce strictly the terms and conditions of any of the Acquisition Agreement, the Guaranty of Wireless Revenue, the Equity Contribution Agreement or the Intellectual Property Agreement, except to the extent that any such amendment, supplement, modification or failure to enforce could not (i) materially adversely affect the ability of the Borrower to repay the Loans or (ii) be reasonably expected to have a Material Adverse Effect.

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          7.17   LIMITATION ON HEDGE AGREEMENTS. Enter into any Hedge Agreement other than Specified Hedge Agreements entered into in the ordinary course of business, and not for speculative purposes.

          7.18 PARTNERSHIPS AND JOINT VENTURES. Become a general or limited partner in a partnership or a joint venturer in any joint venture, or permit any Loan Party to do so, other than (i) any joint venture permitted by Section 7.8(o) or (p), PROVIDED that any Indebtedness of such joint venture is Non-Recourse Indebtedness and (ii) any partnership which is a Wholly Owned Subsidiary Guarantor.

          7.19   LIMITATIONS ON ACTIVITIES OF THE PARENTS.

          (a) The Parent and the Ultimate Parent will not engage in any business activities other than, in the case of the Parent, holding the Capital Stock of the Borrower, and in the case of the Ultimate Parent, holding the Capital Stock of the Parent and the Capital Stock of SS7, and, in each case, activities directly related or necessary in connection with the holding of such Capital Stock and transactions permitted by Section 7.10. Neither the Parent nor the Ultimate Parent will acquire or hold any Capital Stock of any other Person.

          (b) The Parent and the Ultimate Parent will not own, lease, manage or otherwise operate any properties or assets (including cash (other than cash received by it in connection with dividends made by the Borrower in accordance with Section 7.6 pending application in the manner contemplated by such Section) and Cash Equivalents) other than the ownership of the shares of Capital Stock as described in clause (a) of this Section. Further, neither the Parent nor the Ultimate Parent will directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to any Indebtedness (other than pursuant to the Guaranty and Collateral Agreement, subordinated Guarantee Obligations under the Senior Subordinated Note Indenture and Indebtedness permitted by 7.2(i) or (p)).

                          SECTION 8. EVENTS OF DEFAULT

          If any of the following events shall occur and be continuing:

          (a) The Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, or any Loan Party shall fail to pay any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

          (b) Any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

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          (c)    Any Loan Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 6.4(a), Section 6.7(a), Section 7 or Section 5 of the Guarantee and Collateral Agreement; or

          (d) Any Loan Party shall default in the observance or performance of any other covenant or agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days from the earlier of (i) the date on which any Loan Party knew or should have known of such default or (ii) the date on which the Administrative Agent provided notice of such default to such Loan Party; or

          (e) Any Loan Party shall (i) default in making any payment of any principal of any Indebtedness (excluding the Loans) or any Guarantee Obligation on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or in the case of any Guarantee Obligation to become payable; PROVIDED, that a default, event or condition described in clause
(i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness or Guarantee Obligation the outstanding principal amount of which exceeds in the aggregate $7,500,000; or

          (f) (i) Any Loan Party shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Loan Party shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Loan Party any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against any Loan Party any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Loan Party shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i),

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(ii), or (iii) above; or (v) any Loan Party shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan,
(ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is reasonably likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or is reasonably likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan, (vi) the Borrower or any of its Subsidiaries or any Commonly Controlled Entity shall be required to make payments pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees (or their dependents), (vii) the Borrower or any of its Subsidiaries or any Commonly Controlled Entity shall be required to make contributions to any defined benefit pension plan subject to Title IV of ERISA (including any Multiemployer Plan) or (viii) any other similar event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (viii) above, such event or condition, together with all other such events or conditions, if any, would, reasonably be expected to have a Material Adverse Effect on the Borrower; or

          (h) One or more judgments or decrees shall be entered against any Loan Party involving a liability for the Loan Parties taken as a whole (to the extent not paid or fully covered by insurance as to which the relevant insurance company has not denied coverage) of $5,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 45 days from the entry thereof; or

          (i) Any of the Security Documents shall cease, for any reason (other than pursuant to the terms thereof), to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

          (j) (i) Any default occurs under the Guaranty of Wireless Revenue or (ii) the Guaranty of Wireless Revenue shall cease, for any reason (other than full performance thereof), to be in full force and effect and such default under clause (i) or cessation under clause (ii) has had a Material Adverse Effect; or

          (k) The guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason (other than pursuant to the terms thereof), to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; or

          (l) Any Loan Party or any Affiliate of any Loan Party shall assert that any provision of any Loan Document is not in full force and effect; or

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          (m)    (i) The Principal and its Control Investment Affiliates shall cease to have the power to vote or direct the voting of securities having a majority of the ordinary voting power for the election of directors of the Ultimate Parent (determined on a fully diluted basis); (ii) the Principal and its Control Investment Affiliates shall cease to own of record and beneficially an economic interest in the Ultimate Parent equal to at least 70% of the total economic interests of the Ultimate Parent owned by the Principal and its Control Investment Affiliates of record and beneficially as of the Closing Date; (iii) at any time after an initial public offering with respect to the Ultimate Parent, any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding the Principal and its Control Investment Affiliates, shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the "Beneficial Owner", directly or indirectly, of more than 30% of the total economic interests in the Ultimate Parent; (iv) the board of directors of the Parent shall cease to consist of a majority of Continuing Directors; (v) the Parent shall cease to own and control, of record and beneficially, directly, 100% of each class of outstanding Capital Stock of the Borrower free and clear of all Liens (except Liens created by the Guarantee and Collateral Agreement); (vi) the Ultimate Parent shall cease to own and control, of record and beneficially, directly, 100% of each class of outstanding Capital Stock of the Parent (other than shares of Capital Stock issued to present or former officers or employees of the Loan Parties, which shall not exceed 1% of such Capital Stock calculated on a fully diluted basis) free and clear of all Liens (except Liens created by the Guarantee and Collateral Agreement); or (vii) a Specified Change of Control shall occur; or

          (n) The Indebtedness under the Senior Subordinated Note Documentation or any guarantees thereof shall cease, for any reason, to be validly subordinated to the Obligations or the obligations of the Subsidiary Guarantors under the Guarantee and Collateral Agreement, as the case may be, as provided in the Senior Subordinated Note Documentation, or any Loan Party, any Affiliate of any Loan Party shall so assert; or

          (o) The Merger is not consummated on or prior to 5:00 PM, New York City time on February [__], 2002;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to any Loan Party, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. Upon the occurrence and during the continuation of an Event of Default, the Administrative Agent and the Lenders shall be entitled to exercise any and all

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remedies available under the Security Documents, including, without limitation, the Guarantee and Collateral Agreement and any Mortgage, or otherwise available under applicable law or otherwise. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount in immediately available funds equal to the aggregate then undrawn and unexpired amount of such Letters of Credit (and the Borrower hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a continuing security interest in all amounts at any time on deposit in such cash collateral account to secure the undrawn and unexpired amount of such Letters of Credit and all other Obligations). If at any time the Administrative Agent determines in good faith and in its reasonable business judgment that any funds held in such cash collateral account are subject to any right or claim of any Person other than the Administrative Agent and the Secured Parties or that the total amount of such funds is less than the aggregate undrawn and unexpired amount of outstanding Letters of Credit, the Borrower shall, forthwith upon demand by the Administrative Agent (together with notice received of any such Person's claim or right, if any), pay to the Administrative Agent, as additional funds to be deposited and held in such cash collateral account, an amount equal to the excess of (a) such aggregate undrawn and unexpired amount over (b) the total amount of funds, if any, then held in such cash collateral account (which shall permit overnight investments in certain Cash Equivalents selected by the Administrative Agent until such funds are applied to the Obligations) that the Administrative Agent determines to be free and clear of any such right and claim. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other Obligations of the Loan Parties hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Loan Parties hereunder and under the other Loan Documents shall have been paid in full (excluding Obligations in respect of any Specified Hedge Agreement and unmatured contingent reimbursement and indemnification Obligations), the balance, if any, in such cash collateral account shall be returned to the Loan Parties (or such other Person as may be lawfully entitled thereto).

                SECTION 9. THE ADMINISTRATIVE AGENT; THE ARRANGER

          9.1 APPOINTMENT. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

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          9.2    DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

          9.3 EXCULPATORY PROVISIONS. Neither the Arranger, nor the Administrative Agent nor any of their respective officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted solely and proximately from its or such Person's own gross negligence or willful misconduct in breach of a duty owed to the party asserting liability) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Arranger or the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party party thereto to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

          9.4 RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any Loan Parties), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders or the requisite Lenders required under Section 10.1 to authorize or require such action (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders or the requisite Lenders under
Section 10.1 to authorize or require such action (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans and Letters of Credit.

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          9.5    NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender, either of the Parents or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The
Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the requisite Lenders (or, if so specified by this Agreement, all Lenders); PROVIDED that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

          9.6 NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS. Each Lender expressly acknowledges that neither the Arranger, the Administrative Agent nor any of their respective officers, directors, employees, agents, attorneys and other advisors, partners, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Arranger or the Administrative Agent hereinafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by the Arranger or the Administrative Agent to any Lender. Each Lender represents to the Arranger and the Administrative Agent that it has, independently and without reliance upon the Arranger or the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition, prospects and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans (and in the case of the Issuing Lender, its Letters of Credit) hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Arranger or the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition, prospects and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, neither the Arranger nor the Administrative Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Arranger or the Administrative Agent or any of its officers, directors, employees, agents, attorneys and other advisors, partners, attorneys-in-fact or affiliates.

          9.7 INDEMNIFICATION. The Lenders agree to indemnify the Arranger and the Administrative Agent in its capacity as such (to the extent not reimbursed by the Parents or the Borrower and without limiting the obligation of the Parents or the Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably

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in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Arranger or the Administrative Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents, the Acquisition Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Arranger or the Administrative Agent under or in connection with any of the foregoing; PROVIDED that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted solely and proximately from the Arranger's or the Administrative Agent's gross negligence or willful misconduct in breach of a duty owed to such Lender. The agreements in this Section 9.7 shall survive the payment of the Loans and Letters of Credit and all other amounts payable hereunder.

          9.8 ARRANGER AND ADMINISTRATIVE AGENT IN THEIR INDIVIDUAL CAPACITIES. The Arranger and the Administrative Agent and their respective affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though the Arranger was not the Arranger and the Administrative Agent was not the Administrative Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, the Arranger and the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Arranger or the Administrative Agent, as the case may be, and the terms "Lender" and "Lenders" shall include the Arranger and the Administrative Agent in their respective individual capacities.

          9.9 SUCCESSOR ADMINISTRATIVE AGENTS. The Administrative Agent may resign as Administrative Agent upon 10 days' notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8(a) or Section 8(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans or Letters of Credit. If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions

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taken or omitted to be taken by it while it was Administrative Agent under this
Agreement and the other Loan Documents.

          9.10 AUTHORIZATION TO RELEASE LIENS. The Administrative Agent is hereby irrevocably authorized by each of the Lenders to release any Lien covering any Property of the Borrower or any of its Subsidiaries that is the subject of a Disposition which is permitted by this Agreement or which has been consented to in accordance with Section 10.1.

          9.11 THE ARRANGER. The Arranger shall have no duties or responsibilities, and shall incur no liability, under this Agreement and the other Loan Documents.

          9.12 WITHHOLDING TAX. (a) To the extent required by any applicable law, the Administrative Agent may withhold from any interest payment to any Lender an amount equivalent to any applicable withholding tax. If the forms or other documentation required by Section 2.20(f) are not delivered to the Administrative Agent, then the Administrative Agent may withhold from any interest payment to any Lender not providing such forms or other documentation, an amount equivalent to the applicable withholding tax.

          (b) If the Internal Revenue Service or any authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses.

          (c) If any Lender sells, assigns, grants a participation in, or otherwise transfers its rights under this Agreement, the purchaser, assignee, participant or transferee, as applicable, shall comply and be bound by the terms of Sections 2.20(f) and 9.12.

                            SECTION 10. MISCELLANEOUS

          10.1 AMENDMENTS AND WAIVERS. Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or (with the written consent of the Required Lenders) the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents (including amendments and restatements hereof or thereof) for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as may be specified in the instrument of waiver, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; PROVIDED, HOWEVER, that no such waiver and no such amendment, supplement or modification shall (i) forgive the principal amount or extend the final scheduled

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date of maturity of any Loan or Reimbursement Obligation, extend the scheduled date of any amortization payment in respect of any Tranche B Term Loan, reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof in each case without the consent of each Lender directly affected thereby; (ii) increase the amount or extend the expiration date of any Commitment of any Lender without the consent of such Lender (it being understood that waivers or modifications of covenants, Defaults or Events of Default or of mandatory reductions of Commitments shall not constitute an increase in the Commitment of any Lender), (iii) amend, modify or waive any provision of this Section or reduce any percentage specified in the definition of Required Lenders or Required Prepayment Lenders, consent to the assignment or transfer by any Loan Party of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release all or substantially all of the Subsidiary Guarantors from their guarantee obligations under the Guarantee and Collateral Agreement, in each case without the consent of all Lenders unless otherwise expressly permitted herein or in any other Loan Document; (iv) amend, modify or waive any condition precedent to any extension of credit under the Revolving Credit Facility set forth in Section 5.2 (including, without limitation, the waiver of an existing Default or Event of Default required to be waived in order for such extension of credit to be made) without the consent of the Majority Revolving Credit Facility Lenders; (v) reduce the percentage specified in the definition of Majority Facility Lenders with respect to any Facility without the written consent of all Lenders under such Facility; (vi) amend, modify or waive any provision of Section 9 or any other provision of any Loan Document relating to the obligations of the Arranger or the Administrative Agent without the consent of the Arranger or the Administrative Agent directly affected thereby; (vii) amend, modify or waive any provision of Section 2.6 or 2.7 without the written consent of the Swing Line Lender; (viii) amend, modify or waive any provision of
Section 2.18 without the consent of each Lender directly affected thereby; or
(ix) amend, modify or waive any provision of Section 3 without the consent of the Issuing Lender. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent, the Arranger and all future holders of the Loans and Letters of Credit. In the case of any waiver, the Loan Parties, the Lenders, the Arranger and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. Any such waiver, amendment, supplement or modification shall be effected by a written instrument signed by the parties required to sign pursuant to the foregoing provisions of this Section; PROVIDED, that delivery of an executed signature page of any such instrument by facsimile transmission shall be effective as delivery of a manually executed counterpart thereof.

          10.2 NOTICES. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed (a) in the case of the Parents, the Borrower and the Administrative Agent, as follows and (b) in the case of the Lenders, as set forth in an administrative questionnaire delivered to the Administrative Agent or (c) in the case of any party, to such other address as such party may hereafter notify to the other parties hereto:

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          The Parents                  TSI Telecommunication Holdings, LLC
                                       TSI Telecommunication Holdings, Inc.
                                       201 N. Franklin Street
                                       Tampa, Florida 33602
                                       Attention: President and Chief Financial
                                       Officer
                                       Telecopy: (813) 273-3596
                                       Telephone: (813) 273-3000

          with a copy to:              GTCR Golder Rauner, L.L.C.
                                       6100 Sears Tower
                                       Chicago, IL 60606
                                       Attention: Collin E. Roche and Barry R.
                                       Dunn
                                       Telecopy: (312) 382-2201
                                       Telephone: (312) 382-2200

          and                          Kirkland & Ellis
                                       Aon Center
                                       200 East Randolph Drive
                                       Chicago, IL 60601
                                       Attention: Stephen Ritchie & Christopher
                                                  Butler
                                       Telecopy: (312) 861-2200
                                       Telephone: (312) 861-2100

          The Borrower:                TSI Telecommunication Services Inc.
                                       201 N. Franklin Street
                                       Tampa, Florida 33602
                                       Attention: President and Chief Financial
                                       Officer
                                       Telecopy: (813) 273-3596
                                       Telephone: (813) 273-3000

          The Administrative Agent:    Lehman Commercial Paper Inc.
                                       745 Seventh Avenue
                                       New York, New York 10019
                                       Attention: Andrew Keith
                                       Telecopy: (212) 455-2502
                                       Telephone: (212) 455-7569

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

          with a copy to:              Latham & Watkins
                                       885 Third Avenue, Suite 1000
                                       New York, New York 10022
                                       Attention: Christopher R. Plaut
                                       Telecopy: (212) 751-4864
                                       Telephone: (212) 906-1200

          Issuing Lender:              As notified by the Issuing Lender to the
                                       Administrative Agent and the Borrower

PROVIDED that any notice, request or demand to or upon the Administrative Agent or any Lender shall not be effective until received.

          10.3 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Arranger, the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          10.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

          10.5 PAYMENT OF EXPENSES; INDEMNIFICATION. The Borrower agrees (a) to pay or reimburse the Arranger and the Administrative Agent for all their reasonable out-of-pocket costs and expenses incurred in connection with the syndication of the Facilities (other than fees payable to syndicate members) and the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements and other charges of counsel to each of the Arranger and the Administrative Agent and the charges of IntraLinks; PROVIDED that, so long as no Default or Event of Default exists and is continuing, reimbursement of the Administrative Agent's expenses in connection with visits pursuant to Section 6.6 shall be limited to reimbursement of one visit per quarter, (b) to pay or reimburse each Lender, the Arranger and the Administrative Agent for all its reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the fees and disbursements of counsel to each Lender and of counsel to the Arranger and the Administrative Agent and the charges of IntraLinks; PROVIDED that if no Default or Event of Default exists, such reimbursement for legal fees and disbursements shall be limited to the fees and disbursements of one primary counsel

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plus the fees and disbursements of any local and specialist counsel engaged by the Administrative Agent, (c) to pay, indemnify, and hold each Lender, the Arranger and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender, the Arranger, the Administrative Agent, their respective affiliates, and their respective officers, directors, partners, trustees, employees, affiliates, shareholders, attorneys and other advisors, agents, attorneys-in-fact and controlling persons (each, an "INDEMNITEE") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to or arising out of any claim, proceeding, litigation, or other action concerning or relating to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including, without limitation, any of the foregoing relating to the use of proceeds of the Loans or Letters of Credit, the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of any Loan Party or any of the Properties or the use by unauthorized persons of information or other materials sent through electronic, telecommunications or other information transmission systems that are intercepted by such persons and to reimburse them for all fees and disbursements and other charges of legal counsel in connection with claims, actions or proceedings by any Indemnitee against the Borrower hereunder (all the foregoing in this clause (d), collectively, the "INDEMNIFIED LIABILITIES"), PROVIDED, that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted solely and proximately from the gross negligence, bad faith or willful misconduct of such Indemnitee. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries so to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee, PROVIDED, that the Borrower shall not waive (or cause its Subsidiaries to waive) any such rights for contribution or other rights of recovery to the extent such claims, demands, penalties, fines, liabilities, or other expenses are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted solely and proximately from the gross negligence, bad faith or willful misconduct of such Indemnitee. All amounts due under this Section shall be payable not later than five days after written demand therefor. Statements payable by the Borrower pursuant to this Section shall be submitted to the Borrower in accordance with Section 10.2, or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Administrative Agent. The agreements in this Section shall survive repayment of the Loans and Letters of Credit and all other amounts payable hereunder.

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          10.6   SUCCESSORS AND ASSIGNS; PARTICIPATIONS AND ASSIGNMENTS. (a)
This Agreement shall be binding upon and inure to the benefit of the Parents, the Borrower, the Lenders, the Arranger, the Administrative Agent, all future holders of the Loans and Letters of Credit and their respective successors and assigns, except that neither of the Parents nor the Borrower may assign or transfer any of their respective rights or obligations under this Agreement without the prior written consent of the Arranger, the Administrative Agent and each Lender.

          (a) Any Lender may, without the consent of the Borrower or any other Person, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a "PARTICIPANT") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower, the Arranger and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Loans or any fees payable hereunder, or postpone the date of the final maturity of the Loans, in each case to the extent subject to such participation. The Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, PROVIDED that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 10.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.19, 2.20 and 2.21 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; PROVIDED that, in the case of Section 2.20, such Participant shall have complied with the requirements of said Section and PROVIDED, FURTHER, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

          (b) Any Lender (an "ASSIGNOR") may, in accordance with applicable law and upon written notice to the Administrative Agent, at any time and from time to time assign to any Lender or any affiliate or Affiliated Fund of the assigning Lender or another Lender thereof or, with the consent of the Borrower and the Administrative Agent and, in the case of any assignment of Revolving Credit Commitments, the written consent of the Issuing Lender and the

Swing Line Lender (which, in each case, shall not be unreasonably withheld or delayed) (PROVIDED that no such consent need be obtained (x) by a Lehman Entity or (y) with respect to any assignment of funded Tranche B Term Loans), to an additional bank, financial institution or other entity (an "ASSIGNEE") all or any part of its rights and obligations under this Agreement pursuant to an Assignment and Acceptance, substantially in the form of Exhibit D (an "ASSIGNMENT AND ACCEPTANCE"), executed by such Assignee and such Assignor (and, where the consent of the Borrower, the Administrative Agent or the Issuing Lender or the Swing Line Lender is required pursuant to the foregoing provisions, by the Borrower and such other Persons) and delivered to the Administrative Agent for its acceptance and recording in the Register; PROVIDED that no such assignment to an Assignee (other than any Lender or any affiliate or Affiliated Fund of any Lender) shall be in an aggregate principal amount of less than $1.0 million (in the case of Tranche B Term Loans) and $5.0 million (with respect to all other Loans and Commitments) (other than in the case of an assignment of all of a Lender's interests under this Agreement), unless otherwise agreed by the Borrower and the Administrative Agent. Any such assignment need not be ratable as among the Facilities. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor's rights and obligations under this Agreement, such Assignor shall cease to be a party hereto). Notwithstanding any provision of this Section, the consent of the Borrower shall not be required for any assignment that occurs at any time when any Event of Default shall have occurred and be continuing.

          (c) The Administrative Agent shall, on behalf of the Borrower, maintain at its address referred to in Section 10.2 a copy of each Assignment and Acceptance delivered to it and a register (the "REGISTER") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any Notes evidencing such Loans recorded therein for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance; thereupon one or more new Notes in the same aggregate principal amount shall be issued to the designated Assignee, and the old Notes shall be returned by the Administrative Agent to the Borrower marked "canceled". The Register shall be available for inspection by the Borrower or any Lender (with respect to any entry relating to such Lender's Loans) at any reasonable time and from time to time upon reasonable prior notice.

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

          (d) Upon its receipt of an Assignment and Acceptance executed by an Assignor and an Assignee (and, in any case where the consent of any other Person is required by Section 10.6(c), by each such other Person) together with any tax forms required by Section 2.20 and payment to the Administrative Agent of a registration and processing fee of $3,500 (except that no such registration and processing fee shall be payable (y) in connection with an assignment by or to a Lehman Entity or (z) in the case of an Assignee which is already a Lender or is an affiliate of a Lender or an Affiliated Fund (and in the case of assignments on the same day from a Lender to more than one fund managed or advised by the same investment advisor (which funds are not then Lenders hereunder), only a single $3,500 registration and processing fee shall be payable for all such assignments by such Lender to such funds)), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Borrower. On or prior to such effective date, the Borrower, at its own expense, upon request, shall execute and deliver to the Administrative Agent (in exchange for the Revolving Credit Note and/or applicable Term Notes, as the case may be, of the assigning Lender) a new Revolving Credit Note and/or applicable Term Notes, as the case may be, to such Assignee or its registered assigns in an amount equal to the Revolving Credit Commitment and/or applicable Tranche B Term Loans, as the case may be, assumed or acquired by it pursuant to such Assignment and Acceptance and, if the Assignor has retained a Revolving Credit Commitment and/or Tranche B Term Loans, as the case may be, upon request, a new Revolving Credit Note and/or Term Notes, as the case may be, to the Assignor or its registered assigns in an amount equal to the Revolving Credit Commitment and/or applicable Tranche B Term Loans, as the case may be, retained by it hereunder. Such new Note or Notes shall be dated the Closing Date and shall otherwise be in the form of the Note or Notes replaced thereby.

          (e) For the avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law. In the case of any Lender that is a fund that invests in bank loans, such Lender may, without the consent of the Borrower or the Administrative Agent, assign or pledge all or any portion of its rights under this Agreement, including the Loans and Notes or any other instrument evidencing its rights as a Lender under this Agreement, to any holder of, trustee for, or any other representative of holders of, obligations owed or securities issued, by such fund as security for such obligations or securities; provided that any foreclosure or similar action by such trustee or representative shall be subject to the provisions of this Section 10.6 concerning assignments.

          10.7 ADJUSTMENTS; SET-OFF. (a) Except to the extent that this Agreement provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility, if any Lender (a "BENEFITED LENDER") shall at any time receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Obligations, such Benefited Lender shall

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

purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Obligations, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; PROVIDED, HOWEVER, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

          (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Parents or the Borrower, any such notice being expressly waived by the Parents and the Borrower to the extent permitted by applicable law, upon any amount to the extent due and payable by the Parents or the Borrower hereunder (whether at the stated maturity or by acceleration), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final, other than trust accounts), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of either of the Parents or the Borrower, as the case may be. Each Lender agrees to notify promptly the Borrower and the Administrative Agent after any such setoff and application made by such Lender, PROVIDED that the failure to give such notice shall not affect the validity of such setoff and application.

          10.8 COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

          10.9 SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          10.10 INTEGRATION. This Agreement and the other Loan Documents represent the agreement of the Parents, the Borrower, the Administrative Agent, the Arranger and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Arranger, the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

          10.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          10.12 SUBMISSION TO JURISDICTION; WAIVERS. Each of the Parents and the Borrower hereby irrevocably and unconditionally:

          (a) submits for itself and its Property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Ultimate Parent, the Parent or the Borrower, as the case may be at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

          10.13 ACKNOWLEDGMENTS. Each of the Parents and the Borrower hereby acknowledges that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

          (b) neither the Arranger, the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Parents or the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Arranger, the Administrative Agent and Lenders, on one hand, and the Parents and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Arranger, the Administrative Agent and the Lenders or among the Parents, the Borrower and the Lenders.

          10.14 CONFIDENTIALITY. Each of the Arranger, the Administrative Agent and the Lenders agrees to keep confidential all non-public information provided to it by any Loan Party or any of such Loan Party's attorneys, agents or accountants pursuant to this Agreement; PROVIDED that nothing herein shall prevent the Arranger, the Administrative Agent or any Lender from disclosing any such information (a) to (i) the Arranger, the Administrative Agent, any other Lender or (ii) any affiliate of any thereof that is obligated to hold such information in confidence, (b) to any Participant or Assignee (each, a "TRANSFEREE") or prospective Transferee that agrees to comply with the provisions of this Section, (c) to any of its employees, directors, agents, attorneys, accountants and other professional advisors who are obligated to hold such information in confidence, (d) to any financial institution that is a direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section), (e) upon the request or demand of any Governmental Authority having jurisdiction over it, (f) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (g) if requested or required to do so in connection with any litigation or similar proceeding, (h) that has been publicly disclosed other than in breach of this Section, (i) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender or (j) in connection with the exercise of any remedy hereunder or under any other Loan Document.

          10.15  RELEASE OF COLLATERAL AND GUARANTEE OBLIGATIONS

          (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, upon request of the Borrower in connection with any Disposition of Property permitted by the Loan Documents, the Administrative Agent shall (without notice to or vote or consent of any Lender, or any affiliate of any Lender that is a party to any Specified Hedge Agreement) take such actions as shall be reasonably determined to be necessary to release its security interest in any Collateral being Disposed of in such Disposition, and to release any guarantee obligations of any Person being Disposed of in such Disposition, to the extent necessary to permit consummation of such Disposition in accordance with the Loan Documents PROVIDED that the Borrower shall have delivered to the Administrative Agent, at least five Business Days prior to the date of the proposed release, a written request for release identifying the relevant Collateral being Disposed of in such Disposition and the terms of such Disposition in reasonable detail, including the date thereof, the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with this Agreement and the other Loan Documents and that the proceeds of such Disposition will be applied in accordance with this Agreement and the other Loan Documents.

          (b) Notwithstanding anything to the contrary contained herein or any other Loan Document, when all Obligations (other than Obligations in respect of any Specified Hedge Agreement and any unmatured contingent reimbursement and indemnification Obligations) have been paid in full, all Commitments have terminated or expired and no Letter of Credit shall be outstanding, upon request of the Borrower, the Administrative Agent shall (without notice to or vote or consent of any Lender, or any affiliate of any Lender that is a party to any Specified

Hedge Agreement) take such actions as shall be reasonably necessary or required to release its security interest in all Collateral, and to release all guarantee obligations provided for in any Loan Document, whether or not on the date of such release there may be outstanding Obligations in respect of Specified Hedge Agreements.

          10.16 ACCOUNTING CHANGES. In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Parents, the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Parents' and the Borrower's financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Parents, the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. "Accounting Changes" refers to changes in accounting principles required or permitted by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

          10.17 DELIVERY OF LENDER ADDENDA. Each initial Lender shall become a party to this Agreement by delivering to the Administrative Agent a Lender Addendum duly executed by such Lender, the Parents, the Borrower and each Agent.

          10.18 CONSTRUCTION. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

          10.19 CONFIRMATION. The Borrower confirms that interest payable hereunder accrues on the stated principal amount of the Loans and not on the accreted value thereof.

          10.20 WAIVERS OF JURY TRIAL. EACH OF THE PARENTS, THE BORROWER, THE ARRANGER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                           TSI MERGER SUB, INC.

                                           By: /s/ David A. Donnini
                                              Name: David Donnini
                                              Title: President and Secretary

                                           TSI TELECOMMUNICATION HOLDINGS, INC.,

                                           By: /s/ David A. Donnini
                                              Name: David Donnini
                                              Title: President and Secretary

                                           TSI TELECOMMUNICATION HOLDINGS, LLC,

                                           By: /s/ David A. Donnini
                                              Name: David Donnini
                                              Title: President and Secretary

                                           LEHMAN BROTHERS INC.,
                                           as Arranger

                                           By: /s/ G. Andrew Keith
                                              Name: G. Andrew Keith
                                              Title: Senior Vice President

                                           LEHMAN COMMERCIAL PAPER INC., as
                                           Administrative Agent

                                           By: /s/ G. Andrew Keith
                                              Name: G. Andrew Keith
                                              Title: Authorized Signatory

                                                                         ANNEX A

          PRICING GRID FOR REVOLVING CREDIT LOANS AND SWING LINE LOANS

          =====================================================================
          Consolidated Leverage      Applicable Margin         Applicable
          Ratio                      for Eurodollar Loans      Margin for Base
                                                               Rate Loans
          ---------------------------------------------------------------------
          GREATER THAN OR            4.50%                     3.50%
          EQUAL TO 4.00x
          ---------------------------------------------------------------------
          LESS THAN 4.00x and        4.25%                     3.25%
          GREATER THAN OR
          EQUAL TO 3.50x
          ---------------------------------------------------------------------
          LESS THAN 3.50x and        4.00%                     3.00%
          GREATER THAN OR
          EQUAL TO 3.00x
          ---------------------------------------------------------------------
          LESS THAN 3.00x            3.75%                     2.75%
          =====================================================================

Changes in the Applicable Margin with respect to Revolving Credit Loans and Swing Line Loans resulting from changes in the Consolidated Leverage Ratio shall become effective on the date (the "ADJUSTMENT DATE") on which financial statements are delivered to the Lenders pursuant to Section 6.1 (a) and (b) and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within 10 days of the time periods specified above, then, until such financial statements are delivered, the Consolidated Leverage Ratio as at the end of the fiscal period that would have been covered thereby shall for the purposes of this definition be deemed to be greater than 4.00 to 1.0. Each determination of the Consolidated Leverage Ratio pursuant to this definition shall be made with respect to the period of four consecutive fiscal quarters of the Borrower ending at the end of the period covered by the relevant financial statements.

                                       A-1